[Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.]

SUBLEASE
BETWEEN
ZUORA, INC.
AND
CORCEPT THERAPEUTICS INCORPORATED

101 Redwood Shores Parkway, Redwood City, California

SUBLEASE
THIS SUBLEASE (“Sublease”) is entered into as of April 12, 2024 (the “Effective Date”), by and between ZUORA, INC., a Delaware corporation (“Sublandlord”), and CORCEPT THERAPEUTICS INCORPORATED, a Delaware corporation (“Subtenant”), with reference to the following facts:
A.    Pursuant to that certain Lease Agreement dated as of March 19, 2019 (the “Master Lease”), 101 Redwood Shores, LLC, a Delaware limited liability company (“Landlord”), as Landlord, leases to Sublandlord, as Tenant, an area comprising the entire rentable square feet (“RSF”) of the building commonly known as 101 Redwood Shores Parkway, Redwood City, California 94065 (the “Building”) containing a total of approximately 100,328 RSF. The land on which the Building is located is referred to herein as the “Land” and is more particularly described in the Master Lease. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Master Lease.
B.    Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, a portion of the Building containing approximately 50,632 RSF constituting the entirety of the third (3rd) and fourth (4th) floors of the Building, said space being more particularly identified and described on the floor plan(s) attached hereto as Exhibit A and incorporated herein by reference (and hereinafter referred to as the “Subleased Premises”).
C.    In connection with Subtenant’s sublease of the Subleased Premises, Subtenant shall be entitled to the non-exclusive use of the common amenities on the first (1st) floor of the Building, including the gym, showers, bike storage, executive briefing center, café, restrooms and kitchen (collectively, the “Shared Amenities Space”), and in connection therewith Subtenant shall be responsible for Subtenant’s Percentage Share (defined below) of the costs associated with the use, operation and maintenance of the Shared Amenities Space. As used in this Sublease, “Subtenant’s Percentage Share” shall mean 59.25% (59,444 RSF / 100,328 RSF).
D.    The total RSF of the Shared Amenities Space is approximately 14,872 RSF. In no event will the initial Subleased Premises and/or the Shared Amenities Space be subject to re-measurement by either party during the Term.
NOW, THEREFORE, in consideration of the foregoing recitals (which are hereby incorporated into this Sublease), and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:
1.Sublease. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, upon all of the terms and conditions set forth herein, the Subleased Premises. Sublandlord shall be responsible for, and shall timely pay, any fees, charges or other costs of Landlord in connection with obtaining Landlord’s consent to this Sublease (including review and negotiation of the Consent (as defined below)), provided that any such
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fees, charges or other costs of Landlord in connection with obtaining Landlord’s consent to this Sublease in excess of $7,500.00 shall be paid for 50% by Subtenant and 50% by Sublandlord.
2.Term.
(a)Generally. The term of this Sublease (the “Term”) shall commence on the date (the “Commencement Date”) that is the latest to occur of (i) July 1, 2024, (ii) subject to Section 2(b)(i) below, forty-five (45) days following the date that Sublandlord delivers possession of the Subleased Premises to Subtenant (the “Delivery Date”), and (iii) the date upon which Sublandlord procures Landlord’s consent to this Sublease in a form approved by Landlord, Sublandlord and Subtenant, each in its sole and absolute discretion (the “Consent”), and end on June 30, 2030 (subject to extension in accordance with Section 2(b)(iii) of this Sublease, the “Expiration Date”), unless sooner terminated pursuant to any provision hereof. Upon the determination of the Commencement Date, Sublandlord and Subtenant will enter into a letter agreement in the form of Exhibit B attached hereto.
(b)Adjustments. Notwithstanding the provisions of Section 2(a) above:
(i)If, as of the date that Sublandlord would otherwise deliver possession of the Subleased Premises to Subtenant for Early Entry (defined below), Subtenant has not delivered to Sublandlord (A) the prepaid Base Rent (defined below), (B) the Letter of Credit (defined below), and (C) certificate(s) of insurance showing Subtenant’s procurement of all insurance coverage required hereunder (the “Delivery Requirements”), then Sublandlord will have no obligation to deliver possession of the Subleased Premises to Subtenant until the Delivery Requirements are satisfied, but the failure on the part of Sublandlord to so deliver possession of the Subleased Premises to Subtenant in such event will not serve to delay the occurrence of the Commencement Date or the commencement of Subtenant’s obligations to pay Rent (defined below) hereunder.
(ii)Early Entry. Subtenant shall be permitted to access the Subleased Premises (“Early Entry”) during the period between the second business day following the date upon which Landlord delivers the Consent and the Commencement Date, subject to the terms and conditions of this Sublease and Subtenant’s satisfaction of the Delivery Requirements, solely for the purpose of preparing the Subleased Premises for Subtenant’s use and occupancy (the “Early Entry Work”), provided that Subtenant shall exercise its right of Early Entry in a manner designed to not materially or unreasonably disrupt Sublandlord, its employees, agents, invitees and guests, including in the performance of the Delivery Condition Work (as defined below), which Subtenant acknowledges will be performed by Sublandlord during the period of Early Entry. Prior to (and as a condition of) the performance of any Early Entry Work, Subtenant shall first submit to Sublandlord for its review and approval (such approval not to be unreasonably withheld, conditioned, or delayed) Subtenant’s proposed installation schedule. Without limiting the foregoing, any installation activities which are anticipated to cause excessive noise shall be performed after-hours. During Subtenant’s Early Entry to the Subleased Premises, Subtenant shall be subject to all of the terms and conditions of this Sublease, except Subtenant shall not be required to pay Base Rent or Additional Rent
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hereunder; provided, however, from and after the Delivery Date, Subtenant shall pay for any services in the nature described in the last sentence of Section 5(b) hereof requested by and provided to Subtenant. For the avoidance of doubt, in no event shall Subtenant conduct business in the Subleased Premises during the period of Early Entry prior to the Commencement Date and if Subtenant commences to conduct business in the Subleased Premises during such period, Subtenant shall be obligated to pay Base Rent and Additional Rent as of such date.
(iii)Extension. Notwithstanding the Expiration Date set forth in Section 2(a) above, the Term will be automatically extended through July 31, 2030, the scheduled date of expiration of the Master Lease, which shall be deemed to be the Expiration Date for all purposes of this Sublease (and Subtenant shall not be deemed to be holding over), if Subtenant (A) is not in Default (defined in Section 8 below), (B) has entered into an agreement with Landlord providing for Subtenant to occupy the Subleased Premises on a “direct” basis beyond the Expiration Date (a “Direct Occupancy Agreement”), (C) has notified Sublandlord of the existence of such Direct Occupancy Agreement at least three (3) months prior to the initially scheduled Expiration Date, and (D) if required by Sublandlord, has delivered to Sublandlord a release executed by Landlord, in form and substance reasonably satisfactory to Sublandlord, pursuant to which Sublandlord is released from any obligation under the Master Lease to remove installations, alterations, additions, partitions or fixtures from the Subleased Premises upon the expiration of the Master Lease. Notwithstanding the foregoing or anything to the contrary, upon receiving the Expansion Notice (defined below), and provided that Subtenant is not in Default, Sublandlord shall not at any time after receiving the Expansion Notice commence the performance of any new alterations, additions or improvements that would be required to be removed at the expiration or earlier termination of the Master Lease; provided that, this clause will not be deemed to prohibit Sublandlord from completing any alterations, additions improvements in progress at the time Sublandlord receives the Expansion Notice.
(c)Late Delivery Abatement and Termination. Notwithstanding anything to the contrary contained herein, in the event that the Consent has not been obtained as of the date that is forty-five (45) days following the mutual execution and delivery of this Sublease, either party may thereafter elect to terminate this Sublease by providing written notice to the other party prior to the Consent being obtained, in which case this Sublease shall be terminated effective upon the other party’s receipt of such termination notice. In the event the Consent is received, and subject to Subtenant’s satisfaction of the Delivery Requirements, if Sublandlord, for any reason other than delay caused by Tenant or any party acting by or through Tenant, does not deliver possession of the Subleased Premises to Subtenant and complete the Delivery Condition Work in all material respects on or before the date that is twenty-one (21) days after the date of execution and delivery of the Consent to Sublandlord and Subtenant (the “Delivery Deadline”), then Subtenant shall be entitled to a credit against Base Rent of one (1) day of Base Rent for every day following the Delivery Deadline until Sublandlord delivers possession of the Subleased Premises to Subtenant and the Delivery Condition has been achieved in all material respects (collectively, “Late Delivery Abatements”). In the event the Consent is received, and subject to Subtenant’s satisfaction of the Delivery Requirements, if Sublandlord, for any reason other than delay caused by Tenant or any party acting by or through Tenant, does not deliver possession of the Subleased Premises to Subtenant and complete the
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Delivery Condition Work in all material respects on or before the date that is forty-five (45) days after the date of execution and delivery of the Consent to Sublandlord and Subtenant, Subtenant shall have the right to terminate this Sublease by written notice to Sublandlord (the “Termination Notice”) delivered at any time until possession of the Subleased Premises has been delivered to Subtenant and the Delivery Condition has been achieved in all material respects, in which case this Sublease shall be terminated effective upon Sublandlord’s receipt of the Termination Notice. In the event this Sublease is terminated in accordance with the preceding sentence, Sublandlord shall return the prepaid Base Rent and Letter of Credit to Subtenant, any “accrued” Late Delivery Abatements will be nullified, and, except for Sublandlord’s obligation to return the prepaid Base Rent and the Letter of Credit, neither party shall have any further obligations to the other under this Sublease, except for any obligations that expressly survive the expiration or earlier termination of this Sublease.
3.Rent.
(a)Base Rent Payments.
(i)Generally. Subtenant shall pay to Sublandlord as base rent:
(A)for the Subleased Premises during the Term (“Subleased Premises Base Rent”) the following:

Months of Term	Rate Per RSF Per Month	Monthly Base Rent for Subleased Premises
1 - 12	$2.08	$105,314.56
13 - 24	$2.14	$108,474.00
25 - 36	$2.21	$111,728.22
37 - 48	$2.27	$115,080.06
49 - 60	$2.34	$118,532.47
61 - Expiration Date	$2.41	$122,088.44

(B)for Subtenant’s Percentage Share of the RSF of the Shared Amenities Space during the Term (“Shared Amenities Space Base Rent”):
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Months of Term	Rate Per RSF Per Month	Monthly Base Rent for Shared Amenities Space
1 - 12	$2.08	$18,328.01
13 - 24	$2.14	$18,877.85
25 - 36	$2.21	$19,444.18
37 - 48	$2.27	$20,027.51
49 - 60	$2.34	$20,628.33
61 - Expiration Date	$2.41	$21,247.18
The Subleased Premises Base Rent and the Shared Amenities Space Base Rent shall be collectively referred to herein as “Base Rent”. Subtenant shall pay one (1) month’s Base Rent in the amount of $123,642.57 (i.e., $105,314.56 as one (1) month of the Subleased Premises Base Rent plus $18,328.01 as one (1) month of the Shared Amenities Space Base Rent) to Sublandlord upon full execution and delivery of this Sublease; said pre-paid Base Rent will be applied to the first (1st) month’s Base Rent due and payable hereunder following the Abatement Period (defined below). Base Rent shall otherwise be paid in advance on the first day of each month of the Term. If the Term does not begin on the first day of a calendar month or end on the last day of a calendar month, the Base Rent and Additional Rent (hereinafter defined) for any partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. All Rent (hereinafter defined) shall be payable by wire transfer in accordance with wiring or ACH instructions provided by Sublandlord to Subtenant or to such other persons or at such other places as Sublandlord may reasonably designate in writing.
(ii)Abatement. Notwithstanding anything in Section 3(a)(i) above to the contrary, so long as Subtenant is not in Default, Subtenant shall be entitled to an abatement of Base Rent for the first (1st) six (6) full calendar months of the Term (the “Abatement Period”); the Abatement Period will not include any partial calendar month immediately following the Commencement Date. The total amount of Base Rent abated during the Abatement Period, in the amount of $741,855.40 (i.e., $631,887.36 with respect to the Subleased Premises Base Rent plus $109,968.04 with respect to the Shared Amenities Space Base Rent), is referred to herein as the “Abated Rent”. If Subtenant is in Default at any time during the Term, then if such Default occurs prior to the expiration of the Abatement Period, there will be no further abatement of Base Rent pursuant to this Section 3(a)(ii) unless and until such Default is cured by Subtenant and Sublandlord, in its sole discretion, elects to accept such cure in lieu of pursuing the termination of this Sublease and thereafter the Abated Rent shall resume until applied in full. If Sublandlord terminates this Sublease due to a Default resulting from Subtenant’s insolvency or bankruptcy as described in Section 17(g) of the Master Lease as incorporated herein, then, at Sublandlord’s option, all then-unamortized Abated Rent (assuming amortization of all Abated Rent on a straight-line basis over the Term) shall immediately become due and payable. The payment by Subtenant of the Abated Rent in such event shall not limit or affect any of Sublandlord’s other rights, pursuant to this Sublease or at law or in equity. During
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the Abatement Period, only Base Rent shall be abated, and all other costs and charges specified in this Sublease shall remain as due and payable pursuant to the provisions of this Sublease.
(b)Operating Costs.
(i)Definitions. For purposes of this Sublease and in addition to the terms defined elsewhere in this Sublease, the following terms shall have the meanings set forth below:
(A)“Additional Rent” shall mean the sums payable by Subtenant to Sublandlord pursuant to Section 3(b)(ii) and Section 3(c) below.
(B)“Operating Costs” shall mean, collectively, Common Area Maintenance Costs, Utilities, Taxes and Insurance (as defined in the Master Lease) charged by Landlord to Sublandlord pursuant to the Master Lease.
(C)“Rent” shall mean, collectively, Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as “rent”, all of which are deemed and designated as rent pursuant to the terms of this Sublease.
(ii)Payment of Additional Rent. In addition to the Base Rent payable pursuant to Section 3(a) above, from and after the Commencement Date, for each calendar year of the Term, Subtenant shall pay, as Additional Rent, Subtenant’s Percentage Share of Operating Costs payable by Sublandlord for the then current calendar year. Sublandlord shall provide Subtenant with written notice of Sublandlord’s reasonable and good faith estimate of the amount of Additional Rent per month payable pursuant to this Section 3(b)(ii) for each calendar year promptly following the Sublandlord’s receipt of Landlord’s estimate of the Operating Costs payable under the Master Lease. Thereafter, the Additional Rent payable pursuant to this Section 3(b)(ii) shall be determined and adjusted in accordance with the provisions of Section 3(b)(iii) below.
(iii)Procedure. The determination and adjustment of Additional Rent payable hereunder shall be made in accordance with the following procedures:
(A)Delivery of Estimate; Payment. Upon receipt of any statement from Landlord specifying the estimated Operating Costs to be charged to Sublandlord under the Master Lease with respect to each calendar year, or as soon after receipt of such statement as practicable, Sublandlord shall give Subtenant written notice of its estimate of Additional Rent payable under this Section 3(b) for the ensuing calendar year which estimate shall be prepared based on the estimate received from Landlord (as Landlord’s estimate may change from time to time), together with a copy of the estimate or statement received from Landlord. On or before the first day of each month during each calendar year, Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (1/12th) of such estimated amount together with the Base Rent.
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(B)Sublandlord’s Failure to Deliver Estimate. In the event Sublandlord’s notice set forth in Subsection 3(b)(iii)(A) is not given on or before December 31 of the calendar year preceding the calendar year for which Sublandlord’s notice is applicable, as the case may be, then until the calendar month after such notice is delivered by Sublandlord, Subtenant shall continue to pay to Sublandlord monthly, during the ensuing calendar year, estimated payments equal to the amounts payable hereunder during the calendar year just ended. Upon receipt of any such post-December notice Subtenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year to pay to Sublandlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such Additional Rent is greater than the monthly installment of the estimate for the previous calendar year, pay to Sublandlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.
(iv)Year-End Reconciliation. Following the receipt by Sublandlord of a final statement of Operating Costs from Landlord with respect to each calendar year, Sublandlord shall deliver to Subtenant a statement of the adjustment to be made pursuant to Section 3(b) above for the calendar year just ended, together with a copy of any corresponding statement received by Sublandlord from Landlord (“Sublandlord’s Annual Statement” or an “Annual Statement”). If on the basis of such Sublandlord’s Annual Statement Subtenant owes an amount that is less than the estimated payments actually made by Subtenant for the calendar year just ended, Sublandlord shall credit such excess to the next payments of Rent coming due or, if the Term of this Sublease is about to expire or has expired, promptly refund such excess to Subtenant. If on the basis of such Sublandlord’s Annual Statement Subtenant owes an amount that is more than the estimated payments for the calendar year just ended previously made by Subtenant, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of the Sublandlord’s Annual Statement from Sublandlord to Subtenant.
(v)Reliance on Landlord’s Calculations. In calculating Operating Costs payable hereunder by Subtenant, Sublandlord shall have the right to rely upon the calculations of Landlord made in determining Common Area Maintenance Costs, Utilities, Taxes and Insurance and pursuant to the provisions of the Master Lease and as set forth in the relevant Landlord’s statement delivered to Sublandlord.
(vi)Survival. The expiration or earlier termination of this Sublease shall not affect the obligations of Sublandlord and Subtenant pursuant to Subsection 3(b)(iv), and such obligations shall survive, and remain to be performed after, any expiration or earlier termination of this Sublease.
(c)Janitorial Service, Building Security and Other Building Charges.
(i)Generally. In addition to paying Subtenant’s Percentage Share of Operating Costs (i.e., costs charged by Landlord under the Master Lease) pursuant to Section 3(b)(ii) above, from and after the Commencement Date, for each calendar year of the Term, Subtenant shall pay, as Additional Rent, (I) Subtenant’s Janitorial Service Charge (defined
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below), (II) Subtenant’s Building Security Charge (defined below), and (III) Subtenant’s Percentage Share of any other reasonable and actual charges incurred by Sublandlord for services actually performed or contracted for directly by Sublandlord for the benefit of the Building or its occupants generally. Notwithstanding the foregoing or anything to the contrary contained in this Sublease, at any time that Subtenant elects to contract directly with a janitorial provider to provide the Standard Janitorial Service to the Subleased Premises in accordance with the terms of this Sublease and the Master Lease, then Subtenant shall no longer be responsible for Subtenant’s Janitorial Service Charge to the extent allocable to the Subleased Premises during such period. In the event Subtenant exercises the Expansion Option or otherwise subleases the entirety of the Building for the Term, then Subtenant may self-perform Building Security at Subtenant’s sole cost (in which case Subtenant’s Building Security Charge shall no longer be payable during such period of self-performance).
(ii)Building Janitorial Service. Prior to the Effective Date, Sublandlord (as opposed to Landlord) has been providing standard janitorial service to the Building using Sublandlord’s janitorial contractor at Sublandlord’s own expense. From and after the Commencement Date, Sublandlord, using good faith commercially reasonable efforts, will provide standard janitorial service to the Building substantially in accordance with the specifications attached hereto as Exhibit E (“Standard Janitorial Service”). Subtenant shall pay for Subtenant’s Percentage Share of the cost of the Standard Janitorial Service as Additional Rent (“Subtenant’s Janitorial Service Charge”).
(iii)Building Security. From and after the Commencement Date, Sublandlord, using good faith commercially reasonable efforts, will provide security for the Building substantially in accordance with the specifications attached hereto as Exhibit F (“Building Security”). Sublandlord shall provide access credentials to Subtenant providing Subtenant’s personnel with access to the Building lobby. Notwithstanding anything to the contrary, Sublandlord, in Sublandlord’s sole discretion, may from time to time modify or discontinue the Building Security measures or implement additional systems and procedures for the security and safety of the Building and its occupants, all upon reasonable prior written notice to Subtenant; provided that the general level of Building Security will not be diminished to any material extent below the level described on Exhibit F. Subtenant shall pay for Subtenant’s Percentage Share of the cost of Building Security as Additional Rent (“Subtenant’s Building Security Charge”).
(iv)Exclusions. Notwithstanding anything to the contrary in this Sublease, the Additional Rent charged to Subtenant under this Section 3(c) shall exclude, and Subtenant shall have no obligation pay: (i) any costs or sums which are duplicative of specific Common Area Maintenance Costs, Utilities, Taxes and Insurance payable to Landlord under the Master Lease by Sublandlord and which are already included in Operating Costs, and (ii) for services actually provided by Landlord under the Master Lease to Sublandlord only.
(d)Other Taxes Payable by Subtenant. In addition to payment of Operating Costs, Subtenant shall pay before delinquency any and all taxes levied or assessed and which become payable by Subtenant (or directly or indirectly by Sublandlord) during the Term,
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whether or not now customary or within the contemplation of the parties hereto, which are based upon, measured by or otherwise calculated with respect to: (i) the gross or net rental income of Sublandlord under this Sublease, including, without limitation, any gross receipts tax levied by any taxing authority, or any other gross income tax or excise tax levied by any taxing authority with respect to the receipt of the rental payable hereunder; (ii) the value of Subtenant’s equipment, furniture, fixtures or other personal property located in the Subleased Premises; (iii) the possession, lease, operation, management, maintenance, alteration, repair, use or occupancy by Subtenant of the Subleased Premises or any portion thereof; or (iv) this transaction or any document to which Subtenant is a party creating or transferring an interest or an estate in the Subleased Premises.
4.Letter of Credit.
(a)Initial Letter of Credit. Within ten (10) business days after delivery of the Consent to Sublandlord and Subtenant (the date of expiration of such ten (10)-business day period shall be referred to herein as the “Outside Letter of Credit Delivery Date”), Subtenant shall deliver to Sublandlord, as collateral for the full performance by Subtenant of all of its obligations under this Sublease and for all losses and damages Sublandlord may suffer as a result of any Default by Subtenant under this Sublease, including, but not limited to, any post lease termination damages under Section 1951.2 of the California Civil Code, an unconditional, irrevocable, transferable standby letter of credit (the “Initial Letter of Credit”) in the form attached hereto as Exhibit D in the amount of One Million Dollars ($1,000,000) (as may be reduced in accordance with Section 4(h) hereof, the “Letter of Credit Amount”), issued by a financial institution (the “Issuing Bank”) reasonably acceptable to Sublandlord. Sublandlord hereby approves First Citizens Bank as the financial institution for issuance of the Initial Letter of Credit, subject to the provisions hereof. The Letter of Credit shall be “callable” at sight, permit partial draws and multiple presentations and drawings, and be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Subtenant shall cause the Letter of Credit to be continuously maintained in effect (whether through a Replacement Letter of Credit (defined below), amendment, renewal or extension) through the date (the “Final Letter of Credit Expiration Date”) that is ninety (90) days after the scheduled expiration date of the Term (which is anticipated to be September 30, 2030 (subject to the potential extension of the Term in accordance with Section 2(b)(iii) above). If Subtenant does not deliver the Letter of Credit within the timeframe set forth in the first sentence of this Section 4(a), and such failure continues beyond five (5) business days after Sublandlord’s delivery of notice thereof to Subtenant, then such failure shall, at Sublandlord’s election, constitute a Default under this Sublease without any additional cure period. In no event shall Subtenant be permitted to enter into physical possession of the Subleased Premises prior to delivery of the Letter of Credit to Sublandlord.
(b)Drawing Under Letter of Credit. Without prejudice to any other remedy available to Sublandlord under this Sublease or at law, Sublandlord may draw upon the Initial Letter of Credit or any Replacement Letter of Credit on or after the occurrence of either: (i) any Default; (ii) any failure by Subtenant to deliver to Sublandlord a Replacement Letter of
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Credit as and when required pursuant to this Section 4; (iii) an uncured failure by Subtenant to perform one or more of its obligations under this Sublease and the existence of circumstances in which Sublandlord is enjoined or otherwise prevented by operation of law from giving to Subtenant a written notice which would be necessary for such failure of performance to constitute an event of Default, or (iv) the appointment of a receiver to take possession of all or substantially all of the assets of Subtenant, or an assignment of Subtenant for the benefit of creditors, or any action taken by Subtenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted and such appointment or assignment is not fully discharged within forty-five (45) days of filing; provided that in the event of (i) or (iii), Sublandlord may, at Sublandlord’s sole option, draw upon a portion of the face amount of the Initial Letter of Credit or any Replacement Letter of Credit, as applicable, as required to compensate Sublandlord for damages incurred (with subsequent demands at Sublandlord’s sole election as Sublandlord incurs further damage). Subtenant will not interfere with payment to Sublandlord of the proceeds of the Letter of Credit, either prior to or following a draw by Sublandlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Subtenant and Sublandlord as to Sublandlord’s right to draw upon the Letter of Credit. No condition or term of this Sublease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.
(c)Delivery of Replacement Letter of Credit. Subtenant shall deliver to Sublandlord a new letter of credit, amendment to the existing Letter of Credit or an extension of such existing Letter of Credit (each, a “Replacement Letter of Credit”) (the Initial Letter of Credit and/or any Replacement Letter of Credit being referred to herein as a “Letter of Credit”) at least thirty (30) days prior to the expiry date of the Initial Letter of Credit or of any Replacement Letter of Credit held by Sublandlord. Each Replacement Letter of Credit delivered by Subtenant to Sublandlord shall: (i) be issued by a banking institution reasonably acceptable to Sublandlord; (ii) be in the same form as the letter of credit attached to this Sublease as Exhibit D or, at Subtenant’s election, such other form reasonably approved by Sublandlord; (iii) bear an expiry date not earlier than one (1) year from the date when such Replacement Letter of Credit is delivered to Sublandlord; and (iv) be in an amount not less than the then-current Letter of Credit Amount. Upon the delivery to Sublandlord of a new Letter of Credit as described in this Section 4, Sublandlord shall return to Subtenant the Initial Letter of Credit or any previous Replacement Letter of Credit then held by Sublandlord.
(d)Proceeds of Draw. Subtenant acknowledges that (i) the Letter of Credit constitutes a separate and independent contract between Sublandlord and the Issuing Bank, (ii) Subtenant is not a third party beneficiary of such contract, (iii) Subtenant has no property interest whatsoever in the Letter of Credit or the proceeds thereof, and (iv) in the event Subtenant becomes a debtor under any chapter of the U.S. Bankruptcy Code (the “Bankruptcy Code”), neither Subtenant, nor any trustee, nor Subtenant’s bankruptcy estate shall have any right to restrict or limit Sublandlord’s claim and/or rights to the Letter of Credit and/or the proceeds thereof by application of Section 502(b)(6) of the Bankruptcy Code or otherwise. Sublandlord may immediately upon any draw permitted hereunder (and without notice to Subtenant except as may be expressly provided in this Sublease) apply or offset the proceeds of
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the Letter of Credit: (A) against any Rent payable by Subtenant under this Sublease that is not paid when due following Subtenant’s Default (i.e., default beyond any applicable notice and cure period), provided that, if Sublandlord is precluded as a matter of law from sending notice of default, no such notice nor any corresponding cure period will apply; (B) against all losses and damages that Sublandlord has suffered as a result of Subtenant’s Default, including any damages arising under Section 1951.2 of the California Civil Code following termination of this Sublease, to the extent permitted by this Sublease; and (C) against any costs incurred by Sublandlord permitted to be reimbursed pursuant to this Sublease (including reasonable attorneys’ fees) following Subtenant’s Default. Subtenant (1) agrees that the proceeds of any draw by Sublandlord will not be deemed to be or treated as a "security deposit" under the Security Deposit Laws (defined below), and (2) waives all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. The amount of any proceeds of a draw upon the Letter of Credit received by Sublandlord, and not (a) applied against any Rent payable by Subtenant under this Sublease that was not paid when due or (b) used to pay for any losses and/or damages suffered by Sublandlord as a result of any Default by Subtenant (the “Unused L-C Proceeds”), shall be paid by Sublandlord to Subtenant (x) upon receipt by Sublandlord of a Replacement Letter of Credit in the then-current full Letter of Credit Amount, which Replacement Letter of Credit shall comply in all respects with the requirements of this Section 4, or (y) within thirty (30) days after the Final Letter of Credit Expiration Date; provided, however, that if prior to the Final Letter of Credit Expiration Date a voluntary petition is filed by Subtenant, or an involuntary petition is filed against Subtenant by any of Subtenant’s creditors, under the Bankruptcy Code, then Sublandlord shall not be obligated to make such payment in the amount of the Unused Letter of Credit Proceeds until either all preference issues relating to payments under this Sublease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.
(e)Sublandlord’s Transfer. If Sublandlord conveys or transfers its interest in the Subleased Premises and, as a part of such conveyance or transfer, Sublandlord assigns its interest in this Sublease: (i) any Letter of Credit shall be transferred by Sublandlord to Sublandlord’s successor (with Sublandlord paying any fees or charges of the issuing bank to effect such transfer); (ii) upon such transfer of the Letter of Credit, Sublandlord shall be released and discharged from any further liability to Subtenant with respect to such Letter of Credit following such transfer; and (iii) any Replacement Letter of Credit thereafter (if any) delivered by Subtenant shall state the name of the successor to Sublandlord as the beneficiary of such Replacement Letter of Credit and shall contain such modifications in the text of the Replacement Letter of Credit as are reasonably required to appropriately reflect the transfer of the interest of Sublandlord in this Sublease.
(f)Additional Covenants of Subtenant. If, as result of any application or use by Sublandlord of all or any part of the Letter of Credit, the amount of the Letter of Credit plus any cash proceeds previously drawn by Sublandlord and not applied pursuant to this Section 4 shall be less than the then-current Letter of Credit Amount, Subtenant shall, within ten (10) days thereafter, provide Sublandlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement or amended letter of credit in the total then-current Letter of Credit Amount), and any such additional (or replacement or amended) letter of credit shall comply with
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all of the provisions of this Section 4; if Subtenant fails to timely comply with the foregoing, then notwithstanding anything to the contrary contained in this Sublease, the same shall constitute a Default by Subtenant three (3) business days following delivery of written notice to Subtenant. Subtenant will neither assign nor encumber the Letter of Credit or any part thereof, and neither Sublandlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.
(g)Nature of Letter of Credit. Sublandlord and Subtenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code (as now existing or hereafter amended or succeeded, “Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceed thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
(h)Reduction in Letter of Credit Amount. Provided that (i) Subtenant has not previously been in Default during the twelve (12)-month period immediately preceding Subtenant’s reduction request, and (ii) Subtenant is not in default of this Sublease following receipt of written notice of such default from Sublandlord that remains uncured at the time of Subtenant’s reduction request, upon written request by Subtenant, the Letter of Credit Amount shall be reduced to (i) Six Hundred Sixty-Seven Thousand Dollars ($667,000) at any time after the last day of the twenty-fourth (24th) full calendar month of the Term, and (ii) Three Hundred Thirty-Three Thousand Dollars ($333,000) at any time after the last day of the forty-eighth (48th) full calendar month of the Term (each, a “Reduction Date”). For the avoidance of doubt, Subtenant’s reduction request shall not be made prior to the applicable Reduction Date. Any reduction in the Letter of Credit Amount shall be accomplished by Subtenant providing Sublandlord with a Replacement Letter of Credit or an amendment thereto in the reduced amount, in either case in form and substance reasonably satisfactory to Sublandlord. Sublandlord shall return to Subtenant any existing Letter of Credit within ten (10) days of Sublandlord’s receipt of a new Letter of Credit.
5.Use and Occupancy.
(a)Use. The Subleased Premises shall be used and occupied only for general office and administrative use in accordance with the terms of the Master Lease, and for no other use or purpose.
(b)Compliance with Master Lease. Subtenant will occupy the Subleased Premises in accordance with the terms of the Master Lease incorporated herein and will not suffer to be done, or omit to do, any act which may result in a violation of or a default under the Master Lease, or render Sublandlord liable for any damage, charge or expense under the Master Lease. Subtenant will indemnify, defend, protect and hold Sublandlord harmless from and against any loss, cost, damage or liability (including reasonable attorneys’ fees) of any
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kind or nature arising out of, by reason of, or resulting from, Subtenant’s failure to perform or observe any of the terms and conditions of the Master Lease incorporated herein. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay to Landlord under the Master Lease arising out of a request by Subtenant for, or the use by Subtenant of, additional or over-standard Building services (for example, but not by way of limitation, charges associated with after-hour HVAC usage and overstandard electrical charges) at Sublandlord’s actual cost without markup within thirty (30) days after receipt of an invoice therefor.
(c)Landlord’s Obligations. Subtenant shall be entitled to receive the benefit of any services, utilities, maintenance, repairs, replacements, and restorations from Landlord under the Master Lease, however Subtenant agrees that Sublandlord shall not be required to furnish any of such services, utilities, maintenance, repairs, replacements or restorations, or perform any other covenants, agreements and/or obligations of Landlord under the Master Lease, and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Landlord under the Master Lease, nor shall any representations or warranties made by Landlord under the Master Lease be deemed to have been made by Sublandlord. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of any of the services or facilities that may be appurtenant to or supplied at the Building, whether provided by Landlord under the Master Lease or Sublandlord under the express provisions of this Sublease, and including, without limitation, heat, air conditioning, ventilation, life-safety, water and electricity, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement (except as expressly set forth in this Sublease), diminution or reduction of Subtenant’s obligations under this Sublease, or (ii) liability on the part of Sublandlord. For the avoidance doubt, the preceding sentence shall not be deemed to abrogate Sublandlord’s obligation to use good faith commercially reasonable efforts to provide the services set forth in Section 3(c) above. Notwithstanding the foregoing or anything to the contrary, Sublandlord shall use good faith commercially reasonable efforts to secure Landlord’s performance of Landlord’s obligations under the Master Lease upon Subtenant’s request to Sublandlord to do so and shall thereafter diligently prosecute such performance on the part of Landlord, provided that in no event will this sentence be construed to require Sublandlord to commence any litigation, arbitration, judicial reference, or other similar proceeding against Landlord.
(d)Access. Subject to all applicable laws, the Owners Association for the Complex, and the terms and conditions of the Master Lease, Subtenant shall have access to the Subleased Premises, the Common Areas (including the outdoor patio) and the Building twenty-four (24) hours per day, seven (7) days per week.
(e)Use of Shared Amenities Space. Sublandlord’s and Subtenant’s non-exclusive use of the Shared Amenities Space shall be in accordance with reasonable rules and regulations established by Sublandlord and reasonably approved by Subtenant from time to
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time and shall be reasonably coordinated between Sublandlord and Subtenant. During the Term, subject to Subtenant’s exercise of the Expansion Option or the ROFO (as each term is defined below), Sublandlord shall operate and maintain the Shared Amenities Space in a manner substantially consistent with the general level of operation and maintenance during the period prior to the Effective Date in the 2024 calendar year, and Subtenant shall have the right to use the Shared Amenities Space including all of the furniture, fixtures and equipment located in the Shared Amenities Space in common with Sublandlord. In addition to paying the Shared Amenities Space Base Rent pursuant to Section 3(a)(i)(B) above and Subtenant’s Percentage Share of Operating Costs (i.e., costs charged by Landlord under the Master Lease) pursuant to Section 3(b)(ii) above, Subtenant shall pay, as Additional Rent, (i) Subtenant’s Percentage Share of any additional charges incurred by Sublandlord for the operation and maintenance of the Shared Amenities Space (without duplication of Subtenant’s Janitorial Service Charge), to the extent such charges arise out of the operation and maintenance of the Shared Amenities Space generally, and (ii) 100% of any charges incurred by Sublandlord as a direct result of Subtenant’s use of the Shared Amenities Space (e.g., Excess Janitorial Service (defined below) following an event hosted by Subtenant in the executive briefing center).
(f)Subtenant’s Janitorial Service. Subtenant shall be responsible for arranging for, and shall pay as additional Rent hereunder the cost of, any janitorial service above the Standard Janitorial Service as described in Section 3(c)(i) above (“Excess Janitorial Service”). The cost of any Excess Janitorial Service is payable within thirty (30) days following Sublandlord’s delivery of an invoice therefor. At any time during the Term, Subtenant may elect to provide janitorial service to the Subleased Premises using Sublandlord’s janitorial contractor pursuant to a separate contract between Subtenant and Sublandlord’s janitorial contractor by providing written notice thereof to Sublandlord. If Subtenant so elects, Subtenant will be responsible for the cost of all janitorial service to the Subleased Premises. Such service will be provided in a manner reasonably commensurate with the specifications of Exhibit E attached hereto. If Subtenant elects to use a different janitorial contractor than Sublandlord’s janitorial contractor, such contractor must be approved by Sublandlord (such approval of Sublandlord not to be unreasonably withheld, conditioned or delayed) and Landlord in accordance with the Master Lease and comply with Sublandlord’s reasonable security processing and permitting. If labor disharmony involving Subtenant’s janitorial provider causes any work or services performed on behalf of Sublandlord to be delayed, stopped or otherwise impaired, Subtenant shall promptly take those actions necessary to eliminate such labor disharmony.
(g)Subtenant’s Security System. To the fullest extent permitted under applicable law, Subtenant hereby acknowledges and agrees that Sublandlord shall not be responsible for providing any security services or systems to Subtenant or the Subleased Premises, and that Subtenant shall be solely responsible for providing its own security systems and service for the Subleased Premises, if at all. For the avoidance doubt, the preceding sentence shall not be deemed to abrogate Sublandlord’s obligations under Section 3(c)(iii) hereof. Subtenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Sublandlord with respect to the safety or security of the Subleased Premises or the Building or any part thereof or the extent or effectiveness of any security measures or procedures now or hereafter provided by Sublandlord or Landlord, and
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further acknowledges that Subtenant has made its own independent determinations with respect to all such matters. Subtenant shall have the right to (i) secure the Subleased Premises by installing and maintaining an access control system (e.g., card reader, keypad, etc.) controlling access to the Subleased Premises, (ii) install and maintain other security equipment including security cameras, at the sole cost and expense of Subtenant, and (iii) post security guards in the Building in accordance with the terms of the Master Lease. Any such access control system must be compatible with the Building systems and shall not interfere with such systems. Sublandlord does not object to Subtenant enabling “one-card” access to the Building and the Subleased Premises for Subtenant’s personnel, so long as it complies with the provisions of this Section 5(g). Subtenant shall be responsible for providing access credentials to Subtenant’s access control system to Subtenant’s personnel and, promptly upon request, to designated personnel of Sublandlord and Landlord. The determination of the extent to which security equipment, systems and procedures are reasonably required within the Subleased Premises shall be made in the sole judgment, and shall be the sole responsibility, of Subtenant.
(h)No Liability. Notwithstanding anything to the contrary, Subtenant acknowledges that if Sublandlord installs, maintains, or operates security cameras, key card access systems, or other security equipment or provides manned security, enhanced cleaning or sanitation, or any other services that could be construed as being intended to enhance the security and/or the health of Building occupants or visitors, including the provision of Building Security under Section 3(c)(iii) hereof, Sublandlord shall have no obligation or liability to Subtenant or to any other person for any damage, claim, loss or liability related to any claim that Sublandlord had a duty to provide security, ensure health or control access, or that the equipment or services provided by Sublandlord were inadequate, inoperative or otherwise failed to adequately control access or provide adequate security or protection against health risks, and any such claim made against Sublandlord by any employee, vendor, contractor, representative of Subtenant or of Subtenant’s affiliates, assignees or subtenants will be included within Subtenant’s indemnification of Sublandlord under Section 6(b) hereof.
(i)Building Hours and HVAC. The normal hours for the Building are, as of the Effective Date, generally from 7:00 AM to 6:00 PM Monday through Friday (excluding holidays). Sublandlord shall use good faith commercially reasonable efforts to cause the HVAC system to operate during normal Building hours.
(j)Subtenant Amenities. Sublandlord does not object, in concept, to Subtenant providing customary office amenities for its employees, sub-sublessees, guests and invitees, including, without limitation, exclusive transportation shuttles, regularly scheduled food trucks, Wi-Fi equipped outdoor areas, access to the fitness center, common training room, café, and surrounding areas, provided that the provision of any such amenities shall be: (i) at Subtenant’s sole risk, cost and expense, (ii) subject to all applicable laws, the Owners Association for the Complex, the terms and conditions of the Master Lease, and any reasonable rules promulgated by Sublandlord, (iii) subject to Subtenant’s insurance and indemnification obligations under this Sublease, (iv) implemented in an orderly and professional manner designed to not materially or unreasonably interfere with the operation of the Building and Sublandlord’s business activities, (v) coordinated with Sublandlord with reasonable advance
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notice, and (vi) subject to Sublandlord’s consent, which will not be unreasonably withheld, conditioned or delayed. Sublandlord reserves the right to require Subtenant to discontinue the provision of any of such amenities which, in Sublandlord’s reasonable determination, is unreasonably impacting the operation of the Building or Sublandlord’s business activities. In no event shall Sublandlord be responsible for providing any such amenities or any costs related thereto.
6.Master Lease and Sublease Terms.
(a)Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease attached hereto as Exhibit G. During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease to the extent incorporated herein which pertain to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease. Subtenant shall be entitled to receive the benefit of any services, utilities, maintenance, repairs, replacements, and restorations from Landlord under the Master Lease, and Sublandlord shall enforce any of the foregoing in accordance with Section 5(c) above.
(b)Incorporation of Terms of Master Lease. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word “Landlord” is used it shall be deemed to mean Sublandlord and wherever in the Master Lease the word “Tenant” is used it shall be deemed to mean Subtenant. Additionally, wherever in the Master Lease the word “Premises” is used it shall be deemed to mean the Subleased Premises. Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease (i) of access or inspection, (ii) to do work in the Master Lease Premises or in the Building, and (iii) in respect of rules and regulations shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.
(c)Modifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:
(i)Approvals. In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this
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Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.
(ii)Obligations Outside of Master Lease Premises. Sublandlord shall not be obligated to perform those obligations of Landlord which require access to areas outside of the Master Lease Premises or that are not permitted to be taken by Sublandlord pursuant to the terms of the Master Lease. For example, but not by way of limitation, Sublandlord shall not be obligated to perform Landlord’s obligations under the Master Lease to maintain the roof, foundations, slabs, structural elements, subfloors, exterior walls, drainage systems, or any electrical, plumbing, mechanical or life-safety equipment or systems, any common area or any other repair or maintenance obligations which are Landlord’s obligations under the Master Lease.
(iii)Deliveries. In all provisions of the Master Lease requiring Sublandlord to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.
(iv)Damage; Condemnation; Abatements. Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain. If, during the Term, Sublandlord shall be entitled to receive an abatement of rent under the Master Lease which relates to the Subleased Premises (and provided that Sublandlord actually receives such abatement from Landlord) resulting from any casualty, condemnation or interruption of services, then Subtenant shall be entitled to receive from Sublandlord a corresponding abatement of Rent (including Operating Costs) under this Sublease (not to exceed the corresponding amounts payable by Subtenant to Sublandlord pursuant to the terms hereof or the amount actually received by Sublandlord under the Master Lease in respect of the Subleased Premises, whichever is less).
(v)Insurance. In all provisions of the Master Lease requiring Sublandlord to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy. Sublandlord shall have no obligation to maintain the insurance to be maintained by Landlord under the Master Lease, provided that Sublandlord shall continue to maintain all the insurance required of Tenant under the Master Lease if so required by Landlord.
(vi)Representations and Warranties. Sublandlord shall not be deemed to have made or adopted as its own any representations or warranties made by Landlord in the Master Lease, except as may otherwise be expressly provided in this Sublease.
(vii)Construction. Sublandlord shall have no obligation to construct or pay for any improvements unless and to the extent expressly set forth herein.
(viii)Options. Whether or not set forth in the Master Lease, Subtenant shall have no right to reduce the RSF of the Subleased Premises and no options to
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renew or extend the Term, and no rights of first offer, rights of first refusal, or other expansion rights under the Master Lease.
(d)Exclusions. Notwithstanding the terms of Section 6(b) above, Subtenant shall have no rights nor obligations to Sublandlord under the following parts, Sections and Exhibits of the Master Lease, and accordingly the following terms and provisions of the Master Lease are expressly excluded and not incorporated into this Sublease: Basic Lease Information (except for the definitions of “Premises”, “Land”, “Project”, “Complex” and “Permitted Use”), Article 2 (Lease Grant), Article 3 (Tender of Possession; Square Footage of Premises), Article 4 (Rent; Abatement of Rent) (except as necessary to implement the provisions of Section 3(b) above), Article 6 (Letter of Credit) (superseded by Section 4 above), Section 8(d)(ii) (with respect to Building top signage) subject to Landlord’s consent, the words “products-completed operations” in Section 11(b)(i) (Commercial General Liability Insurance), Article 12 (Subordination; Attornment; Notice of Landlord’s Mortgagee) Article 21 (Holding Over) (superseded by Section 15 below), Section 24(b) (Landlord’s Liability), Section 24(d) (Brokerage) (superseded by Section 23 below), Section 24(f) (Notices) (superseded by Section 19 below), Section 24(t) (Authority) (superseded by Section 29 below), Section 24(v) (Tenant Representation) (superseded by Section 27 below), Section 24(y) (Disclosure) (superseded by Section 28 below), Exhibit C (Common Area Maintenance Costs, Utilities, Taxes and Insurance) (except to the extent necessary to implement the provisions of Section 3(b) above and subject to Section 6(g) of this Sublease), Exhibit D (Work Letter), Exhibit F (Confirmation of Commencement Date), Exhibit H (Renewal Option), Exhibit J (Form of SVB Letter of Credit), Exhibit K (Conceptual Plan), any redacted provisions of the Master Lease and any other terms or provisions of the Master Lease not attached as Exhibit G to this Sublease.
(e)Sublandlord Representations and Warranties. Sublandlord represents and warrants to Subtenant that, as of the Effective Date (i) the Master Lease is in full force and effect, (ii) a true, correct and complete copy of the Master Lease, including all amendments and modifications thereto, is attached hereto as Exhibit G, (iii) to Sublandlord’s actual knowledge without duty of inquiry, there are no defaults (or the existence of any events which would constitute a default with the passage of time, giving of notice, or both) on the part of either Sublandlord or Landlord under the Master Lease except for any defaults which Sublandlord or Landlord has cured or the other party thereto is no longer claiming in writing to exist, (iv) to Sublandlord’s actual knowledge without duty of inquiry, there are no claims by Landlord that Sublandlord is in default or breach of any of the provisions of the Master Lease, and (v) Sublandlord has not assigned, granted a security interest in or otherwise encumbered its interest in the Master Lease.
(f)Sublandlord Covenants. Provided that Subtenant is not in Default, Sublandlord shall not without the prior approval of Subtenant (which approval shall not be unreasonably withheld) (i) voluntarily terminate the Master Lease while this Sublease remains in effect or (ii) enter into any agreement (including any amendment hereto) that will cause either the Master Lease to be terminated while this Sublease remains in effect or the Subleased Premises to be surrendered prior to the expiration of the Term hereof except in connection with a Landlord default beyond notice and cure periods or the casualty or condemnation provisions set
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forth in the Master Lease. The “reasonableness” standard of approval with respect to clauses (i) and (ii) set forth in the preceding sentence will automatically be deemed modified to be one of “sole and absolute discretion” if (and only if) Subtenant exercises the Expansion Option or otherwise subleases the entirety of the Building for the Term. If, after entering into this Sublease, Sublandlord engages in any assignment, sublease or other transfer of its interest in the Master Lease that would entitle Landlord to exercise Landlord’s right to recapture the Subleased Premises or terminate the Master Lease under Section 10(h) of the Master Lease, and Landlord actually elects to exercise such right, then Sublandlord shall timely withdraw the subject Transfer Notice following receipt of Landlord’s notice of such election to terminate the Master Lease. Sublandlord shall not enter into any amendment or other agreement with respect to the Master Lease that will (A) prevent or materially adversely affect the use by Subtenant of the Subleased Premises, Building, Common Areas or Land, (B) materially increase the obligations of Subtenant or materially decrease the rights of Subtenant under this Sublease, or (C) increase the rental or any other sums required to be paid by Subtenant under this Sublease, other than to an immaterial extent, in each case without the prior written consent of Subtenant, which consent may be granted or withheld in Subtenant’s sole and absolute discretion with respect to such enumerated matters. Sublandlord shall have the right in Sublandlord’s reasonable discretion to enter into any other amendment or other agreement with respect to the Master Lease. If (and only if) Subtenant exercises the Expansion Option or otherwise subleases the entirety of the Building for the Term, and provided that Subtenant is not in Default, Sublandlord shall not renew or otherwise extend the Term of the Master Lease (or otherwise occupy the Premises after July 31, 2030), or purchase or otherwise acquire the Building while this Sublease remains in effect, in each case without the consent of Subtenant, to be granted or withheld in Subtenant’s sole and absolute discretion; if Subtenant does not exercise the Expansion Option or otherwise is not subleasing the entirety of the Building for the Term, or is in Default, then Sublandlord shall be allowed to take any such actions in Sublandlord’s sole and absolute discretion.
(g)Audit Rights.
(i)Audit of Operating Costs. Subject to the terms hereof, an Annual Statement shall be final and binding upon Subtenant unless Subtenant, within ninety (90) days after Subtenant’s receipt thereof, shall contest any item therein by giving written notice to Sublandlord, specifying each item contested and the reason therefor. If, during such ninety (90)-day period, Subtenant reasonably and in good faith questions or contests the accuracy of the Annual Statement, Sublandlord will provide Subtenant with access to Sublandlord’s books and records relating to Operating Costs and a copy of the underlying Common Area Maintenance, Utilities, Tax and Insurance Statement (collectively, the “Expense Information”). If after Subtenant’s review of such Expense Information, Sublandlord and Subtenant cannot agree upon the amount of Subtenant’s Percentage Share of Operating Costs, then Subtenant shall have the right, at Subtenant’s sole cost and expense, to have a regionally or nationally recognized independent public accounting firm selected by Subtenant and approved by Sublandlord, working pursuant to a fee arrangement other than a contingent fee, audit and/or review the Expense Information for the year in question (the “Independent Review”). If the Independent Review shows that the payments actually made by Subtenant with respect to Subtenant’s Percentage Share of Operating Costs for the calendar year in question exceeded Subtenant’s
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Percentage Share of Operating Costs for such calendar year, Sublandlord shall credit the excess amount to the next succeeding installments of Rent (or if the Term has expired or terminated, then Sublandlord shall pay the excess to Subtenant after deducting all other amounts due within thirty (30) days after the delivery of the results of the Independent Review). Furthermore, if the amount Subtenant paid has been overstated by more than five percent (5%) of the amount set forth in the Annual Statement during any calendar year, then Sublandlord shall reimburse Subtenant for the costs incurred by Subtenant for the Independent Review not to exceed $7,500. If the Independent Review shows that Subtenant’s payments with respect to Subtenant’s Percentage Share of Operating Costs for such calendar year were less than Subtenant’s Share of Operating Costs for the calendar year, Subtenant shall pay the deficiency to Sublandlord within thirty (30) days after delivery of such statement. Notwithstanding the foregoing, Subtenant shall have no direct right to audit (or, except as expressly provided in Section 6(g)(ii) below, cause Sublandlord to audit) the (I) Common Area Maintenance Costs, (II) Utilities, (III) Taxes, or (IV) Insurance, as determined under the Master Lease.
(ii)Audit of Landlord’s Books and Records. If (and only if) Subtenant exercises the Expansion Option or otherwise subleases the entirety of the Building for the Term, and provided Subtenant is not in in Default and Subtenant timely and reasonably requests an audit of Landlord’s calculation of Common Area Maintenance Costs, Utilities, Taxes and Insurance for the Project as determined by Sublandlord in its reasonable discretion, Sublandlord shall exercise Sublandlord’s audit right pursuant to Section 6 of Exhibit C to the Master Lease, at Subtenant’s sole cost and expense, and Subtenant shall indemnify, defend, protect and hold Sublandlord harmless from and against any loss, cost, damage or liability (including reasonable attorneys’ fees) of any kind or nature arising out of, by reason of, or resulting from the performance of any such audit ordered by Subtenant. In such case, Sublandlord shall deliver to Subtenant its pro rata share of any refunds received from Landlord after deducting audit costs to the extent Subtenant did not previously pay the initial amount to which the refund relates.
(iii)Audit of Charges for Sublandlord’s Services. Subtenant shall also have the right to audit Sublandlord’s books and records solely with respect to Subtenant’s Janitorial Service Charge, Subtenant’s Building Security Charge, and any other charges paid for by Subtenant under Section 3(c) hereof in a manner consistent with Section 6(g)(i) above.
7.Assignment and Subletting. Subject to the Consent and any “Permitted Transfers” not requiring Landlord’s or Sublandlord’s consent, Subtenant shall not assign its interest in this Sublease or further sublet all or any part of the Subleased Premises without the prior written consent of Master Landlord and Sublandlord, which, with respect to Sublandlord, shall not be unreasonably withheld, conditioned or delayed. Additionally, any such assignment or sublease, if consented to by Sublandlord, shall be subject to and must comply with all of the applicable terms and conditions of the Master Lease, and Sublandlord (in addition to Landlord) shall have the same rights with respect to assignment and subleasing as Landlord has under the Master Lease to the extent incorporated herein. Subtenant shall pay all fees and costs payable to Landlord pursuant to the Master Lease, as well as all of Sublandlord’s reasonable out-of-pocket
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costs, which in the case of Sublandlord’s costs only shall not exceed $7,500, relating to any proposed assignment, sublease or transfer of the Subleased Premises regardless of whether any required consent is granted.
8.Default. It shall constitute a “Default” hereunder if Subtenant fails to perform any obligation hereunder (including, without limitation, the obligation to pay Rent), or any obligation under the Master Lease which has been incorporated herein by reference, and, in each instance, Subtenant has not remedied such failure: (a) in the case of any failure to pay Rent when due, three (3) business days after delivery of written notice to Subtenant, (b) in the case of a default by Subtenant of the terms and provisions of this Sublease which does not constitute and is not deemed to constitute a default by Sublandlord, as “Tenant”, of any of the provisions of the Master Lease, thirty (30) days after delivery of written notice to Subtenant; provided, however, if such Default is of a type which cannot reasonably be cured within thirty (30) days, then Subtenant shall have such longer time as is reasonably necessary, provided that Subtenant commences to cure within ten (10) days of the delivery of such notice and diligently prosecutes such cure to completion, and (c) in the case of a default by Subtenant of the terms and provisions of this Sublease which does constitute or is deemed to constitute a default by Sublandlord, as “Tenant”, of any of the provisions of the Master Lease, twenty (20) days after delivery of written notice to Subtenant; provided, however, if such Default is of a type which cannot reasonably be cured within twenty (20) days, then Subtenant shall have such longer time as is reasonably necessary, provided that Subtenant commences to cure within five (5) business days of the delivery of such notice and diligently prosecutes such cure to completion within forty-five (45) days of the delivery of such notice.
9.Remedies. In the event of any Default hereunder by Subtenant, Sublandlord shall have all remedies provided to the “Landlord” in the Master Lease as if a default had occurred thereunder (except and to the extent expressly excluded from incorporation herein) and all other rights and remedies otherwise available at law and in equity. Sublandlord may resort to its remedies cumulatively or in the alternative. For the avoidance of doubt, this Section applies solely with respect to Sublandlord’s remedies hereunder and in no event shall Landlord’s remedies under the Master Lease or the Consent be impacted.
10.Right to Cure Defaults. If Subtenant fails to perform any of its obligations under this Sublease after expiration of applicable grace or cure periods, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant’s account. All costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord within thirty (30) days of demand, together with interest thereon at the lesser of (a) ten percent (10%) per annum or (b) the maximum rate allowable under law from the date of the expenditure until repaid. If Sublandlord undertakes to perform such obligations for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord’s remedies. Subtenant hereby expressly waives its rights under any statute to make repairs at the expense of Sublandlord.
11.Consents and Approvals. In any instance when Sublandlord’s consent or approval is required under this Sublease, Sublandlord’s refusal to consent to or approve any
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matter or thing shall be deemed reasonable if, among other matters, such consent or approval is required under the provisions of the Master Lease incorporated herein by reference but has not been obtained from Landlord. Except as otherwise provided herein, Sublandlord shall not unreasonably withhold, condition or delay its consent to or approval of a matter if such consent or approval is required under the provisions of the Master Lease and Landlord has consented to or approved of such matter.
12.Sublandlord’s Liability.
(a)Limitation of Liability. Notwithstanding any other term or provision of this Sublease, under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover under or otherwise in connection with this Sublease from Sublandlord (or otherwise be indemnified by Sublandlord) for (i) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and /or assigns to perform or cause to be performed Landlord’s obligations under the Master Lease, (ii) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (iii) any damages or other liability arising from or incurred in connection with the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant’s intended uses. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against Sublandlord’s shareholders, directors, officers, or partners on account of any of Sublandlord’s obligations or actions under this Sublease. In the event of any good faith assignment or transfer of the Sublandlord’s interest under this Sublease, which assignment or transfer may occur at any time during the Term in Sublandlord’s sole good faith discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing subsequent to the date of the transfer and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord shall transfer and deliver any then-existing Letter of Credit to any transferee of Sublandlord’s interest under this Sublease, and thereupon the transferring Sublandlord shall be discharged from any further liability with respect to the Letter of Credit.
(b)Sublandlord Default. Sublandlord shall be in default hereunder only if Sublandlord has not commenced and pursued with reasonable diligence the cure of any failure of Sublandlord to meet its obligations hereunder within thirty (30) days after the receipt by Sublandlord of written notice from Subtenant. In no event shall Subtenant have the right to terminate or rescind this Sublease as a result of Sublandlord’s default as to any covenant or agreement contained in this Sublease. Subtenant hereby waives such remedies of termination and rescission and hereby agrees that Subtenant’s remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for actual, direct damages and/or injunction.
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(c)Sublandlord Indemnity. Sublandlord shall indemnify, defend, protect and hold Subtenant harmless from and against any loss, cost, damage or liability (including reasonable attorneys’ fees) to the extent arising out of: (i) any injury or death to person or damage to property occurring in, on or about the Subleased Premises, Building, Common Areas or Land to the extent caused by the negligence or willful misconduct of Sublandlord, or (ii) Sublandlord’s failure to perform or observe any of the terms and conditions of the Master Lease resulting in a default thereof, provided that such default is not due to Subtenant’s own failure to perform or observe any such terms and conditions of the Master Lease as incorporated herein.
13.Attorneys’ Fees. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to receive from the other party its costs associated therewith, including, without limitation, reasonable attorneys’ fees and costs from the other party. Without limiting the generality of the foregoing, if Sublandlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Subtenant following a Default or in connection with any other Default of this Sublease by Subtenant, Subtenant agrees to pay Sublandlord’s reasonable actual attorneys’ fees for such services, irrespective of whether any legal action may be commenced or filed by Sublandlord.
14.Delivery of Possession.
(a)Generally. Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises in its “AS IS” condition as the Subleased Premises exists on the Delivery Date, vacant (except for the Remaining FF&E (as defined below)), without Sublandlord’s Personal Property (as defined below) and free of debris. Sublandlord shall, at Sublandlord’s sole cost and expense, perform the following work (collectively, the “Delivery Condition Work”), which Sublandlord may perform during Subtenant’s Early Entry and concurrently with Early Entry Work performed by Subtenant: (i) cause the Subleased Premises to be in broom-clean condition, (ii) remove (x) certain items as more particularly set forth on Exhibit C-1 attached hereto (the “Removed FF&E”) and (y) Sublandlord’s signage, branding bearing Sublandlord’s name or logo, and other personal property (“Sublandlord’s Personal Property”), (iii) patch and paint, as necessary, any damaged walls (in excess of normal wear and tear) and (iv) professionally steam clean any existing carpeted areas within the Subleased Premises (the condition collectively described in this Section 14(a) above being herein referred to as the “Delivery Condition”). Any actual material damage caused by Sublandlord’s removal of Sublandlord’s Personal Property shall be reasonably repaired as may be necessary. Sublandlord warrants to Subtenant that, as of the Delivery Date, the elements of the Building serving the Subleased Premises will be in watertight condition, the Building systems and subsystems serving the Subleased Premises, including HVAC, mechanical, electrical and plumbing, will be in good working order and repair, and the structural elements of the Building (including the roof and foundation) will, to Sublandlord’s actual knowledge, be structurally sound. In the event of any material breach of such warranty not caused by the negligence or willful misconduct of Subtenant or its employees, agents, contractors or invitees or otherwise
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arising in connection with the performance of any Subtenant Improvements performed by or on behalf of Subtenant, then, as Subtenant’s sole remedy, Subtenant shall have the right to notify Sublandlord of the same at any time prior to December 31, 2024, whereupon Sublandlord shall, at Sublandlord’s sole cost (but subject to applicable waivers of subrogation), be responsible for placing, or if it is the obligation of Landlord to maintain such element, system or subsystem under the Master Lease requesting Landlord to place, such items in good working order, as applicable. Further, Sublandlord represents to Subtenant that, to Sublandlord’s actual knowledge as of the Effective Date, without any duty of investigation, the Subleased Premises does not contain any Hazardous Materials in violation of any applicable Environmental Law. Sublandlord shall indemnify, defend and hold Subtenant harmless from and against any and all losses, claims, demands, actions, suits, damages, expenses and costs incurred by Subtenant as a result of a material breach of such representation by Sublandlord; provided, however, that in no event shall Sublandlord be liable for any injury or interruption to Subtenant’s business, any loss of income or any damages of an indirect, consequential or special nature. Except as may otherwise be expressly set forth in this Sublease, Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture, fixtures, equipment other than the Remaining FF&E, decorations or other items to make the Subleased Premises ready or suitable for Subtenant’s occupancy. In entering into this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the common areas of the Building. Subtenant acknowledges that it is not authorized to make or do any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in accordance with the terms of Section 14(b) below.
(b)Subtenant Improvements.
(i)Generally. If Subtenant desires to construct improvements within the Subleased Premises (“Subtenant Improvements”), all Subtenant Improvements shall be carried out in accordance with the applicable provisions of the Master Lease. Sublandlord will have the right to approve (which approval shall not be unreasonably withheld, conditioned or delayed) the plans and specifications for any proposed Subtenant Improvements as well as any contractors whom Subtenant proposes to retain to perform such work. Subtenant will submit all such information for Sublandlord’s review and written approval prior to commencement of any such work; Sublandlord will similarly submit such plans to Landlord for review and approval in accordance with the Master Lease. Subtenant will be responsible for any fee or cost imposed by Landlord under the Master Lease in connection with any review or approval of Subtenant Improvements which Subtenant proposes to construct, regardless of whether such work is approved by Landlord or Sublandlord. Subtenant expressly acknowledges that Landlord or Sublandlord may require Subtenant to remove some or all of the Subtenant Improvements at the expiration or sooner termination of the Term in accordance with the provisions of the Master Lease; provided that, so long as this Sublease is not terminated as a consequence of a Default by
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Subtenant, Sublandlord will not require Subtenant to remove any Subtenant Improvements that Landlord does not require Subtenant to remove in accordance with the Master Lease. Promptly following the completion of any Subtenant Improvements or subsequent alterations or additions by or on behalf of Subtenant, Subtenant will deliver to Sublandlord a reproducible copy of “as built” drawings of such work together with a CAD file of the “as-built” drawings in the then-current version of AutoCad.
(ii)Code-Required Work. If the performance of any Subtenant Improvements or other work by Subtenant within the Subleased Premises “triggers” a requirement for code-related upgrades to or improvements of any portion of the Building, Subtenant shall be responsible for the cost of such code-required upgrade or improvements.
(iii)Restoration. Subtenant shall be responsible for all restoration and removal obligations relating to the Subleased Premises if and to the extent required under the Master Lease by Landlord or by Sublandlord; provided, however, that (x) Subtenant shall not be liable or responsible for removing any alterations or improvements installed by or on behalf of Sublandlord prior to the Commencement Date; and (y) so long as this Sublease is not terminated as a consequence of a Default by Subtenant, Sublandlord will not require Subtenant to remove any Subtenant Improvements that Landlord does not require Subtenant to remove in accordance with the Master Lease. Notwithstanding anything to the contrary, at Subtenant’s sole cost, Subtenant will also remove all telecommunications and data cabling existing in the Subleased Premises as of the Effective Date or installed by or for the benefit of Subtenant thereafter (unless Landlord does not require such removal). Subtenant will surrender the Subleased Premises to Sublandlord upon the expiration or sooner termination of this Sublease in accordance with the terms of the Master Lease, in broom-clean condition, free of Subtenant’s personal property, signage, furniture, fixtures and equipment and the Remaining FF&E (subject to the terms of Section 20 below), with any damage caused by Subtenant’s removal of such items repaired to Sublandlord’s reasonable satisfaction and at Subtenant’s sole cost and expense.
(iv)Conceptual Approval of Certain Construction Items. Subject to obtaining Landlord’s consent, and subject further to the requirements of applicable Laws, the Owners Association for the Complex (if applicable), and obtaining Sublandlord’s approval of the plans and specifications therefor, which Sublandlord will not unreasonably withhold, condition or delay, Sublandlord does not object to, in concept, performance of the following work items by Subtenant: (1) installation of a UPS / Backup Generator to service the Subleased Premises (including, if applicable, any Expansion Space and/or ROFO Space) in a location agreed to by Sublandlord and Subtenant, and (2) conversion of conference rooms in the Subleased Premises to additional offices.
15.Holding Over. Subject to Section 2(b)(iii) of this Sublease, if Subtenant fails to surrender the Subleased Premises at the expiration or earlier termination of this Sublease, occupancy of the Subleased Premises after the termination or expiration shall be that of a tenancy at sufferance. Subtenant’s occupancy of the Subleased Premises during such holdover shall be subject to all the terms and provisions of this Sublease and Subtenant shall pay an amount (on a
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per month basis without reduction for partial months during the holdover) equal to 150% of the Base Rent due for the period immediately preceding the holdover and 100% of all applicable Additional Rent. No holdover by Subtenant or payment by Subtenant after the expiration or early termination of this Sublease shall be construed to extend the Term or prevent Sublandlord from immediate recovery of possession of the Subleased Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Sublandlord is unable to deliver possession of the Subleased Premises to a new subtenant following a Default by Subtenant and early termination of this Sublease or to Landlord from and after August 1, 2030 (subject to Section 2(b)(iii) of this Sublease) or earlier termination of the Master Lease, as the case may be, as a result of Subtenant’s holdover, Subtenant shall be liable to Sublandlord for all damages, including, without limitation, consequential damages, that Sublandlord suffers from the holdover; Subtenant expressly acknowledges that such damages may include all of the holdover rent charged by Landlord under the Master Lease as a result of Subtenant’s holdover, which Master Lease holdover rent may apply to the entire Master Lease Premises.
16.Signage. Subject to Landlord’s approval in accordance with and to the extent required under the Master Lease or the Consent, Subtenant shall have the right to install, alter, maintain and repair Subtenant’s identification signage in the Building lobby in locations reasonably approved by Sublandlord and Subtenant (the “Subtenant Lobby Signage”), and Sublandlord and Subtenant shall otherwise reasonably cooperate in the design of the “co-branding” of the Building lobby. Further, subject to compliance with the signage criteria promulgated from time to time by Landlord, Sublandlord, the local jurisdiction, and/or the Owners Association for the Complex, and subject further to all applicable Laws and Landlord’s and Sublandlord’s prior written approval (which approval of Sublandlord shall not be unreasonably withheld, conditioned or delayed), Subtenant shall have the right to install, alter, maintain and repair Subtenant’s identification signage on the two (2) existing monument signs for the Building (collectively, the “Subtenant Monument Signage”) in accordance with the terms of the Master Lease, including, without limitation, the terms of Section 8(d) thereof. Subtenant acknowledges that the Building monuments are currently used by Sublandlord and as such will be shared with Sublandlord. The parties shall reasonably cooperate in modifying the existing monuments to accommodate the identification signage of each party. Sublandlord’s existing identification signage shall be relocated to the left or top portion of each monument sign depending upon the final determined configuration. The Subtenant Lobby Signage and the Subtenant Monument Signage are collectively referred to herein as the “Subtenant Signage”. The parties shall also reasonably cooperate and mutually confer and coordinate with respect to the display of Sublandlord’s signage in the Building lobby, on the one hand, and the Subtenant Lobby Signage, on the other hand, and the parties shall use commercially reasonable efforts to maintain substantially equivalent prominence of all such party signage. The content, size, design, graphics, materials, colors and other specifications of the Subtenant Signage (including, without limitation, the exact location of any and all Subtenant Signage), and all contractors or subcontractors utilized by Subtenant in connection therewith, shall be subject to the approval of Landlord in accordance with the Master Lease and Sublandlord (which approval of Sublandlord shall not be unreasonably withheld, conditioned or delayed), and shall be consistent with the exterior design, materials and appearance of the Building, and subject to the local jurisdiction and the Owners Association for the Complex. Any and all Subtenant Signage and any required
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modification to the monuments (and, if applicable, the Building-top signage and related signage infrastructure) will be at Subtenant’s sole cost and expense, and all Subtenant Signage shall be removed and restored upon the Expiration Date or earlier termination of this Sublease at Subtenant’s sole cost and expense. For the avoidance of doubt, Subtenant shall not have the right to any Building-top signage unless and until Subtenant subleases the entirety of the Building pursuant to the Expansion Option as set forth in Section 21 below or the ROFO as set forth in Section 22 below and further subject to receipt of Landlord’s consent thereto. Sublandlord shall reasonably cooperate, at no cost to Sublandlord, with Subtenant in connection with Subtenant’s exercise of its signage rights set forth in this Section 16, including by Sublandlord’s execution and delivery of any approvals, permits or other documents reasonably required to effect a change of the currently existing exterior Building monument and, if applicable, Building-top signage. Except in connection with Subtenant’s modification of the monuments (and, if applicable, Building-top signage) to accommodate Subtenant Signage as provided in this Section 16, Subtenant shall not be liable or responsible for the removal or restoration of any signage or branding of Sublandlord bearing Sublandlord’s name or logo, and Sublandlord, at Sublandlord’s sole cost, shall be solely liable and responsible therefor.
17.Parking. During the Early Entry period and thereafter throughout the Term, Subtenant, at no additional cost to Subtenant (except with respect to the use of EV Chargers as set forth below), shall be permitted to use on a first-come first-served basis the parking spaces in the parking lot of the Building in accordance with the terms of the Master Lease, provided that Subtenant shall have the right to use not more than Subtenant’s Percentage Share of the available parking at the Building. In addition, as part of Subtenant’s Percentage Share of the parking, from and after the Commencement Date, Subtenant shall have the right on a first-come first-served basis to use, at Subtenant’s sole cost, the existing sixteen (16) electric vehicle charging stations (collectively, the “EV Chargers”) in the parking lot for the intended use thereof. Sublandlord reserves the right from time to time with thirty (30) days’ prior written notice to Subtenant to promulgate reasonable rules and regulations, to be enforced against Subtenant in a reasonable and non-discriminatory manner, in connection with the use and operation of the EV Chargers. Sublandlord and Subtenant acknowledge that the EV Chargers and accompanying parking spaces will be used for the active charging of EVs only, and not for general parking, and there shall otherwise be no reserved parking spaces in the parking lot for the Building.
18.Roof Rights. Subject to Landlord’s consent, Subtenant shall be permitted to access, at no additional charge by Sublandlord, an area of the rooftop reasonably approved by Sublandlord and Landlord (the “Rooftop Sub-Premises”) for the sole purposes of the installation, operation and maintenance of mechanical and electrical equipment and satellite or wireless communications associated with Subtenant’s business operations in the Subleased Premises in connection with the Permitted Use and any uses permitted under Section 24(s) of the Master Lease. Without limiting Subtenant’s other obligations with respect to the use of the Rooftop Sub-Premises, Subtenant shall reimburse Sublandlord for any and all costs Sublandlord incurs in connection with obtaining Landlord’s and Sublandlord’s consent to Subtenant’s rooftop equipment, including confirmation that Landlord’s roof warranty will not be affected by any penetration, review of Subtenant’s plans and specifications therefor, and monitoring the
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performance of all rooftop work by Subtenant. Subtenant shall be responsible for any removal and restoration required by Landlord of Subtenant’s rooftop equipment and any equipment installed on the Rooftop Sub-Premises associated therewith upon the expiration or earlier termination of this Sublease.
19.Notices. Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next day delivery, or (c) sent by United States certified or registered mail, return receipt requested, addressed:
(i) if to Sublandlord, at the following addresses:

Zuora, Inc.
101 Redwood Shores Parkway
Redwood City, California 94065
Attn:	Legal Department
Email:	[**]

with a copy to:

Shartsis Friese LLP
425 Market Street, 11th Floor
San Francisco, California 94105
Attn:	[**] / [**]
Email:	[**] / [**]
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and (ii) if to Subtenant, at the following address:
prior to the Sublease Commencement Date:

Corcept Therapeutics Incorporated
149 Commonwealth Drive
Menlo Park, California 94025
Attn: Legal Department

after the Sublease Commencement Date:

Corcept Therapeutics Incorporated
101 Redwood Shores Parkway, 4th Floor
Redwood City, California 94065
Attn: Legal Department

with a copy by email to:

[**]
with a copy to:

Paul Hastings LLP
1117 California Avenue
Palo Alto, California 94304
Attn: [**]
Email: [**]
or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section 19. Sublandlord shall deliver to Subtenant copies of any notice, demand or correspondence given to or received from Landlord relating to the Subleased Premises (including, in all cases, any breach or default under the Master Lease), at substantially the same time as sending such notice to Landlord and within three (3) business days following Sublandlord’s receipt of any such notice from Landlord; it being agreed that, other than notices of default, Sublandlord shall be permitted to deliver all such correspondence to Subtenant by email only.
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20.Remaining FF&E.
(a)Generally. Sublandlord is the owner of certain existing fixtures, equipment and modular and office furniture, including cubicle stations, office and conference room furniture and chairs, file cabinets, data wiring, racks, video conferencing equipment, storage systems and any security systems located in the Subleased Premises and described in more particular detail in Exhibit C-2 attached hereto, as well as all equipment and data cabling associated therewith (the “Remaining FF&E”). Sublandlord represents and warrants to Subtenant that, to Sublandlord’s actual knowledge without duty of inquiry, the list of Remaining FF&E on Exhibit C-2 attached hereto is substantially the same as the furniture, fixtures and equipment in the Subleased Premises as of the Delivery Date. Notwithstanding anything to the contrary contained herein, in the event that an item of the Remaining FF&E identified on the inventory attached to Exhibit C-2 is not in the Subleased Premises as of the Commencement Date of this Sublease due to, for instance, minor discrepancies in the inventory count, Sublandlord shall have no obligation to replace any such item, and the parties agree to act reasonably in the application of this provision. Subtenant shall accept the Remaining FF&E in its then current condition without any warranty of fitness from Sublandlord (and Subtenant expressly acknowledges that no warranty is made by Sublandlord with respect to the condition of any cabling currently located in or serving the Subleased Premises).
(b)Automatic Transfer of Remaining FF&E to Subtenant. In consideration of $1.00, effective as of the Commencement Date of this Sublease (the “Remaining FF&E Transfer Date”), all of Sublandlord’s right, title and interest in and to the Remaining FF&E shall automatically be transferred to Subtenant. The Remaining FF&E shall be so transferred to Subtenant on an “as is” basis with no representation or warranty of any kind from, and no recourse against, Sublandlord; provided, however, that Sublandlord represents and warrants as of the Remaining FF&E Transfer Date that it owns all of the Remaining FF&E free and clear of all liens and encumbrances and has the authority to so transfer the Remaining FF&E. Following such transfer of the Remaining FF&E to Subtenant, Subtenant shall be solely responsible for the proper removal of the Remaining FF&E from the Subleased Premises and the Building in accordance with the terms and provisions of the Master Lease. The transfer of ownership of the Remaining FF&E to Subtenant shall occur automatically on the Remaining FF&E Transfer Date and this Sublease shall constitute a bill of sale evidencing the transfer of the Remaining FF&E on the Remaining FF&E Transfer Date, unless otherwise agreed to in a writing signed by both Sublandlord and Subtenant. Notwithstanding the foregoing provisions of this Section 20 to the contrary, if prior to the Expiration Date Subtenant is in Default and such Default results in the termination of this Sublease, then, at Sublandlord’s election, the automatic transfer of all of Sublandlord’s right, title and interest in and to all Remaining FF&E shall be voidable by Sublandlord in which event Subtenant shall deliver to Sublandlord all of the Remaining FF&E together with any and all replacements of the Remaining FF&E or additions to the Remaining FF&E in their “as-is” condition and without warranty as to condition, and the transfer of ownership to Sublandlord of the Remaining FF&E and any such replacements or additions shall occur automatically on the termination date and this Sublease shall constitute a bill of sale. If Sublandlord so elects to void such transfer, then Sublandlord shall provide notice of such election to Subtenant at any time prior to the termination of this Sublease.
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21.Expansion Option.
(a)Grant of Option; Conditions. Subtenant shall have the option (the “Expansion Option”) to sublease the remaining portion of the Building consisting of the entire first (1st) and second (2nd) floors as depicted on the floor plan attached hereto as Exhibit A-1 (the “Expansion Space”) (it being understood, for the avoidance of doubt, that the Expansion Option is for the Expansion Space in its entirety only and cannot be exercised with respect to only a portion thereof) if:
(i)Sublandlord receives written notice (the “Expansion Notice”) from Subtenant of the exercise of the Expansion Option on or before December 31, 2025 (the “Outside Expansion Exercise Date”); provided, if Subtenant fails to deliver the Expansion Notice by the Outside Expansion Exercise Date, time being of the essence, then Subtenant shall be deemed to have waived its Expansion Option with respect to the Expansion Space, in which case Sublandlord shall be free to continue to lease and/or sublease all or any portion of the Expansion Space (subject to the ROFO as defined and set forth in Section 22 below); and
(ii)Subtenant is not in Default hereunder at the time that Subtenant delivers the Expansion Notice to Sublandlord; and
(iii)Subtenant has not vacated or abandoned the Subleased Premises at the time Sublandlord receives the Expansion Notice; and
(iv)Other than in connection with a Permitted Transfer (subject to Landlord’s consent and the Consent), Subtenant has not assigned its interest in this Sublease, or further sublet all or any portion of the Subleased Premises to a third party; and
(v)Other than in connection with a Permitted Transfer (subject to Landlord’s consent and the Consent), the original subtenant to this Sublease (the “Original Subtenant”) exercises the Expansion Option and such right may not be assigned or transferred.
Notwithstanding anything to the contrary in this Section 21, Subtenant’s exercise of the Expansion Option and Sublandlord’s subsequent obligation to sublease the Expansion Space to Subtenant is expressly conditioned upon the parties’ obtaining the consent of Landlord to such subleasing, which Sublandlord and Subtenant agree to use good faith efforts to achieve and endeavor to expressly include in the Consent.
(b)Terms for Expansion Space. Sublandlord shall not enter into any sublease, assignment or other transfer of the Expansion Space with a third party until after December 31, 2025 (subject to the ROFO as defined and set forth in Section 22 below). If Subtenant properly exercises the Expansion Option, and the other conditions described above for the effectiveness of Subtenant’s exercise of the Expansion Option are satisfied (or waived by Sublandlord, in Sublandlord’s sole discretion), then the following terms will apply:
(i)Base Rent. Subject to the terms hereof, the RSF for the Expansion Space is 40,884 (which includes the allocation of the share of the Shared Amenities
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Space). In no event will the Expansion Space be subject to re-measurement by either party during the Term. The base rent rate per RSF of the Expansion Space will be the same as the then-current rate (including periodic increases) payable by Subtenant for the initial Subleased Premises (the “Expansion Space Base Rent”). Subject to the abatement of Expansion Space Base Rent described below, the Expansion Space Base Rent and the Additional Rent for the Expansion Space shall commence on the Expansion Space Delivery Date. Subtenant shall be entitled to an abatement of the Expansion Space Base Rent similar to the abatement of Base Rent described in Section 3(a)(ii) hereof (i.e., an abatement of 8.3333% of the term for the Expansion Space), which shall be proportionately reduced based on the number of months in the term of this Sublease for the Expansion Space relative to the number of months in the term of this Sublease for the original Subleased Premises.
(ii)Additional Rent. Subtenant shall pay Additional Rent for the Expansion Space on the same terms and conditions set forth in Sections 3(b) and 3(c) above, provided that Subtenant’s Percentage Share shall be increased to 100%. With respect to those items of Additional Rent that are not Operating Costs (i.e., those charges incurred by Sublandlord for services performed or contracted for directly by Sublandlord for the benefit of the Building or its occupants), the parties will mutually confer, in good faith, to determine the most efficient way to deliver such services following Sublandlord’s delivery of the Expansion Space to Subtenant, which may include, at Sublandlord’s reasonable direction or at Subtenant’s reasonable request, an orderly transition of the responsibility of contracting for such services to Subtenant, as the sole occupant of the Building.
(iii)Delivery/“As Is” Condition. Sublandlord shall deliver possession of the Expansion Space to Subtenant in the condition required hereunder (the “Expansion Space Delivery Condition”) no later than the date that is exactly nine (9) months following delivery of the Expansion Notice (the “Outside Expansion Space Delivery Date”) and no earlier than the date that is exactly three (3) months following delivery of the Expansion Notice. Sublandlord shall deliver the Expansion Space to Subtenant vacant, with the Expansion FF&E (as defined below) in the Expansion Space, and otherwise free of debris, with all of Sublandlord’s signage (including all signage in the Building lobby, monument signage and Building-top signage), branding bearing Sublandlord’s name or logo, and other personal property (other than the Expansion FF&E) removed, and with any actual material damage caused by Sublandlord’s removal reasonably repaired as may be necessary, normal wear and tear excepted, and otherwise in the "as-is" condition and configuration existing on the date Sublandlord delivers possession of the Expansion Space to Subtenant (the “Expansion Space Delivery Date”). In addition, Sublandlord shall, at Sublandlord’s sole cost and expense, (i) cause the Expansion Space to be in broom-clean condition, and (ii) patch and paint, as necessary, any damaged walls (only to the extent in excess of normal wear and tear) and professionally steam clean any existing carpeted areas within the Expansion Space. If Subtenant timely delivers Expansion Notice, Sublandlord shall endeavor, in good faith, to obtain Landlord’s consent and timely deliver the Expansion Space, but Sublandlord’s failure to deliver, or delay in delivering, all or any part of the Expansion Space, for any reason beyond Sublandlord’s control, shall not give rise to any liability of Sublandlord, shall not alter Subtenant’s obligation to accept such space when delivered, shall not constitute a default of Sublandlord, and shall not affect the validity of this
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Sublease, provided that in no event will any rent be due and payable by Subtenant with respect to such Expansion Space, nor shall the term of the subletting of such Expansion Space commence, for the duration of any such delay. Sublandlord shall provide Subtenant with prior written notice of the Expansion Space Delivery Date at least ten (10) business days prior to the occurrence of the Expansion Space Delivery Date; provided, however, Sublandlord shall have the right to deliver subsequent written notices to Subtenant in connection with any required adjustments to the Expansion Space Delivery Date as determined by Sublandlord in its sole discretion.
(iv)Term. The term for the Expansion Space shall commence on the Expansion Space Delivery Date, and shall end, unless sooner terminated pursuant to the terms of this Sublease, on the Expiration Date; it being the intention of the parties hereto that the term for the Expansion Space and the Term for the initial Subleased Premises shall be coterminous.
(v)Letter of Credit. Prior to the Expansion Space Delivery Date, the Letter of Credit Amount shall be increased by Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). Such increase in the Letter of Credit Amount shall be accomplished by Subtenant providing Sublandlord with a Replacement Letter of Credit or an amendment to the existing Letter of Credit in the increased amount, in either case in form and substance reasonably satisfactory to Sublandlord. Sublandlord shall return to Subtenant any existing Letter of Credit within ten (10) days of Sublandlord’s receipt of a Replacement Letter of Credit. Subtenant shall not be permitted to enter the Expansion Space until such increase in the Letter of Credit Amount has been effected, and the applicable provisions of Section 2(b)(i) hereof shall apply to the delivery of possession of the Expansion Space, mutatis mutandis.
(vi)Signage. Subject to Landlord’s consent, Subtenant shall, as of the Expansion Space Delivery Date, be entitled to all Building-top and monument signage rights of Sublandlord under the Master Lease, and all such signage shall be deemed Subtenant Signage and subject to the provisions of Section 16 hereof and all applicable provisions of the Master Lease.
(vii)Expansion FF&E. No later than thirty (30) days following Sublandlord’s receipt of the Expansion Notice, Sublandlord shall provide to Subtenant a list (the “Expansion FF&E List”) of the fixtures, equipment and modular and office furniture, which may include cubicle stations, office and conference room furniture and chairs, file cabinets, data wiring, racks, video conferencing equipment, gym equipment, storage systems, and any security systems then located in the Expansion Space, as well as any equipment and data cabling associated therewith, that will be for Subtenant’s use and transfer to Subtenant (the “Expansion FF&E”). For the avoidance of doubt, Sublandlord shall have no obligation to remove any of the Expansion FF&E from the Expansion Space. Subtenant shall accept all of the Expansion FF&E and in its then current condition without any warranty of fitness from Sublandlord (Subtenant expressly acknowledges that no warranty is made by Sublandlord with respect to the condition of any cabling currently located in or serving the Expansion Space). In consideration of $1.00, effective as of the Expansion Space Delivery Date (the “Expansion FF&E Transfer Date”), all of Sublandlord’s right, title and interest in and to the Expansion FF&E shall automatically be
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transferred to Subtenant. The Expansion FF&E shall be so transferred to Subtenant on an “as is” basis with no representation or warranty of any kind from, and no recourse against, Sublandlord; provided, however, that Sublandlord represents and warrants as of the Expansion FF&E Transfer Date that it owns all of the Expansion FF&E free and clear of all liens and encumbrances and has the authority to so transfer the Expansion FF&E. Following such transfer of the Expansion FF&E to Subtenant, Subtenant shall be solely responsible for the proper removal of the Expansion FF&E from the Expansion Space and the Building in accordance with the terms and provisions of the Master Lease. The transfer of ownership of the Expansion FF&E to Subtenant shall occur automatically on the Expansion FF&E Transfer Date and this Sublease shall constitute a bill of sale evidencing the transfer of the Expansion FF&E on the Expansion FF&E Transfer Date, unless otherwise agreed to in a writing signed by both Sublandlord and Subtenant. Notwithstanding the foregoing provisions of this Section 21(b)(vii) to the contrary, if prior to the Expiration Date Subtenant is in Default and such Default results in the termination of this Sublease, then, at Sublandlord’s election, the automatic transfer of all of Sublandlord’s right, title and interest in and to all Expansion FF&E shall be voidable by Sublandlord, in which event Subtenant shall deliver to Sublandlord all of the Expansion FF&E, together with any replacements thereof and additions thereto in their “as-is” condition without warranty as to condition, and the transfer of ownership to Sublandlord of the Expansion FF&E and such replacements and additions shall occur automatically on the termination date and this Sublease shall constitute a bill of sale. If Sublandlord so elects to void such transfer, then Sublandlord shall provide notice of such election to Subtenant at any time prior to the termination of this Sublease.
(c)Expansion Amendment. If Subtenant is entitled to and properly exercises the Expansion Option, Sublandlord shall prepare an amendment (the “Expansion Amendment”) to reflect the commencement date of the term for the Expansion Space and the changes in Base Rent, RSF of the Subleased Premises, Subtenant’s exclusive use of the Shared Amenities Space, Subtenant’s additional Building signage rights, Subtenant’s Percentage Share, Subtenant’s parking rights and other appropriate terms.  A copy of the Expansion Amendment shall be sent to Subtenant within a reasonable time after Sublandlord’s receipt of the Expansion Notice and Subtenant shall execute (or provide reasonable comments on) and return the Expansion Amendment to Sublandlord within a reasonable time thereafter, but an otherwise valid exercise of the Expansion Option shall be fully effective whether or not the Expansion Amendment is executed.
(d)Expansion Space Late Delivery Abatements. If Subtenant is entitled to and properly exercises the Expansion Option, and subject to Subtenant’s satisfaction of the Delivery Requirements as applicable to delivery of the Expansion Space, if Sublandlord, for any reason other than delay caused by Tenant or any party acting by or through Tenant, does not deliver possession of the Expansion Space to Subtenant in the Expansion Space Delivery Condition in all material respects on or before the Outside Expansion Space Delivery Date, then Subtenant shall be entitled to a credit against Expansion Space Base Rent of one (1) day of Expansion Space Base Rent for every day following the Outside Expansion Space Delivery Date until Sublandlord delivers possession of the Expansion Space to Subtenant in the Expansion Space Delivery Condition in all material respects.
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22.Right of First Offer.
(a)ROFO. Effective as of January 1, 2026 (i.e., immediately following the Outside Expansion Exercise Date in the event Subtenant fails to exercise the Expansion Option), Sublandlord hereby grants to Subtenant an ongoing right of first offer (the “ROFO”) to sublease ROFO Space (as defined below), subject to and in accordance with the terms and conditions set forth in this Section 22. Notwithstanding anything to the contrary in this Section 22, Subtenant’s exercise of the ROFO and Sublandlord’s subsequent obligation to sublease the ROFO Space is expressly conditioned upon the parties’ obtaining the consent of Landlord to such subleasing, which Sublandlord and Subtenant agree to use good faith efforts to achieve and endeavor to expressly include in the Consent.
(b)ROFO Space. For purposes of this Section 22, the entire rentable portion of the first (1st) floor and/or the entire second (2nd) floor of the Building shall constitute “ROFO Space.” Such ROFO Space shall be deemed “available for sublease” when Sublandlord elects to market such ROFO Space for sublease, assignment or other transfer. For the avoidance of doubt: (i) ROFO Space may not consist of only a portion of the second (2nd) floor; and (ii) ROFO Space may not consist of the Shared Amenities Space unless Sublandlord’s Offer Notice designates all rentable area of the Building not already subleased by Subtenant as ROFO Space (in which case, the Shared Amenities Space shall be included as ROFO Space).
(c)Offer Notice. When any ROFO Space becomes available for sublease (the parties hereby acknowledging that the ROFO is for all, and not just part, of the ROFO Space offered in the Offer Notice (as hereinafter defined)), Sublandlord shall advise Subtenant (an “Offer Notice”) of the proposed base rent rate (the “ROFO Space Base Rent”), the anticipated delivery date for the ROFO Space (the “Anticipated ROFO Space Delivery Date”), the condition that Sublandlord will deliver the ROFO Space, which shall be similar to the Expansion Space Delivery Condition described herein (the “ROFO Space Delivery Condition”), the list of all furniture, fixtures and equipment that will be available for use or transfer, the adjustment of Subtenant’s Percentage Share, any concessions (including any free-rent periods, work to be performed by Sublandlord, improvement allowances and/or broker commissions), and any other material economic terms (collectively, the “Economic Terms”). Except with respect to the Economic Terms, which shall be in the applicable amounts and on the terms set forth in the Offer Notice, the parties agree that the ROFO Space shall otherwise be offered to Subtenant on the same terms and conditions as set forth in this Sublease with respect to the Subleased Premises, including, without limitation, Additional Rent, and the ROFO Space shall be subleased for a term that is coterminous with the Term of this Sublease. Other than the increase in the Letter of Credit Amount described below, Sublandlord shall not be permitted to require any other increase in the Letter of Credit Amount or additional security for this Sublease in connection with an Offer Notice.
(d)Response Notice. Within fourteen (14) days after an Offer Notice is delivered to Subtenant, Subtenant may, by written notice delivered to Sublandlord (each, a “Response Notice”), agree to sublease the ROFO Space described in the Offer Notice, in its entirety only, for Subtenant’s own use on the terms and conditions set forth in the Offer Notice
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and otherwise in accordance with the terms and conditions of this Sublease. Any such Response Notice exercising the ROFO as to such ROFO Space shall be deemed to be unconditional and irrevocable. Time is of the essence with respect to Subtenant’s exercise of its rights under this Section 22. The failure by Subtenant to timely deliver a Response Notice accepting the terms as required hereunder shall be deemed Subtenant’s rejection of the Offer Notice. If the Response Notice is not timely delivered to Sublandlord as set forth above, or if Subtenant elects not to deliver a Response Notice, then Sublandlord shall be free to sublease the ROFO Space described in the Offer Notice to a third party on any terms that Sublandlord determines (including, without limitation, as to term length and other Economic Terms), subject nevertheless to the re-offer terms of Section 22(g) below.
(e)Sublease of ROFO Space. If Subtenant timely delivers a Response Notice as provided above, then the ROFO Space described in the Offer Notice shall, subject to the following subparagraphs below and without further action by the parties, be subleased by Subtenant on the terms and condition described in subsection (c) of this Section 22 above, provided that, at Sublandlord’s or Subtenant’s request, Sublandlord and Subtenant shall promptly execute and deliver an amendment to this Sublease confirming such expansion of the Subleased Premises. The ROFO Space described in the Offer Notice shall be delivered by Sublandlord and accepted by Subtenant in the ROFO Space Delivery Condition in all material respects and otherwise in its "as-is" condition and configuration existing on the date Sublandlord delivers possession of such ROFO Space to Subtenant.
(f)General Provisions. Notwithstanding any provision of this Section 22 to the contrary, Subtenant’s rights under this Section 22 shall be void and of no further force or effect, at Sublandlord’s election, if, at the time Sublandlord would otherwise deliver an Offer Notice to Subtenant, or at the time Subtenant delivers its Response Notice:
(i)Subtenant is in Default hereunder; or
(ii)Subtenant has vacated or abandoned the Subleased Premises; or
(iii)Other than in connection with a Permitted Transfer (subject to Landlord’s consent and the Consent), Subtenant has assigned its interest in this Sublease or sub-sublet all or any portion of the Subleased Premises to a third party; or
(iv)Other than in connection with a Permitted Transfer (subject to Landlord’s consent and the Consent), any party other than the Original Subtenant exercises or seeks to exercise the ROFO.
(g)Letter of Credit. If Subtenant exercises the ROFO and the ROFO Space would result in Subtenant subleasing the entirety of the Building then prior to the date the ROFO Space is delivered to Subtenant, the Letter of Credit Amount shall be increased by Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). If Subtenant exercises the ROFO and the ROFO Space would result in Subtenant subleasing either the first (1st) or the second (2nd) floor of the Building in addition to the Subleased Premises, then prior to the date such
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ROFO Space is delivered to Subtenant, the Letter of Credit Amount shall be increased by One Hundred Twenty-Five Thousand and 00/100 Dollars ($125,000.00). Any such increase in the Letter of Credit Amount shall be accomplished by Subtenant providing Sublandlord with a Replacement Letter of Credit or an amendment to the existing Letter of Credit in the increased amount, in either case in form and substance reasonably satisfactory to Sublandlord. Sublandlord shall return to Subtenant any existing Letter of Credit within ten (10) days of Sublandlord’s receipt of a Replacement Letter of Credit.
(h)Signage. Subject to Landlord’s consent, if Subtenant exercises the ROFO, and the ROFO Space would result in Subtenant’s subleasing the entirety of the Building then Subtenant shall, as of the Anticipated ROFO Space Delivery Date, be entitled to all Building-top and monument signage rights of Sublandlord under the Master Lease, and all such signage shall be deemed Subtenant Signage and subject to the provisions of Section 16 hereof and all applicable provisions of the Master Lease.
(i)Re-Offer. If Sublandlord fails to sublease the ROFO Space (i) on terms that are not Substantially More Favorable Terms (defined below) as offered to Subtenant in the Offer Notice, and/or (ii) within one hundred eighty (180) days after Subtenant fails or is deemed to fail to timely exercise the ROFO, Sublandlord shall be obligated to once again offer the ROFO Space to Subtenant based upon the ROFO procedure described herein. “Substantially More Favorable Terms” shall mean that the present value of the average “net effective rent” (defined below) offered to the potential subtenant is less than eighty percent (80%) of the present value of the average net effective rent set forth in the Offer Notice, in each case using a discount rate equal to the interest at the floating commercial loan rate announced from time to time by Bank of America, N.A., or its successor, as its prime rate. The term “net effective rent” shall mean the net rental amount to be paid to Sublandlord, taking into account any tenant improvement expenses and allowances to be incurred by Sublandlord, any other monetary concessions granted by Sublandlord and any other monetary amounts paid by Sublandlord (such as brokerage commissions).
23.Brokers. Sublandlord and Subtenant each represents that it has dealt directly with and only with Jones Lang LaSalle (collectively, the “Brokers”), as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers (other than the Brokers) claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that the Brokers shall be paid commissions by Sublandlord in connection with this Sublease pursuant to a separate agreement.
24.Complete Agreement. Except for the Consent, there are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.
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25.Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word “person” as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity. The words “hereof”, “hereto” and “hereunder” and similar expressions used in this Sublease relate to the whole of this Sublease and not only to the provisions in which such expressions appear. Wherever the term “including” is used in this Sublease, it will be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. “Or” is not exclusive and means “and/or”. Whenever a party hereto is required to not unreasonably withhold its consent, such requirement will be deemed to include a corresponding requirement to not unreasonably condition or delay its consent, whether or not so stated.
26.CASp. This notice is given pursuant to California Civil Code Section 1938. The Subleased Premises have not been issued a disability access inspection certificate. A Certified Access Specialist (CASp) can inspect the Subleased Premises and determine whether the Subleased Premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection, Sublandlord may not prohibit Subtenant from obtaining a CASp inspection for the occupancy or potential occupancy of Subtenant, if requested by Subtenant. The time and manner of the CASp inspection will be subject to the prior written approval of Sublandlord, which approval shall not be unreasonably withheld, conditioned or delayed. The payment of the fee for the CASp inspection shall be borne by Subtenant. The cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises shall be allocated as provided in the applicable provisions of the Master Lease (as incorporated herein) and this Sublease.
27.USA Patriot Act Disclosures. Each of Sublandlord and Subtenant is currently in compliance with and shall at all times during the Term remain in compliance with
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the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.
28.Counterparts. This Sublease may be executed in multiple counterparts, each of which is deemed an original but which together constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all of the parties hereto. This Sublease may be executed in so-called “pdf” format and each party has the right to rely upon a pdf counterpart of this Sublease signed by the other party to the same extent as if such party had received an original counterpart.
29.Authorized Signatory. Each of Sublandlord and Subtenant hereby represents and warrants to the other party that the person executing this Sublease on behalf of it is a duly authorized representative of the signing party and has full authority to execute and deliver this Sublease.
30.Confidentiality. Except as expressly permitted in this Section 30, neither party nor its agents, servants, employees, invitees and contractors will, without the prior written consent of the other party, disclose any Confidential Information of the other party to any third party. Information will be considered “Confidential Information” of a party if it: (a) is disclosed by the party to the other party in tangible form and is conspicuously marked “Confidential”, “Proprietary” or the like; (b) is disclosed by one party to the other party in non-tangible form and is identified by such party as confidential, proprietary or the like at the time of disclosure; or (c) would reasonably be understood, given the nature of the information or the circumstances surrounding its disclosure, to be confidential (including any financial statements which shall be Confidential Information for purposes of this Sublease). In addition, notwithstanding anything in this Sublease to the contrary, the terms of this Sublease (but not its mere existence) will be deemed Confidential Information of each party. Other than the terms and conditions of this Sublease, information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one known to have an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one known to have an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Sublease by the receiving party; or (iv) is independently developed by the receiving party. The terms and conditions of this Sublease will cease being confidential if, and only to the extent that, they become publicly known, except through a breach of this Sublease by the disclosing party. Notwithstanding anything to the contrary set forth herein, either party may disclose this Sublease to Landlord. Each party will secure and protect the Confidential Information of the other party (including, without limitation, the terms of this Sublease) in a manner consistent with the steps taken to protect its own confidential information, but not less than a reasonable degree of care.
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Each party may disclose the other party’s Confidential Information where: (1) the disclosure is required by law or by an order of a court or other governmental body having jurisdiction after giving reasonable notice to the other party with adequate time for such other party to seek a protective order, if reasonably possible; (2) if in the opinion of counsel for such party, disclosure is advisable under any applicable securities laws regarding public disclosure of business information; (3) the disclosure is reasonably necessary for Sublandlord or Subtenant to conclude a business transaction; or (4) the disclosure is reasonably necessary and is to that party’s or its affiliates’ or its actual or prospective lenders’ or investors’ employees, officers, directors, members, attorneys, accountants, consultants and advisors, or the disclosure is otherwise necessary for a party to exercise its rights and perform its obligations under this Sublease, so long as in all cases the disclosure is no broader than reasonably necessary and the party who receives the disclosure agrees prior to receiving the disclosure to keep the information confidential. Each party is responsible for ensuring that any Confidential Information of the other party that the first party discloses pursuant to this Section 30 is kept confidential by the person receiving the disclosure. Without limiting the generality of this Section 30, neither Sublandlord nor Subtenant will, directly or indirectly use either party’s name for any commercial purposes or use any of either party’s trademarks, in each case, without the express prior written consent of the other party to be granted or withheld in such party’s sole and absolute discretion. Each party acknowledges that any breach of this Section 30 may cause irreparable harm for which monetary damages are an insufficient remedy and therefore that upon any breach of this Section 30 the non-breaching party shall be entitled to appropriate equitable relief without the posting of a bond in addition to whatever other remedies it might have at law or in equity.
31.Waiver of Certain Damages. Notwithstanding anything to the contrary contained in this Sublease, neither Sublandlord nor Subtenant will be liable under this Sublease for consequential damages, incidental damages, punitive damages, indirect damages, or special damages, or damages for loss of profit, loss of business opportunity or loss of income, except that Subtenant shall remain liable for such holdover-related damages as set forth in Section 15 of this Sublease or with respect to the handling, use or release of Hazardous Materials in or about the Subleased Premises or the Building by Subtenant or any of its agents, employees, contractors, licensees or invitees. Subject, in all events, to (x) the foregoing waiver of consequential, indirect, special and punitive damages, (y) the waiver of subrogation set forth in Section 11(d) of the Master Lease which has been incorporated into this Sublease by reference, and (z) the provisions of Section 12 hereof, Sublandlord shall not be exculpated to the extent of Sublandlord’s gross negligence or willful misconduct. Notwithstanding anything to the contrary contained in this Sublease, under no circumstances whatsoever shall any present or future partner, member, stockholder, trustee, beneficiary, officer, director, employee or agent of Subtenant have any personal liability for the performance of Subtenant’s obligations under this Sublease.
32.SNDA. Sublandlord represents that, to Sublandlord’s actual knowledge as of the Effective Date, Sublandlord is not a party to any SNDA with respect to the Building or Land except for that certain Subordination, Non-Disturbance and Attornment Agreement dated September 19, 2019 by and between Sublandlord, as Tenant, and Wilmington Trust, National Association, as Trustee for the registered holders of LStar Commercial Mortgage Trust 2015-3,
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Commercial Mortgage Pass-Through Certificates, Series 2015-3 (the “Existing SNDA”). Sublandlord shall not terminate the Existing SNDA. With respect to any Mortgage or Primary Lease entered into following the Effective Date of which Sublandlord has actual knowledge, Sublandlord shall use good faith commercially reasonable efforts to obtain non-disturbance protection under Article 12 of the Master Lease.

[Signatures Appear on the Following Page(s)]
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IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the Effective Date.

SUBLANDLORD:	ZUORA, INC.,
a Delaware corporation

By:	/s/ Todd McElhatton
Name:	Todd McElhatton
Title:	Chief Financial Officer

SUBTENANT:	CORCEPT THERAPEUTICS
INCORPORATED,
a Delaware corporation

By:	/s/ Joseph K. Belanoff
Name:	Joseph K. Belanoff, M.D.
Title:	Chief Executive Officer and President

[Signature Page to Sublease]

EXHIBIT A
SUBLEASED PREMISES

Third (3rd) Floor

A-1

Fourth (4th) Floor

A-2

EXHIBIT A-1
EXPANSION SPACE

First (1st) Floor

100 RECEPTION/ SECURITY
101 LOBBY
102 CORRIDOR
103 CONFERENCE
104 STOR.
105 OPEN OFFICE
106 TRAINING
107 EXIT PASSAGEWAY
108 DINING
109 BREAK ROOM
110 PHONE
111 PHONE
112 PHONE
113 CONFERENCE
114 STOR
115 OPEN OFFICE
116 OPEN OFFICE
117 HUDDLE
118 HUDDLE
119 OPEN OFFICE
120 COPY/PRINT
121 HUDDLE
122 HUDDLE
123 HUDDLE
124 PHONE
125 OPEN OFFICE
126 OPEN OFFICE
127 EXIT PASSAGEWAY
128 EXERCISE ROOM
129 STORAGE
130 BIKE STORAGE
131 STAIR 2
132 IDF
133 STORAGE
134 CORRIDOR
135 CORRIDOR
136 MEN
137 SHOWER
138 SHOWER
139 SHOWER
140 CORRIDOR
141 WELLNESS
142 UNISEX
143 UNISEX
144 UNISEX
145 WOMEN
146 SHOWER
147 SHOWER
148 SHOWER
149 WOMEN
150 JAN.
151 MEN
152 BLDG ELEC.
153 CORRIDOR
154 ELEV. MECH.
155 TEL.
156 TEL.
157 CORRIDOR
158 STORAGE
159 STORAGE
160 AV BOOTH
161 STAIR 1
162 HUDDLE
163 HUDDLE
164 IDF
165 MAIL ROOM
STAIR 3
ELEV. 2
ELEV. 1
UP
5' - 0"

A-1-1

Second (2nd) Floor

A-1-2

EXHIBIT B
FORM OF CONFIRMATION OF SUBLEASE COMMENCEMENT DATE
Confirmation of Sublease Commencement Date
This Confirmation of Sublease Commencement Date is executed as of _____________, 2024. Reference is made to that certain Sublease dated as of _________________ __, 2024, by and between ZUORA, INC., a Delaware corporation, as Sublandlord, and CORCEPT THERAPEUTICS INCORPORATED, a Delaware corporation, as Subtenant, for 50,632 rentable square feet constituting the entire third (3rd) and fourth (4th) floors of the building located at 101 Redwood Shores Parkway, Redwood City, California. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Sublease.
In accordance with the terms and conditions of the above referenced Sublease, Subtenant and Sublandlord hereby acknowledge:
    1.    The Commencement Date is ___________, 2024;
    2.    The Abatement Period is the period commencing as of __________, 2024 and expiring as of __________, 202___; and
    3.    The Expiration Date is June 30, 2030, subject to Section 2(b)(iii) of the Sublease.
IN WITNESS WHEREOF, the parties hereto hereby execute this Confirmation of Sublease Commencement Date as of the date set forth above.

SUBLANDLORD:	ZUORA, INC.,
a Delaware corporation

By:
Print Name:
Title:

SUBTENANT:	CORCEPT THERAPEUTICS
INCORPORATED,
a Delaware corporation

By:
Print Name:
Title:
B-1

EXHIBIT C-1
REMOVED FF&E

312 PHONE
311 OPEN OFFICE
313 PHONE
314 PHONE
315 GAME AREA
316 OPEN AREA
318 HUDDLE
317 HUDDLE
320 OPEN OFFICE
321 OPEN OFFICE
359 STORAGE
360 BREAK ROOM
361 CORRIDOR
301 ELEVATOR LOBBY
2 ELEV.
1 ELEV.
353 WOMEN
354 CORRIDOR
352 JAN.
345 STORAGE
344 QUIET ROOM
343 PHONE
322 HUDDLE
342 PHONE
340 CORRIDOR
358 STAIR 1
357 IDF
356 STAIR 4
STAIR 5
355 ELEV. MECH.
351 MEN
347 WELLNESS
346 UNISEX
341 PHONE
323 HUDDLE
310 OPEN OFFICE
302 COPY/PRINT
350 ELEC.
348 STORAGE
324 OPEN OFFICE
303 OPEN AREA
349 CORRIDOR
309 HUDDLE
308 HUDDLE
307 HUDDLE
305 CONFERENCE
338 PHONE
339 CONFERENCE
330 HUDDLE
331 HUDDLE
332 CORRIDOR
335 IDF
306 STOR.
329 CONFERENCE
337 PHONE
336 CONFERENCE
325 OPEN OFFICE
333 OPEN AREA
334 STAIR 2
328 OPEN OFFICE
326 HUDDLE
327 CONFERENCE
Proposed Layout
Proposed Layout
1 A.500 LEVEL 03

FOR REFERENCE ONLY

GeoDesign

Client / Project Name / Address: CORCEPT THERAPEUTICS

Project number: Project Number

Date: 4/3/2024

Drawn by: JC

Checked by: ADS

Sheet Name: 3rd FL EXISTING CONDITIONS (Private Offices Conversion)

Sheet #: A.500

Scale: As indicated

C-1-1

Proposed Layout
417 STOR.
408 CONFERENCE
409 CONFERENCE
410 CONFERENCE
411 CONFERENCE
413 CONFERENCE
414 STOR.
416 CONFERENCE
415 HUDDLE
418 OPEN OFFICE
412 CORRIDOR
455 STORAGE
456 PHOTO STUDIO
457 STORAGE
458 PHONE
459 PHONE
452 PHONE
451 PHONE
454 STAIR 1
453 IDF
450 CORRIDOR
401 ELEVATOR LOBBY
2 ELEV.
1 ELEV.
450 ELEV. MECH.
449 CORRIDOR
448 WOMEN
447 JAN.
446 MEN
445 ELEC.
444 STORAGE
441 BREAK ROOM
442 WELLNESS
419 STORAGE
420 PHONE
421 PHONE
422 CONFERENCE
407 OPEN OFFICE
406 OPEN OFFICE
402 OPEN AREA
403 OPEN OFFICE
404 COPY/ PRINT
405 STOR.
443 CORRIDOR
423 OPEN OFFICE
431 HUDDLE
432 HUDDLE
433 PHONE
434 PHONE
440 HUDDLE
439 HUDDLE
438 HUDDLE
437 HUDDLE
436 IDF
435 STAIR 2
430 OPEN OFFICE
429 OPEN OFFICE
424 OPEN OFFICE
425 OPEN OFFICE
428 OPEN OFFICE
426 HUDDLE
427 HUDDLE
1 A.501 LEVEL 04
A.500

FOR REFERENCE ONLY

OcoDesign

Client / Project Name / Address

CORCEPT THERAPEUTICS

REDWOOD CITY
SAN MATEO, CA 94403

Project number	Project Number
Date	4/3/2024
Drawn by	JC
Checked by	ADS

Sheet Name

4th FL EXISTING CONDITIONS
(Private Offices Conversion)

Sheet #

A.501

Scale: As indicated

C-1-2

EXHIBIT C-2
REMAINING FF&E

Type	Total
Desks	347
Task Chairs	338
Pedestals	346
White Boards	52
Conference Table	25
Conference Chairs	144
Bar Stool (conf room)	7
Cafe Chair	35
Cafe Table	10
Side Coffee Table	34
Sofas	15
Lounge Chairs	48
Fridge	2
Booth Sofa	17
Table Booth	12
High Top Chairs	24
High Top Table	3
Mini Fridge	2
TVs	28
Cameras for VC	24
Projector	1
iPads	n/a
Storage racks	n/a
Metal / canvas wall prints	n/a
Data cables	n/a
Badge readers	n/a
Network racks	n/a
Small trans cans	n/a

C-2-1

EXHIBIT D
FORM OF LETTER OF CREDIT

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________
ISSUE DATE: ______________
ISSUING BANK:
FIRST-CITIZENS BANK & TRUST COMPANY
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:
ZUORA, INC.
101 REDWOOD SHORES PARKWAY, 2ND FLOOR
REDWOOD CITY, CALIFORNIA 94065
ATTENTION: LEGAL DEPARTMENT

APPLICANT:
CORCEPT THERAPEUTICS INCORPORATED
149 COMMONWEALTH DRIVE
MENLO PARK, CALIFORNIA 94025
ATTENTION: LEGAL DEPARTMENT

AMOUNT:    US$1,000,000.00 (ONE MILLION AND 00/100 U.S. DOLLARS)

EXPIRATION DATE:        _______________________ (ONE YEAR FROM ISSUE DATE)
OR ANY EXTENDED DATE AS HEREINAFTER PROVIDED FOR.
PLACE OF EXPIRATION: ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS
DEAR SIR/MADAM:
WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF______ IN YOUR FAVOR AVAILABLE BY PAYMENT AGAINST YOUR PRESENTATION TO US, AT THE BANK’S OFFICE (AS DEFINED BELOW), OF THE FOLLOWING DOCUMENT:
BENEFICIARY’S SIGNED AND DATED STATEMENT STATING AS FOLLOWS:

“BENEFICIARY IS ENTITLED TO DRAW UNDER THIS LETTER OF CREDIT UNDER THE TERMS OF THAT CERTAIN SUBLEASE DATED AS OF APRIL ___, 2024, BETWEEN BENEFICIARY, AS SUBLANDLORD, AND APPLICANT, AS SUBTENANT (AS SUCH SUBLEASE MAY BE AMENDED, RESTATED OR REPLACED). THE AMOUNT HEREBY DRAWN UNDER THE LETTER OF CREDIT __________ IS US$______________, WITH PAYMENT TO BE MADE TO THE FOLLOWING ACCOUNT: [INSERT WIRE INSTRUCTIONS (TO INCLUDE NAME AND ACCOUNT NUMBER OF THE BENEFICIARY)].”
PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.
THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR ADDITIONAL PERIODS OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND TO YOU A NOTICE BY OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS (OR ANY OTHER ADDRESS INDICATED BY YOU, IN A WRITTEN NOTICE TO US THE RECEIPT OF WHICH WE HAVE ACKNOWLEDGED, AS THE ADDRESS TO WHICH WE SHOULD SEND SUCH NOTICE) THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. A COPY OF ANY SUCH NOTICE WILL BE SIMULTANEOUSLY SENT, IN THE SAME MANNER, TO SHARTSIS FRIESE LLP, 425 MARKET STREET, 11TH FLOOR, SAN FRANCISCO, CALIFORNIA 94105, ATTENTION: JONATHAN KENNEDY/TESS BRANDWEIN (UNLESS THIS LETTER OF CREDIT HAS BEEN TRANSFERRED). HOWEVER, LACK OF RECEIPT OF SUCH COPY SHALL NOT INVALIDATE OUR NON-EXTENSION NOTICE TO THE BENEFICIARY.  IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND SEPTEMBER 30, 2030. IN THE EVENT WE SEND SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER BY YOUR PRESENTATION TO US OF YOUR SIGNED AND DATED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM US IN RESPECT OF LETTER OF CREDIT NO. SVBSF _____________, YOU ARE DRAWING ON SUCH LETTER OF CREDIT FOR US$_____________, AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.
EXCEPT AS SET FORTH BELOW, ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE REQUIRED DOCUMENTS  ON A BUSINESS DAY AT OUR OFFICE (THE “BANK’S OFFICE”) BY HAND DELIVERY OR OVERNIGHT COURIER SERVICE AT: FIRST-CITIZENS BANK & TRUST COMPANY, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE. AS USED IN THIS LETTER OF CREDIT, "BUSINESS DAY" SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE.
NOTWITHSTANDING THE FOREGOING, FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: [**] OR [**]; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: [**] OR [**], FIRST-CITIZENS BANK

& TRUST COMPANY, ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST. IF PRESENTED BY FAX, DOCUMENTS MAY, BUT ARE NOT REQUIRED, TO BE SENT BY COURIER. FACSIMILE RECEIPT IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DEEMED EVIDENCE OF SUBMISSION. PAYMENT SHOULD BE MADE TO BENEFICIARY UPON COMPLIANCE PRESENTATION.
THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT A SIGNED; PROVIDED THAT THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM NEED NOT BE VERIFIED BY BENEFICIARY’S BANK, PROVIDED FURTHER THAT IN LIEU OF ANY BANK AUTHENTICATION, BENEFICIARY MAY PROVIDE TO THE ISSUING BANK ALTERNATIVE DOCUMENTATION TO EVIDENCE THE SIGNER’S AUTHORITY TO EXECUTE THE TRANSFER INSTRUMENT ON BEHALF OF BENEFICIARY, SUCH AS AN INCUMBENCY CERTIFICATE OR OTHER DOCUMENTATION AS MAY BE REASONABLY SATISFACTORY TO THE ISSUING BANK. BENEFICIARY SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).
WE HEREBY AGREE WITH THE BENEFICIARY THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT WILL BE DULY HONORED WITHIN TWO (2) BUSINESS DAYS AFTER DUE PRESENTATION TO US ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE.
IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT

NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.
THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

FIRST-CITIZENS BANK & TRUST COMPANY

___________________________
AUTHORIZED SIGNATURE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER __________________
EXHIBIT A
TRANSFER FORM

Date:
TO:	FIRST-CITIZENS BANK & TRUST COMPANY
	3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT
	SANTA CLARA, CA 95054	NO. _____________ ISSUED BY
	ATTN: GLOBAL TRADE FINANCE	FIRST-CITIZENS BANK & TRUST COMPANY, SANTA CLARA
	STANDBY LETTERS OF CREDIT	L/C AMOUNT: ___________________
LADIES AND GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:
______________________________________________________________________________________
(NAME OF TRANSFEREE)
______________________________________________________________________________________
(ADDRESS)
ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.
BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.
THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH (IF YOU HAVE FURNISHED SUCH ORIGINAL TO US AND YOU SO REQUEST DELIVERY THEREOF), AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).
THE WORDS “EXECUTION,” “SIGNED,” “SIGNATURE” AND WORDS OF LIKE IMPORT IN THIS TRANSFER FORM SHALL BE DEEMED TO INCLUDE ELECTRONIC SIGNATURES, INCLUDING ANY ELECTRONIC SIGNATURE AS DEFINED IN THE ELECTRONIC TRANSACTIONS LAW (2003 REVISION) OF THE CAYMAN ISLANDS (THE “CAYMAN ISLANDS ELECTRONIC SIGNATURE LAW”), OR THE KEEPING OF RECORDS IN ELECTRONIC FORM, INCLUDING ANY ELECTRONIC RECORD, AS DEFINED IN CAYMAN ISLANDS ELECTRONIC SIGNATURE LAW, EACH OF WHICH SHALL BE OF THE SAME LEGAL EFFECT, VALIDITY AND ENFORCEABILITY AS A MANUALLY EXECUTED SIGNATURE OR THE USE OF A PAPER-BASED RECORDKEEPING SYSTEMS, AS THE CASE MAY BE, TO THE EXTENT AND AS PROVIDED FOR IN ANY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, ANY STATE LAW BASED ON THE UNIFORM ELECTRONIC TRANSACTIONS ACT OR THE CAYMAN ISLANDS ELECTRONIC SIGNATURE LAW; PROVIDED, HOWEVER THAT SECTIONS 8 AND 19(3) OF THE CAYMAN ISLANDS ELECTRONIC SIGNATURE LAW SHALL NOT APPLY TO THIS TRANSFER FORM OR THE EXECUTION OR DELIVERY THEREOF.
[Signature page follows]

Beneficiary has executed this Transfer Form by its duly authorized representative(s) on the date first set forth above and this Transfer Form shall be deemed to be effective as of such date.

BENEFICIARY:

By:	By:
Name:	Name:
Title:	Title:

(Complete either “Signature Authenticated” or “Certificate of Authority”)

SIGNATURE AUTHENTICATED

The signature(s) of Beneficiary conforms to that on file with us in the Signature Specimen Card of the Beneficiary for Loans and Guarantee.

______________________________________
(Name of bank)

By:___________________________________
(Authorized Signature) *
______________________________________
(Title)
______________________________________
(Telephone Number)
______________________________________
(Address of bank)

* VERIFICATION OF BENEFICIARY’S SIGNATURE(S) BY A NOTARY PUBLIC IS UNACCEPTABLE.

CERTIFICATE OF AUTHORITY

The undersigned hereby certifies that:

1.The undersigned is either a director, managing member, manager or officer of Beneficiary or its general partner (or the general partner of the general partner, and so on, if applicable), holding the title set forth below;
2.The undersigned is duly authorized to provide this Certificate of Authority on behalf of Beneficiary;
3.Each person named above is presently a duly elected and qualified officer of Beneficiary holding the office set forth below such person’s name;
4.The signature appearing above such person’s name is the true and genuine signature of such person; and
5.Such person is duly authorized to enter into, execute and deliver on behalf of Beneficiary this Transfer Form, the Standby L/C or any other document related thereto.

IN WITNESS WHEREOF, I have hereunto set my hand on behalf of Beneficiary as of the date first set forth above.
##By:___________________________________
Name:__________________________________
Title: __________________________________

## THE PERSON SIGNING THE CERTIFICATE OF AUTHORITY MUST BE A DIFFERENT PERSON THAN THE ONE(S) SIGNING THE TRANSFER FORM.

EXHIBIT E
JANITORIAL SPECIFICATIONS

Janitorial Responsibilities (Monday - Friday, starting after 6pm)			
Common Areas	**Service Frequency**		
Service Description	**Daily**	**Weekly**	**Quarterly**
General Areas			
Collect trash and recycling and change liners	As needed		
Collect and recycle cardboard			
Vacuum carpets	1		
Sweep and mop kitchens	1		
Sweep and mop general areas		1	
Spot clean carpet where needed		1	
Arrange chairs to default placement	1		
Remove cobwebs			1
shelves		1	
Spot clean interior conference room glass windows and doors		1	
Dust baseboards			1
Clean fingerprints from doors	1		
Detail vacuum all overhead air vents			1
Shampoo carpets (Upon Request)			
Vacuum and clean elevators	1		
Sweep stairwells	1		
Patio			
Remove all trash	1		
Sweep the patio floor		1	
Clean any furniture	1		
Rest Rooms			
Remove trash and replace liners	1		
Clean and sanitize toilets and urinals	1		
Restock paper towels, toilet paper and soap	1		
Wipe down mirrors and countertops	1		
Clean, sanitize and polish fittings	1		
Sweep and mop floors	1		
Clean and sanitize walls and partitions		1	
Wipe down fingerprints from doors	1		
Flush floor drains with hot water & enzyme counteracting solution to		1	
Clean shower stalls	1		
Clean shower floors	1		
Replace shower towels	1		
Detail vacuum all overhead air vents			1
Break Rooms / Cafeteria			
Clean counters and sink area	1		
Clean microwaves inside and out	1		
Replenish paper towels and napkins	1		
Sweep and mop floors	1		
Remove trash, recycling and compost and replace with plastic liners	1		
Arrange chairs	1		
Clean under vending machines		1	
Dust on top of vending machines		1	
Dust on top of refrigerator		1	
Clean inside of all appliances		1	
Clean and sort employee refrigerator		1	
Gym			
Restock towels	1		
Wipe down machines	1		
Sweep and mop floors	1

E-1

EXHIBIT F
BUILDING SECURITY SPECIFICATIONS

[Attached]
[**]

F-1

F-2

EXHIBIT G
MASTER LEASE

[Attached]

G-1

LEASE AGREEMENT
BETWEEN
101 REDWOOD SHORES LLC,
AS LANDLORD,
AND
ZUORA, INC.,
AS TENANT
DATED
March 19, 2019

	(b) Tenant’s Insurance	28
	(c) Landlord’s Insurance	29
	(d) No Subrogation	30
12.	Subordination; Attornment; Notice to Landlord’s Mortgagee	30
	(a) Subordination	30
	(b) Attornment	31
	(c) Notice to Landlord’s Mortgagee	31
13.	Rules and Regulations	31
14.	Condemnation	31
	(a) Total Taking	31
	(b) Partial Taking - Tenant’s Rights	31
	(c) Partial Taking - Landlord’s Rights	32
	(d) Award	32
	(e) Repair	32
15.	Fire or Other Casualty	32
	(a) Repair Estimate	32
	(b) Tenant’s Rights	32
	(c) Landlord’s Rights	33
	(d) Repair Obligation	33
	(e) Abatement of Rent	33
	(f) Waiver of Statutory Provisions	33
16.	Personal Property Taxes	34
17.	Events of Default	34
	(a) Payment Default	34
	(b) Abandonment	34
	(c) Estoppel/Financial Statement/Commencement Date Letter	34
	(d) Insurance	34
	(e) Mechanic’s Liens	34
	(f) Other Defaults	34
	(g) Insolvency	35
18.	Remedies	35
19.	Payment by Tenant; Non-Waiver; Cumulative Remedies	37
	(a) Payment by Tenant	37
	(b) No Waiver	37
	(c) Cumulative Remedies	37
20.	Surrender of Premises	37
21.	Holding Over	38
22.	Certain Rights Reserved by Landlord	39
	Building Operations	39
	(b) Security	39
	(c) Prospective Purchasers and Lenders	39
	(d) Prospective Tenants	39
23.	Hazardous Materials	39
24.	Miscellaneous	42

(a) Landlord Transfer	42
(b) Landlord’s Liability	42
(c) Force Majeure	43
(d) Brokerage	43
(e) Estoppel Certificates	43
(f) Notices	44
(g) Separability	44
(h) Amendments; Binding Effect	44
(i) Quiet Enjoyment	44
(j) No Merger	44
(k) No Offer	44
(l) Entire Agreement	45
(m) Waiver of Jury Trial	45
(n) Governing Law	45
(o) Recording	45
(p) Joint and Several Liability	45
(q) Financial Reports	45
(r) Landlord’s Fees	46
(s) Telecommunications	46
(t) Authority	47
(u) Waiver	47
(v) Tenant Representation	47
(w) Transportation Management	47
(x) CC&Rs; Disclosure	47
(y) Disclosure	47

List of Exhibits

All exhibits and attachments attached hereto are incorporated herein by this reference. The following exhibits are attached to and made a part of this Lease:

Exhibit A -	Site Plan Depicting Premises and Building
Exhibit B -	Legal Description of the Land
Exhibit C -	Additional Rent, Taxes and Insurance
Exhibit D -	Work Letter Including Tenant Improvement Allowance
Exhibit E -	Building Rules and Regulations
Exhibit F -	Form of Confirmation of Commencement Date Letter
Exhibit G -	Form of Tenant Estoppel Certificate
Exhibit H -	Renewal Option
Exhibit I -	Contractor Insurance Requirements
Exhibit J -	Approved SVB Form of Letter of Credit
Exhibit K -	Conceptual Plan

BASIC LEASE INFORMATION

This Basic Lease Information is attached to and incorporated by reference to a Lease Agreement between Landlord and Tenant, as defined below.

Landlord:	101 REDWOOD SHORES LLC, a Delaware limited liability company

Tenant:	ZUORA, INC., a Delaware corporation

Premises:	An area comprising the entire rentable square feet of the building commonly known as 101 Redwood Shores Parkway, Redwood City, CA 94065 (the “Building”), which Building and Premises contains approximately 100,328 rentable square feet (“RSF”) in the aggregate, as depicted on Exhibit A.

Land:	The land on which the Building is located as described in Exhibit B.

Project:	The Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the Building, Land and the operation thereof.

Complex:	The Project and other buildings which comprise Shores Business Center, a multi-building complex, subject to the conditions, covenants and restrictions as administered by owners’ associations applicable to the Project.

Term:	One hundred twenty-seven (127) months, commencing on the first day of the month following the Commencement Date with respect to the full Premises (unless such Commencement Date is on the first day of the month, in which case the Term shall commence on the Commencement Date) and ending at 5:00 p.m. local time on the last day of the 127th full calendar month of the Term, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:
The earliest of: (a) January 1, 2020 (the “Outside Commencement Date”) for the full Premises; or (b) with respect to any floor comprising the Premises, occupancy of any part of such floor by Tenant for Tenant’s business purposes. The Outside Commencement Date will be delayed on a day-for-day basis for each day Tenant’s completion of the Tenant Improvements (defined in Exhibit D) is delayed due to Landlord Delay (defined in Exhibit D).

Estimated Delivery Date	August 1, 2019

Tenant Improvement Allowance:	Pursuant to the terms attached hereto as Exhibit D, Landlord shall provide a Tenant Improvement Allowance in the amount of $100.00 per RSF, for a total of $10,032,800.00.

Base Rent:	Lease Month	Annual Base Rent	Monthly Base Rent	Monthly Rental Rate Per RSF
	1 – 12#	$5,357,520	$446,460	$4.45
	13 - 24	$5,518,248	$459,854	$4.58
	25 - 36	$5,683,800	$473,650	$4.72
	37 - 48	$5,854,320	$487,860	$4.86
	49 - 60	$6,029,952	$502,496	$5.01
	61 - 72	$6,210,852	$517,571	$5.16
	73 - 84	$6,397,176	$533,098	$5.31
	85 - 96	$6,589,092	$549,091	$5.47
	97 - 108	$6,786,768	$565,564	$5.64
	109 - 120	$6,990,372	$582,531	$5.81
	121 - 127	$7,200,084	$600,007	$5.98

# Monthly Base Rent shall be abated for the sixth (6th) through and including the twelfth (12th) Lease Month of the Term for each floor comprising the Premises pursuant to Section 4(b) of the Lease (however, such abatement will not exceed the aggregate the amount of $3,125,220.00).
## If Tenant occupies a portion, but not all of Premises prior to the Commencement Date with respect to the full Premises, then the Base Rent payable for such portion (allocated on a “per floor” basis) shall be payable from and after such occupancy based upon the rentable area on such floor(s) until the Commencement Date with respect to the entire Premises, at which point the Base Rent table set forth above will become effective with respect to the entire Premises.

As used herein, the term “Lease Month” shall mean each calendar month during the Term following the Commencement Date for the full Premises (and if the Commencement Date does not occur on the first (1st) day of a calendar month, the period from the Commencement Date to the first (1st) day of the next calendar month shall be included in the first (1st) Lease Month for purposes of determining the duration of the Term and the monthly Base Rent rate applicable for such partial month).

Letter of Credit:	$3,000,000 (the amount of the Letter of Credit shall be subject to reduction as provided in Section 6).

Additional Rent:	Tenant shall pay all costs of Common Area Maintenance Costs, Utilities, Taxes, and Insurance for the Project, pursuant to Exhibit C.

Tenant’s Proportionate Share:	100% of the Project.

Permitted Use:	General office and administrative use consistent with a Class A Office Building.

Building Improvements:
Tenant accepts the Project in its current “AS-IS” condition, except that Landlord shall provide a Tenant Improvement Allowance under the terms and conditions as set forth in the Work Letter attached hereto as Exhibit D (the “Work Letter”). Landlord shall reasonably consent to Tenant’s construction of features and amenities which are typical for the use of the Building as a technology company headquarters, such as showers, fitness rooms, kitchens, the exterior installation of electronic vehicle charging stations, the installation of Building-top identification signage, outdoor seating and for an additional external door to the Building and other uses as may be described in the Conceptual Plan attached to this Lease as Exhibit K, it being acknowledged that said conceptual plans are not Tenant’s Working Drawings for the purposes of Exhibit D, but represent the type of uses which Landlord and Tenant have agreed would be permissible for the Premises. Additionally, Landlord, at Landlord’s sole cost, will, prior to the Commencement Date, construct the Additional Landlord Improvements described in Section 7 of the Work Letter.

Parking:	Tenant may use the Project’s parking area at no cost to Tenant.

Minimum Insurance:	Commercial General Liability Insurance with limits of not less than $1,000,000 each occurrence and $2,000,000 aggregate; Commercial Auto Liability Insurance with not less than $1,000,000 combined single limit; Commercial Property Insurance on a replacement cost basis for Tenant’s personal property, fixtures, equipment and tenant improvements; Umbrella or Excess Liability Insurance with limits of not less than $15,000,000 each occurrence and $15,000,000 aggregate; Workers Compensation Insurance of not less than $1,000,000; and Employer’s Liability Insurance with limits of not less than $1,000,000 per accident.

Renewal Options:
Tenant may renew this Lease for one (1) additional period of seven (7) years, by delivering written notice of the exercise thereof to Landlord not earlier than fifteen (15) months nor later than twelve (12) months before the expiration of the then-current Term, as further set forth in Exhibit H.

Broker/Agent:	For Tenant: JLL, Inc. For Landlord: Newmark Knight Frank, Inc.

Tenant’s Address for Notices prior to Commencement Date:	Zuora, Inc. 3050 S Delaware St #301 San Mateo, CA 94403
Attention: Legal Department
Email: [**]

Tenant’s Address for Notices after Commencement Date:	Zuora, Inc. 101 Redwood Shores Parkway Redwood City, CA 94065 Attention: Legal Department Email: [**]

Landlord’s Address for Notices:	101 REDWOOD SHORES LLC c/o Diamond Investment Properties, Inc. 2000 Sierra Point Parkway, Suite 100 Brisbane, California 94005 Attention: [**] Telephone: [**] Email: [**]

Additional copy to: Kent Mitchell, Esq. Of Counsel with Jorgenson, Siegel, McClure & Flegel, LLP 1100 Alma Street, Suite 210 Menlo Park, CA 94025 Telephone: [**] Email: [**]

Rent Payment Address:
101 REDWOOD SHORES LLC
c/o Diamond Investment Properties, Inc.
2000 Sierra Point Parkway, Suite 100
Brisbane, California 94005

Or wire funds to:
Wells Fargo Bank, N.A.
National Bank, San Francisco, CA
ABA Routing #: ### ### ###
Account #: ##########
Credit: 101 Redwood Shores Parkway

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is entered into as of March __, 2019 (the “Effective Date”), between 101 REDWOOD SHORES LLC, a Delaware limited liability company (“Landlord”), and ZUORA, INC., a Delaware corporation (“Tenant”).
1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. If any conflict exists between any Basic Lease Information and this Lease, then this Lease shall control. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question (as used herein, the term “control” shall mean the possession, direct or indirect, of not less than a majority of the voting rights attributable to the shares of a party and a majority of the outstanding capital stock of a party, or the power to direct or cause the direction of the management and policies of a party, whether through the ownership of voting shares, by contract or otherwise); “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Complex” shall refer to the Shores Business Center and it’s Owners Association; “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and any other nationally or regionally recognized holiday; “including” means including, without limitation; “Land” is the land on which the Building is located, as described on Exhibit B attached hereto; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing; “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof; “Rent” shall collectively refer to Base Rent, Additional Rent, Taxes, and Insurance (each as defined in Exhibit C hereto), and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors and employees.

2. Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information). The Premises are outlined on the plan attached to the Lease as Exhibit A.
3. Tender of Possession; Square Footage of Premises.
(a) Tender of Possession. Landlord shall deliver and Tenant shall accept possession of the Premises in its present AS-IS condition (provided that Landlord must complete all Additional Landlord Improvements listed in Section 7 of Exhibit D prior to December 1, 2019), broom clean and free of work materials, debris and any prior occupant’s furniture or personal property (“Delivery Condition” and such delivery, “Delivery” and the date of actual Delivery, the “Delivery Date”) within three (3) business days following request by Tenant, provided, however, that if Tenant has not so requested Delivery as of September 1, 2019 (the “Outside Delivery Date”), the Delivery Date will be deemed to occur on the Outside Delivery Date. The parties anticipate that Delivery Date will be the Anticipated Delivery Date set forth in the Basic Lease Information (but such date is an estimate only and will not bind Landlord or Tenant) the execution of the Lease. Tenant shall be deemed to have accepted the Premises in their AS-IS condition as of the Delivery Date. The “Lease Commencement Date” shall be established in accordance with the Basic Lease Information. Within ten (10) Business Days following the Commencement Date, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit F hereto confirming: (1) the Commencement Date (as defined in the Basic Lease Information) and the expiration date of the initial Term (as defined in the Basic Lease Information); (2) that Tenant has accepted the Premises in their Delivery Condition; and (3) that Landlord has performed all of its obligations with respect to the Premises; however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. Tenant’s failure to execute such document within ten (10) days of receipt thereof from Landlord shall be deemed Tenant’s agreement to the contents of such document. Any use of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Rent. As used herein, “Landlord Delay” shall mean an actual delay in the performance of the Tenant Improvements resulting from the acts or omissions of Landlord (or Landlord’s contractors, representatives, vendors, or employees) including, but not limited to (i) failure of Landlord to timely approve or disapprove any construction documents as required pursuant to this Lease; (ii) unreasonable and material interference by Landlord, its employees, agents, vendors, representatives or contractors with the completion of the Tenant Improvements (including the impairment of Tenant’s contractors’ or vendors’ or employees’ access to the Premises, failure to provide reasonable access to the Building’s loading docks or other facilities necessary for the construction of the Tenant Improvements and/or the movement of materials and personnel to the Premises for such purpose), whether such failure is due to the competing needs of other tenants, or

Landlord, or otherwise; provided that it shall not be deemed unreasonable and material interference to the extent the allocation of such resources is equitable amongst the tenants needing to use such resources; and (iii) delays due to the acts or failures to act of Landlord, its employees, agents, vendors, representatives or contractors with respect to payment of the Tenant Improvement Allowance. Tenant will use reasonable efforts to mitigate the effects of any Landlord Delay through the re-sequencing or re-scheduling of work, if feasible, but this sentence will not be deemed to require Tenant to incur overtime or after-hours costs unless Landlord agrees in writing to bear such costs. If Tenant contends that a Landlord Delay has occurred, Tenant shall notify Landlord in writing (the “Delay Notice”) of the event which constitutes Landlord Delay; such notice may, for the purposes of this Section 3(a) be via electronic mail to Landlord’s construction representative described in Exhibit D attached hereto. If the actions or inactions or circumstances described in the Delay Notice are not cured by Landlord within two (2) business day after Landlord’s receipt of the Delay Notice, then a Landlord Delay, as applicable, shall be deemed to have occurred commencing as of the expiration of the two (2) business day period.
(b) Square Footage of Premises. The rentable square footage of the Premises set forth in this Lease shall be deemed by Tenant to be the rentable square footage of the Premises for all purposes. In that regard, Tenant has been given an opportunity to measure the rentable square footage of the Premises prior to execution of this Lease and Tenant hereby waives any rights it may have following execution of this Lease to measure the Premises or claim that the rentable square footage of the Premises is other than as set forth in this Lease. In no event will the Premises be subject to re-measurement by either party during the Term.
4. Rent; Abatement of Rent.
(a) Rent. Tenant shall timely pay to Landlord Rent, including the amounts set forth in Exhibit C hereto, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in this Lease or electronically via automatic debit or wire transfer to such account as Landlord designates in writing to Tenant, or as otherwise reasonably specified by Landlord. The obligations of Tenant to pay Base Rent (as defined in the Basic Lease Information) and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Base Rent shall be payable monthly in advance. The first (1st) monthly installment of Base Rent shall be payable contemporaneously with the execution of this Lease; thereafter, Base Rent shall be payable on the first (1st) day of each month beginning on the first (1st) day of the second (2nd) Lease Month. The monthly Base Rent for any partial calendar month at the beginning of the Term shall equal the product of 1/365 of the annual Base Rent in effect during the partial month and the number of days in the partial month, and shall be due on the

Commencement Date. Payments of Base Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent, Taxes and Insurance (each as defined in Exhibit C) at the same time and in the same manner as Base Rent.
(b) Abatement of Rent. Notwithstanding anything to the contrary contained herein and provided that no Monetary Event of Default (as defined in Section 17 below) on the part of Tenant exists, Landlord hereby agrees to abate Tenant’s obligation to pay Tenant’s monthly Base Rent (the “Abated Rent”) for the period commencing with the sixth (6th) Lease Month and continuing through and including twelfth (12th) Lease Month of the initial Term (the “Abatement Period”), which total amount of Abated Rent is $3,125,220 (i.e., 7 months x $446,460 per month = $3,125,220). During the Abatement Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease. If at any time during the Term a Monetary Event of Default by Tenant occurs and Landlord terminates this Lease as a consequence of such Monetary Event of Default, all Abated Rent that is unamortized as of the occurrence of the Event of Default (such amortization to be computed over the number of full calendar months in the Term of the Lease from and after the Abatement Period through the expiration of the Term of the Lease may be included by Landlord in Landlord’s claim for termination damages, which shall not limit or affect any of Landlord’s other remedies upon the occurrence of a Monetary Event of Default by Tenant, whether pursuant to this Lease or at law or in equity.
5. Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of the “prime” rate as published in the Wall Street Journal plus three percent (3%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.
Notwithstanding the foregoing, the foregoing late charge shall be waived for the first such late payment of Rent or other charges during each twelve (12) month period for the Term of this Lease, provided, that, such payment is made within ten (10) days of notice of non-payment.
6. Letter of Credit. Tenant shall deliver to Landlord, no later than ten (10) Business Days following the Effective Date, a Letter of Credit (as hereinafter defined) in the amount specified in the Basic Lease Information, as additional security for the faithful performance and observance by Tenant of the terms, covenants and conditions of this Lease. The Letter of Credit shall be in the form of a clean, irrevocable, non-documentary and unconditional letter of credit (the “Letter of Credit”) issued by and drawable upon any commercial bank, trust company, national banking association or savings and loan association with offices for banking purposes in San Francisco, California (or which accepts draw requests via overnight courier and/or facsimile) and otherwise satisfactory to Landlord (the “Issuing Bank”), which has outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation, “Aa” or better by Moody’s Investors Service and “AA” or better by Standard & Poor’s Rating Service, and has combined capital, surplus and undivided profits of not less than $2,000,000,000; Landlord hereby approves Silicon Valley Bank (“SVB”) as the initial Issuing Bank and, in connection therewith, approves the form of SVB Letter of Credit attached hereto as Exhibit J. The Letter of Credit shall (a) name Landlord as beneficiary, (b) have a term of not less than one (1) year, (c) permit multiple drawings, (d) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (e) otherwise be in form and content reasonably satisfactory to Landlord. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term (and in no event shall the Letter of Credit expire prior to the sixtieth (60th) day following the Expiration Date) unless the Issuing Bank sends duplicate notices (the “Non-Renewal Notices”) to Landlord by certified mail, return receipt requested or via overnight courier (one of which shall be addressed “Attention, Chief Legal Officer” and the other of which shall be addressed “Attention, Chief Financial Officer”), not less than sixty (60) days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in San Francisco, California. The Letter of Credit shall be subject in all respects to the International Standby Practices 1998, International Chamber of Commerce Publication No. 590.
Effective on each of the fourth (4th) anniversary and the seventh (7th) anniversary of the Commencement Date (“Reduction Date”) and as long as the Reduction Conditions (as hereinafter defined) have been satisfied by Tenant, the amount of the Letter of Credit shall be reduced by $1,000,000.00. For purposes of this Section 6, the “Reduction Conditions” shall mean (a) no Monetary Event of Default has occurred under this Lease from the Commencement Date through and including the Reduction Date, (b) for the six (6) month period ending on the Reduction Date, Tenant is occupying at least fifty percent (50%) of the Premises, (c) Tenant’s Non-GAAP Net Loss as of the

Reduction Date is less than it was on the Commencement Date, and (d) Tenant demonstrates to Landlord’s reasonable satisfaction (i.e., Landlord’s approval of same shall not be unreasonably withheld, conditioned or delayed) that Tenant has sufficient financial strength to meet its rental obligations under this Lease.
(a) Application of Security. If (a) an event of default by Tenant occurs in the payment or performance of any of the terms, covenants or conditions of this Lease, including the payment of Rent, or (b) Landlord receives a Non-Renewal Notice and Tenant fails to produce a replacement Letter of Credit on or before the date that is thirty (30) days prior to the scheduled date of expiration of the then-current Letter of Credit, Landlord shall have the right by sight draft to draw, at its election, all or a portion of the proceeds of the Letter of Credit and thereafter hold, use, apply, or retain the whole or any part of such proceeds, as the case may be, (x) to the extent required for the payment of any Rent or any other sum as to which Tenant is in default including (i) any sum which Landlord may expend or may be required to expend by reason of Tenant’s Event of Default, and/or (ii) any damages to which Landlord is entitled pursuant to this Lease, whether such damages accrue before or after summary proceedings or other reentry by Landlord, and/or (y) as a cash security deposit, unless and until, in the case of clause (c) above, Tenant delivers to Landlord a substitute Letter of Credit which meets the requirements of this Section 6. If Landlord applies or retains any part of the proceeds of the Letter of Credit, or cash security, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained (or shall provide Landlord with a replacement Letter of Credit in the applicable amount, or an amendment to the then-current Letter of Credit reinstating the face amount of the Letter of Credit to the then-applicable required amount) so that Landlord shall have the full amount thereof on hand at all times during the Term. If no Event of Default on the part of Tenant then exists, the Letter of Credit or cash security, as the case may be, shall be returned to Tenant not later than sixty (60) days after the Expiration Date of the Lease and after delivery of possession of the Premises to Landlord in the manner required by this Lease. Without limiting the foregoing rights of Landlord, Tenant further agrees that Landlord may hold and draw upon the Letter of Credit and any proceeds thereof as security for future Rent damages or other future sums or costs which Tenant is obligated to pay and in that connection Tenant waives all rights, if any, under California Civil Code Section 1950.7 to the contrary.
(b) Transfer. Upon a sale or other transfer of the Building, or any financing of Landlord’s interest therein, Landlord shall have the right to transfer the Letter of Credit or the cash security to its transferee or lender. With respect to the Letter of Credit, within five (5) days after notice of such transfer or financing, Tenant, at its sole cost, shall, at Landlord’s request, have the Letter of Credit reissued in the name of the new landlord or the lender (and, in connection therewith, Landlord agrees to execute and deliver such correspondence as the Issuing Bank may require in order to facilitate such reissuance). Upon such transfer, Tenant shall look solely to the new landlord or lender for the return of the Letter of Credit or such cash security and the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit or such cash security to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit or such cash security and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.
7. Services; Utilities; Common Areas.
(a) Services. Other than Landlord’s maintenance obligations expressly set forth in this Lease, Landlord shall not be obligated to provide any services to Tenant.
(b) Utility Use. Tenant shall reimburse Landlord for all Utilities pursuant to Exhibit C, or at Tenant’s election Tenant shall obtain all water, electricity, sewerage, gas, telephone and other utilities for the Premises directly from the public utility company furnishing same. Any meters required in connection therewith shall be installed at Tenant’s sole cost. Tenant shall pay all utility deposits and fees, and all monthly service charges for water, electricity, sewage, gas, telephone and any other utility services furnished to the Premises during the Term of this Lease. Tenant shall not install any equipment which exceeds or overloads the capacity of the utility facilities serving the Premises. If Tenant uses heat or air conditioning systems in excess of seventy five (75) hours per calendar week in any calendar year for a number of weeks which in the aggregate exceed over twenty-five percent (25%) of the weeks in such calendar year, Tenant shall pay to Landlord, upon billing, the cost of the increased wear and tear on existing equipment (including without limitation, the accelerated depreciation thereof) caused by such excess consumption as reasonably determined by Landlord. Amounts payable by Tenant to Landlord for such excess use of heat or air conditioning systems shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.
(c) Common Areas. The term “Common Area” is defined for all purposes of this Lease as that part of the Project intended for the common use of all tenants, including among other facilities, parking areas, private streets and alleys, landscaping, curbs, loading areas, sidewalks, lighting facilities, drinking fountains, meeting rooms, public toilets, and the like, but excluding: (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time, as well as any space in the Building, it being acknowledged that as the Premises consists of the entire Building, there are no Common Areas in the Building; (ii) streets and alleys maintained by a public authority; and (iii) areas leased to a single-purpose user where access is restricted. In addition, although the roof of the Building is not literally part of the Common Area, it will be deemed to be so included for purposes of: (x) Landlord’s ability to prescribe rules and regulations regarding same; and (y) its inclusion for purposes of Common Area Maintenance reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Project, so long as Tenant’s access to and use of the Premises and the parking facilities is not materially adversely affected thereby. Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the right to use the parking spaces serving the Building as constituted from time to time, such use to be in common with Landlord only (i.e., no third parties will have rights to such parking spaces) and subject to rights of governmental authorities, easements, other restrictions of record, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. For example, and without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:
(i) As Tenant is entitled to use all of the parking spaces in the parking lot serving the Building, if any automobile or other vehicle owned by Tenant or any of its employees, its subtenants, its licensees or its concessionaires, or their employees, shall at any time be parked in any part of the Project other than the parking lot serving the Building, Landlord may have such vehicle towed at the cost of the owner of same. Tenant shall have the right to construct electric vehicle charging stations in the parking lot.

(ii) Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.
(iii) Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights, so long as access to and use of the Premises is not materially adversely affected thereby. Except in the case of emergency, Landlord will provide reasonable advance written notice to Tenant of any such temporary closing of all or any portion of the parking facilities.
(iv) Subject to Tenant’s rights set forth in Section 24(s) below, with regard to the roof of the Building, use of the roof is reserved to Landlord, or if Tenant demonstrates to Landlord’s reasonable satisfaction a need to use same, to Tenant after receiving prior written consent from Landlord, not to be unreasonably withheld.

8. Alterations; Repairs; Maintenance; Signs.
(a) Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises and as described in the second (2nd) grammatical paragraph of this Section 8(a); however the parties agree that in any event it shall be reasonable for Landlord to deny consent to removal of the stairways within the Building. Except as set forth in the immediately preceding sentence and in the second grammatical paragraph of this Section 8(a), Tenant shall furnish complete plans and specifications to Landlord for its approval, which approval shall not be unreasonably withheld, conditioned or delayed, at the time it requests Landlord’s consent to any Alterations if the desired Alterations: (i) will affect the Building’s Systems or Building’s Structure; or (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; or (iii) will require a building permit or other federal, state, county or local approvals with respect thereto; or (iv) will cost in excess of One Hundred Thousand Dollars ($100,000.00). Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord within thirty (30) days after the rendition of a bill for all of Landlord’s reasonable out-of-pocket costs incurred in connection with any Alterations, including all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications and for the monitoring of construction of the Alterations, together with a supervision coordination fee to Landlord in an amount equal to the product of (i) two percent (2%) and (ii) the so-called “hard” costs of the Alterations. If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense by contractors and subcontractors approved in writing by Landlord in accordance with Section 8(b)(iii), which approval shall not unreasonably be withheld, conditioned or delayed. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Project in order to comply with any applicable Laws, then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, except Tenant shall upon demand by Landlord, at Tenant’s sole cost and expense, forthwith and with all due diligence (but in any event not later than ten (10) days after the expiration or earlier termination of the Lease) remove all or any portion of any Specialty Alterations (defined below) made by Tenant which are designated by

Landlord to be removed and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear and casualty not required to be repaired by Tenant excepted. Notwithstanding the foregoing, upon Tenant’s request at the time it seeks Landlord’s consent to an Alteration, Landlord agrees to indicate in writing whether it will require any such Alteration which constitutes a Specialty Alteration to be removed upon the expiration or earlier termination of the Lease. As used herein, a “Specialty Alteration” is any Alteration that is not a normal and customary general office improvement including, but not limited to improvements which (i) perforate, penetrate or require reinforcement of a floor slab (including, without limitation, interior stairwells or high-density filing or racking systems), (ii) consist of the installation of a raised flooring system, (iii) consist of the installation of a vault or other similar device or system intended to secure the Premises or a portion thereof in a manner that exceeds the level of security necessary for ordinary office space, (iv) involve material plumbing connections (such as, for example but not by way of limitation, kitchens, saunas, showers, and executive bathrooms outside of the Building core and/or special fire safety systems), (v) consist of the dedication of any material portion of the Premises to non-office usage (such as classrooms, bicycle storage rooms, or “cooking” kitchens), (vi) can be seen from outside the Building or (vi) consists of the installation of internal stairways between floors. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all Laws, and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Project. TENANT AGREES TO INDEMNIFY, DEFEND AND HOLD LANDLORD HARMLESS AGAINST ANY LOSS, LIABILITY OR DAMAGE RESULTING FROM SUCH WORK, AND TENANT SHALL, IF REQUESTED BY LANDLORD, FURNISH A BOND OR OTHER SECURITY SATISFACTORY TO LANDLORD AGAINST ANY SUCH LOSS, LIABILITY OR DAMAGE (PROVIDED, HOWEVER, THAT NO BOND SHALL BE REQUIRED AS LONG AS NO EVENT OF DEFAULT SHALL HAVE OCCURRED UNDER THIS LEASE). The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any Alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.
Notwithstanding the foregoing, Tenant shall not be obligated to receive the written consent of Landlord for interior Alterations to the Premises (i) where the estimated cost of the proposed Alteration is One Hundred Thousand Dollars ($100,000.00) or less, (ii) if said Alterations do not affect the structural components of the Building, or adversely affect the Building’s Systems and cannot be seen from outside the Premises, (iii) if such said

Alterations changes do not remove any of the stairways within the Building, and (iv) if said Alteration shall not require a building permit or any federal, state, county or local approvals.
(b) Repairs; Maintenance.
(i) By Landlord. Landlord shall, subject to reimbursement to the extent permitted under Exhibit C, keep the foundation, the exterior walls (except plate glass; windows, doors and other exterior openings; window and door frames, molding, closure devices, locks and hardware and special store fronts; the lighting, heating, steam, air conditioning, life-safety, plumbing (inclusive of sanitary and storm drainage systems) and other electrical, mechanical (including elevators) and electromotive installation, equipment and fixtures in or serving the Building/Project (the “Building Systems”; for avoidance of doubt, the Building Systems do not include supplemental air conditioning units and similar equipment installed by Tenant dedicated to Tenant’s specific use of certain spaces within the Premises, as opposed to systems serving the Building and Project generally); signs, placards, decorations or other advertising media of any type; and interior painting or other treatment of exterior walls), and roof structure of the Premises in good repair. Landlord, however, shall not be required to repair any damage resulting from the act or negligence of Tenant, its agents, contractors, employees, subtenants, licensees and concessionaires (including, but not limited to, roof leaks resulting from Tenant’s installation of air conditioning equipment or any other roof penetration or placement); and the provisions of the previous sentence are expressly recognized to be subject to the casualty and condemnation provisions of this Lease. In the event that the Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give prompt written notice thereof to Landlord and Landlord shall have a reasonable time after receipt by Landlord of such written notice in which to make such repairs. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Project pursuant to Landlord’s rights and obligations under the Lease, provided, however, Landlord shall use commercially reasonable efforts to not disturb the normal conduct of Tenant’s business while performing such repairs and maintenance. In addition, Landlord shall maintain the Common Areas of the Project, as applicable, subject to reimbursement to the extent permitted pursuant to Exhibit C. TENANT HEREBY WAIVES AND RELEASES ITS RIGHT TO MAKE REPAIRS AT LANDLORD’S EXPENSE UNDER SECTIONS 1941 AND 1942 OF THE CALIFORNIA CIVIL CODE OR UNDER ANY SIMILAR LAW, STATUTE OR ORDINANCE NOW OR HEREAFTER IN EFFECT.
(ii) By Tenant. Subject to Section 8(b)(i) above, Tenant shall keep the interior, non-structural portion of the Premises in good, clean and habitable condition and shall at its sole cost and expense keep the same free of dirt, rubbish, insects, rodents, vermin and other pests and make all needed repairs and replacements, including replacement of cracked or broken interior glass, except for repairs and replacements required to be made by Landlord. Without limiting the coverage of the previous sentence, but subject to the limitation set forth in the following sentence, it is understood that Tenant’s responsibilities therein include the repair and replacement in accordance with all applicable Laws. All contractors and subcontractors shall be subject to Landlord’s written approval in accordance with Section 8(b)(iii). If any repairs required to be made by Tenant hereunder are not commenced within ten (10) Business Days after written notice delivered to Tenant by Landlord (such time period not being subject to the notice and cure provisions of Section 17(f)), Landlord may at its option make such repairs without liability to Tenant for any loss or damage which may result to its stock or business by reason of such repairs, unless caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors. Tenant shall pay to Landlord upon demand as Rent hereunder, the cost of such repairs plus interest at the Default Rate, such interest to accrue continuously from the date of payment by Landlord until repayment by Tenant. Notwithstanding the foregoing, Landlord shall have the right to make such repairs without notice to Tenant in the event of an emergency, or if such repairs relate to the exterior of the Building. At the expiration of this Lease, Tenant shall surrender the Premises in good condition, excepting reasonable wear and tear and casualties not required to be repaired by Tenant. If Landlord elects to store any personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, same shall be stored at the sole risk of Tenant. Unless caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, Landlord and its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant. It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention. In signing this Lease, Tenant has first inspected the Premises and certifies that it has not observed mold, mildew or moisture within the Premises. Tenant agrees to promptly notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. TENANT RELIEVES LANDLORD FROM ANY LIABILITY FOR ANY BODILY INJURY OR DAMAGES TO PROPERTY CAUSED BY OR ASSOCIATED WITH MOISTURE OR THE GROWTH OF OR OCCURRENCE OF

MOLD OR MILDEW ON THE PREMISES, UNLESS SAME IS IN EXISTENCE ON THE DATE OF THIS LEASE OR IS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS EMPLOYEES, AGENTS OR CONTRACTORS. In addition, execution of this Lease constitutes acknowledgement by Tenant that control of moisture and mold prevention are integral to its Lease obligations.
Notwithstanding Tenant’s repair and maintenance obligations pursuant to this Section 8(b)(ii), if any item of Tenant’s repair and maintenance obligations set forth herein involves a capital repair, replacement, improvement and/or equipment under generally accepted accounting principles consistently applied (“Tenant Repair Capital Item”), including, without limitation, any necessary replacement of any HVAC unit or air handler serving the Building, Tenant shall provide written notice thereof to Landlord. Landlord shall, pursuant to the receipt of such notice from Tenant, make such Tenant Repair Capital Item, provided that neither party shall have the right to require that the capacity, quality or size of any item to be repaired or replaced be upgraded as part of such work unless the party requiring such upgrade agrees to bear any increased cost associated with the acquisition of/or installation of an upgraded item compared to the acquisition/installation of a reasonably similar substitute item (however, if applicable law requires such an upgrade, the foregoing limitation will not apply). Following completion of such work, provide Tenant with written notice of (i) the total cost of such Tenant Repair Capital Item (“Tenant Repair Capital Item Cost”), (ii) the estimated useful life of such Tenant Repair Capital Item per generally accepted accounting principles consistently applied (“Useful Life”), (iii) the monthly amortization of such Tenant Repair Capital Item Cost over such Useful Life at an interest rate equal to the “prime rate” as announced from time to time by Bank of America, N.A., plus one percent (1%) per annum, and (iv) the monthly amount due and payable by Tenant to reimburse Landlord for that portion of the amortized Tenant Repair Capital Item Cost applicable to the remainder of the Lease Term, which monthly amount shall be paid by Tenant to Landlord concurrently with the payment by Tenant to Landlord of the monthly Base Rent. The intent of the parties hereto is that, in the event of the necessity of a Tenant Repair Capital Item, Tenant shall only be obligated to pay the cost of such Tenant Repair Capital Item Cost equal to the ratio that the remainder of the Term bears to the Useful Life (i.e., if there are five (5) years remaining in the term and the Useful Life of the applicable Tenant Repair Capital Item Cost is twenty (20) years, Tenant will only be required to pay twenty five percent (25%) of such Tenant Repair Capital Item Cost, plus interest as described in clause (iii) above.
(iii) Performance of Work. All work described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord and Landlord’s property management company as additional insureds against such risks, in such amounts, on such forms, and with such companies as Landlord may reasonably require as set forth on Exhibit I attached hereto. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all contractors and subcontractors performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work (provided that such contractor charges commercially competitive rates for the work in question) or a contractor approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, and no such work will be permitted if it would void or reduce the warranty on the roof.
(c) Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within thirty (30) days (unless Landlord is in the process of selling the Building or obtaining financing, in which case Tenant shall within ten (10) days) after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships).

Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD, ITS PROPERTY MANAGER, ANY SUBSIDIARY OR AFFILIATE OF THE FOREGOING, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, PARTNERS, EMPLOYEES, MANAGERS, CONTRACTORS, ATTORNEYS AND AGENTS (COLLECTIVELY, THE “INDEMNITEES”) FROM AND AGAINST ALL CLAIMS, DEMANDS, CAUSES OF ACTION, SUITS, JUDGMENTS, DAMAGES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) IN ANY WAY ARISING FROM OR RELATING TO THE FAILURE BY ANY TENANT PARTY TO PAY FOR ANY WORK PERFORMED, MATERIALS FURNISHED, OR OBLIGATIONS INCURRED BY OR AT THE REQUEST OF A TENANT PARTY. The foregoing indemnity shall survive termination or expiration of this Lease.
(d) Signs.
(i) General Signs. Tenant shall not place or permit to be placed any signs upon: (i) the roof of the Premises; or (ii) the Common Areas; or (iii) any exterior area of the Building without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed provided any proposed sign is placed only in those locations as may be designated by Landlord, and complies with the sign criteria promulgated by Landlord, the local jurisdiction, and the Owners Association for the Complex from time to time and applicable Law. Upon request of Landlord, Tenant shall promptly remove any sign or other materials which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window inside the Premises, or the exterior of the Building, if: (i) required in connection with any cleaning, maintenance or repairs to the Building; or (ii) placed without Landlord’s prior written approval as set forth above. If Tenant fails to do so, Landlord may without liability unless caused by the gross negligence or willful misconduct of Landlord, its employees, agents or contractors, remove the same at Tenant’s expense. Tenant shall comply with such regulations as may from time to time reasonably be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Project. Tenant shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached, upon vacation of the Premises, or the removal or alteration of its sign for any reason. If Tenant fails to do so, Landlord may have the sign removed and the cost of removal shall be payable by Tenant within thirty (30) days of invoice.
(ii) Building Top and Monument Signs. Subject to the terms of this Section 8 and applicable laws, Landlord hereby grants Tenant and Tenant’s Permitted Transferee (as hereinafter defined in Section 10(f)) the exclusive right, at Tenant’s sole cost and expense and as long as Tenant fulfills the Occupancy Requirement (as hereinafter defined), to install building top signage and monument signage as allowed under applicable Law at a location or locations reasonably approved by Landlord, the local jurisdiction, and the Owners Association for the Complex (“Building Signs”).
Tenant’s Building Signs shall be subject to all applicable Law and, with respect to the monument signage and building top signage, the sign criteria promulgated by Landlord for the Project, the local jurisdiction, and the Owners Association for the Complex from time to time. The content, size, design, graphics, materials, colors and other specifications of the Building Signs (including without limitation, the exact location of any and all of the Building Signs), and all contractors or subcontractors utilized by Tenant in connection therewith, shall be subject to the approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed, and shall be consistent with the exterior design, materials and appearance of the Building, and subject to the local jurisdiction and the Owners Association for the Complex. Tenant shall be responsible for all costs and expenses incurred in connection with the design, construction, installation, repair, operation, maintenance, compliance with laws, utilities (including the costs of metering such utilities usage and the cost of the meter) and removal of the Building Signs. Tenant shall also be responsible for the cost of all utilities (if any) utilized in connection with the Building Signs. Should the name of Tenant be changed to another name (the “New Name”), Tenant shall be entitled to modify, at Tenant’s sole cost and expense, Tenant’s name on the Building Signs to reflect Tenant’s New Name, so long as (a) the New Name is not an “Objectionable Name”, and (b) Landlord shall have granted its consent to such New Name (which consent shall not be unreasonably withheld). The term “Objectionable Name” shall mean any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Complex, or which would otherwise reasonably offend a landlord of buildings comparable to and in the vicinity of the Building. In addition, Tenant’s right to maintain any of the Building Signs shall be suspended at any time during the Lease Term during which the Occupancy Requirement is no longer satisfied or an Event of Default by Tenant is continuing under this Lease. Upon the expiration of the Lease Term or the earlier termination of Tenant’s signage rights under this Section 8(d)(ii), Tenant shall, at Tenant’s sole cost and expense, remove the Building Signs and repair any and all damage to the Building caused by such removal.
For purposes of this Section 8(d)(ii), “Occupancy Requirements” shall mean that Tenant or Tenant’s Permitted Transferee is leasing and physically occupying at a minimum fifty percent (50%) of the RSF of the Premises and no Event of Default by Tenant has occurred under this Lease.
9. Use; Compliance with Laws.
(a) Use. Tenant shall use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to any use that would damage the Premises. However, Tenant, at Tenant’s expense, may contest by appropriate proceedings in good faith the legality or applicability of any Law affecting the Premises, provided that (i) the Building or any part thereof shall not be subject to being condemned or vacated by reason of non-compliance or otherwise by reason of such contest, (ii) no unsafe or hazardous condition remains unremedied as a result of such contest, (iii) such non-compliance or contest is not prohibited under any then-applicable mortgage, (iv) such non-compliance or contest shall not prevent Landlord from obtaining any and all permits and licenses then required by applicable laws in connection with the operation of the Building, and (v) the Certificate of Occupancy for the Building (or any portion) is neither subject to being suspended by reason such of non-compliance or contest. Tenant, at its sole cost and expense, shall obtain and keep in effect during the Term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Laws. Notwithstanding anything in this Lease to the contrary but subject to the provisions of Section 9(b) below, as between Landlord and Tenant: (i) from and after the Delivery Date, Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises; and (ii) Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas (subject to reimbursement as set forth in Exhibit C), other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions made by Tenant (which risk and responsibility shall be borne by Tenant). The Premises shall not be used for any purpose which creates strong, unusual, or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable due to intermittence, beat, frequency, shrillness, or loudness; which is associated with indecent or pornographic matters; or which involves political or moral issues (such as abortion issues). Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building. Tenant shall store all trash and garbage within the Premises or in a trash dumpster or similar container approved by Landlord as to type, location and screening; and Tenant shall arrange for the regular pick-up of such trash and garbage at Tenant’s expense (unless Landlord finds it necessary to furnish such a service, in which event Tenant shall be charged an equitable portion of the total of the charges to all tenants using the service). Receiving and delivery of goods and merchandise and removal of garbage and trash shall be made only in the manner and areas prescribed or approved by Landlord. Tenant shall not operate an incinerator or burn trash or garbage within the Project. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building.
(b) Landlord’s Compliance with Laws. Landlord shall ensure that the Common Area is in compliance with all applicable Laws, including, but not limited to the Disabilities Acts as of the Delivery Date. In the event that as of the Delivery Date (i) the Common Area is in not in compliance with all such federal, state and local laws and regulations, without regard to Tenant’s use of the Premises or the Tenant Improvements subsequently constructed on or installed in the Premises (herein the “Compliance Condition”), and (ii) Tenant delivers to Landlord written notice of the existence of the Compliance Condition (the “Non-Compliance Notice”) by the date which is one hundred eighty (180) days after the Commencement Date (the “Non-Compliance Outside Date”), then Landlord shall, at Landlord’s sole cost and expense which expense shall not be included in Additional Rent, promptly do that work which is necessary to put the applicable components of the Common Area described in the Non-Compliance Notice into the Compliance Condition; provided, further, that to the extent any such work is required or triggered by Tenant’s proposed use of the Premises (other than office use) or Alterations to be constructed therein by Tenant, then Landlord shall perform such work, but Tenant shall pay Landlord for the cost of such work within thirty (30) days after invoice by Landlord. If Tenant fails to deliver the Non-Compliance Notice to Landlord on or prior to the Non-Compliance Outside Date, Landlord shall have no obligation to perform the work described in the foregoing provisions of this Section 9(b); provided that Landlord shall remain responsible for making all alterations and improvements which are Landlord’s responsibility to repair and maintain pursuant to Section 8(b)(i) above.
10. Assignment and Subletting.
(a) Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not unreasonably be withheld, conditioned or delayed: (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, except as permitted under Section 10(f); (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5) grant any license, concession, or other right of occupancy of any portion of the Premises; or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(6) being a “Transfer”).
(b) Consent Standards. If a proposed transferee does not meet the following conditions, Landlord shall not be deemed to have been unreasonable in withholding its consent to a Transfer (provided that the following list shall not be deemed the exclusive factors for review): (1) in the case of a Transfer that is an assignment or a sublease of the entirety of the Premises, the transferee has a Tangible Net Worth (hereinafter defined) which is not less than the Tangible Net Worth (or Stock Market Capitalization) of Tenant as of the date of execution of this Lease; (2) has a good reputation in the business community; (3) will use the Premises for the Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project; (4) will not use the Premises or Project in a manner that would materially and unreasonably increase the pedestrian or vehicular traffic to the Premises or Project; (5) is not a governmental entity, or subdivision or agency thereof; and (6) is not a person or entity with whom Landlord is then, or has been within the three (3) month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Project, or any Affiliate of any such person or entity (provided, in the case of clause (6), that Landlord then has sufficient available space in the Project to accommodate occupancy needs of such proposed transferee).
(c) Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least thirty (30) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character (collectively, the “Transfer Notice”). Concurrently with the Transfer Notice, Tenant shall pay to Landlord a fee of $2,000 to defray Landlord’s expenses in reviewing such request, and in addition Tenant shall reimburse Landlord immediately upon request for its reasonable attorneys’ fees and lender’s fees incurred in connection with considering any request for consent to a Transfer. Landlord will respond to a Transfer Notice within ten (10)

Business Days. If Landlord fails to timely respond, Tenant may deliver a second (2nd) notice to Landlord, which notice must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO ARTICLE 10 OF LEASE - - FAILURE TO TIMELY RESPOND WITHIN TEN (10) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL OF TRANSFER.” If Landlord fails to respond within such ten (10) Business Day period, Landlord shall be deemed to have approved the Transfer in question.
(d) Conditions to Consent. If Landlord consents to a proposed Transfer that is an assignment of the Tenant’s entire interest in the Lease, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; provided, however, any transferee of less than Tenant’s entire interest in the Lease shall be liable only for the obligations under this Lease that are properly allocable to such Transfer for the period of the Transfer in which event the proposed transferee shall deliver to Landlord a written agreement whereby such sublease shall be subject and subordinate to the Lease. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers. If a Monetary Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.
(e) Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.
(f) Permitted Transfers. Notwithstanding Section 10(a), Tenant may Transfer all of its interest in this Lease (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:
(1) an Affiliate of Tenant;
(2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the greater of (i) the Tangible Net Worth of Tenant as of the date of execution of this Lease and (ii) the Tangible Net Worth of Tenant on the date immediately prior to such Permitted Transfer; or
(3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the greater of (i) the Tangible Net Worth of Tenant as of the date of execution of this Lease and (ii) the Tangible Net Worth of Tenant on the date immediately prior to such Permitted Transfer.
Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Project, Landlord or other tenants of the Complex. No later than ten (10) Business Days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.
(g) Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of all compensation received by Tenant for a Transfer over the Rent allocable to the portion of the Premises covered thereby, after deducting the following costs and expenses for such Transfer (which costs will be amortized over the term of the sublease or assignment pursuant to sound accounting principles and deducted monthly from such excess): (1) brokerage commissions and reasonable attorneys’ fees; (2) advertising for subtenants or assignees; (3) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment (or improvement allowances provided in lieu thereof); and (4) the costs of any inducements or concessions given to the subtenant or assignee.
(h) Landlord’s Option. Notwithstanding anything to the contrary contained in this Article 10, Landlord shall have the option, by giving written notice to Tenant within ten (10) Business Days after receipt of any Transfer Notice with respect to (i) a proposed assignment of this Lease by Tenant (other than a Permitted Transfer), or (ii) a proposed sublease of at least any one full floor of the Premises for a term which is essentially the remainder of the Term or (iii) any sublease proposed by Tenant which would result in over fifty percent (50%) of the Building being subleased (under the proposed sublease specifications and proposal or in addition to prior subleases), (the portion of the Premises proposed to be transferred pursuant to clause (i) or (ii) or (iii), the “Subject Space”) to recapture the Subject Space by terminating this Lease with respect to the Subject Space, as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice; provided, however, that if Tenant is required to remove any Specialty Alterations from the Subject Space prior to the expiration or sooner termination of this Lease with respect to the Subject Space, then Tenant shall be afforded such time as may reasonably be necessary to complete such removal or restoration work prior to the effective date of the recapture, no additional cost or penalty to Tenant. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture, sublease or take an assignment of the Subject Space under this Section 10(h), then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of this Section 10. Further, if Landlord delivers a recapture notice to Tenant, Tenant will have the right, to be exercised by written notice delivered to Landlord within five (5) Business Days following receipt of such recapture notice, to rescind Tenant’s Transfer Notice, in which event no such Transfer shall take place and the recapture shall be void and of no further force or effect.
(i) Limitations on Transfers or Subleases by Tenant. Notwithstanding anything to the contrary contained in this Section 10, Floors 2, 3, & 4 cannot be subdivided or sublet into less than whole floors (but may be sublet separately so long as the internal stairway connecting the third (3rd) and fourth (4th) floors is not removed).
11. Insurance; Waivers; Subrogation; Indemnity.
(a) Indemnity Agreement.
(i) By Tenant. TO THE FULLEST EXTENT PERMITTED BY LAW, BUT SUBJECT TO SECTION 11(a)(ii) BELOW, TENANT WILL DEFEND, INDEMNIFY AND HOLD LANDLORD AND INDEMNITEES (as defined in Section 8.c) HARMLESS FROM AND AGAINST ALL CLAIMS (AS DEFINED HEREIN) ARISING OUT OF OR RELATING (DIRECTLY OR INDIRECTLY) TO (I) THE CONDUCT OR MANAGEMENT OF THE PREMISES OR OF ANY BUSINESS THEREIN, OR ANY WORK OR THING WHATSOEVER DONE, OR ANY CONDITION CREATED IN OR ABOUT THE PREMISES DURING THE TERM AND ANY EXTENSIONS THEREOF; (II) ANY ACT, OMISSION, BREACH OF ANY PROVISION OF THIS LEASE, OR NEGLIGENCE OF TENANT OR ANY OF TENANT’S LICENSEES OR THE PARTNERS, DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, INVITEES OR CONTRACTORS OF TENANT OR ANY OF TENANT’S LICENSEES; AND (III) ANY ACCIDENT, INJURY OR DAMAGE WHATSOEVER OCCURRING IN THE PROJECT DURING THE TERM AND ANY EXTENSIONS THEREOF (AND ANY PRIOR OR SUBSEQUENT PERIOD IN WHICH TENANT HAS EXCLUSIVE OCCUPANCY OF THE BUILDING). TENANT HEREBY EXPRESSLY INDEMNIFIES LANDLORD AND INDEMNITEES FOR THE CONSEQUENCES OF ANY

NEGLIGENT ACT OR OMISSION OF LANDLORD, ITS AGENTS, SERVANTS AND EMPLOYEES, UNLESS THE CLAIM IS CAUSED BY THE SOLE NEGLIGENCE OF LANDLORD.
(ii) By Landlord. NOTWITHSTANDING ANY PROVISIONS OF THIS LEASE TO THE CONTRARY, TENANT SHALL NOT BE REQUIRED TO INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ANY CLAIMS RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ITS AGENTS, CONTRACTORS, SERVANTS, EMPLOYEES OR LICENSEES.
(b) Tenant’s Insurance. Effective as of the Delivery Date and continuing throughout the Term, Tenant shall maintain insurance of the types and in the amounts described below. Insurance shall be obtained from insurance carriers rated not less than A-VII by A.M. Best Company and authorized to do business in the State. Tenant’s insurance policy deductibles shall be the responsibility of the Tenant. Tenant’s insurance policies shall be primary and not require any contribution by any insurance maintained by Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, upon notice to Tenant, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of five percent (5%) of such cost. It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease. Failure of Landlord to demand such certificate or other evidence of full compliance with these insurance requirements or failure of Landlord to identify a deficiency from evidence that is provided shall not be construed as a waiver of Tenant’s obligation to maintain such insurance. These requirements and limits are subject to review and modification by the Landlord in recognition of changes in the occupancy, exposure, or insurance marketplace; provided, however, that any such new requirements or limits imposed by Landlord shall be reasonably commensurate with the requirements or limits then being imposed on tenants by owners of Comparable Buildings (defined in Exhibit H).
(i) Commercial General Liability Insurance written on an occurrence basis, using a form that is at least as broad as ISO commercial general liability form and shall cover liability arising from premises, operations, independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract including the Landlord and Landlord’s property management company as additional insureds with limits of not less than $1,000,000 each occurrence and $2,000,000 aggregate shall be maintained. Evidence of commercial general liability insurance shall be provided for the commercial umbrella policy) prior to Lease inception and prior to each insurance policy renewal during the term of the Lease.

(ii) Commercial Auto Liability Insurance, if the Tenant owns any automobiles, written to cover owned, non-owned, hired, and borrowed autos with not less than $1,000,000 combined single limit shall be obtained. If the Tenant does not own any vehicles, non-owned and hired auto liability insurance with a not less than $1,000,000 limit shall be maintained. Tenant shall require similar coverage for any contract vehicles that it engages for transportation of personnel or personal property to or from the Premises.
(iii) Workers Compensation Insurance in accordance with statutory requirements.
(iv) Employers’ Liability Insurance with limits not less than $1,000,000 per accident shall be maintained.
(v) Umbrella or Excess Liability Insurance over (i), (ii), and (iv) with limits of not less than $15,000,000 each occurrence and $15,000,000 aggregate.
(vi) Host Liquor Liability Insurance required in the event that Tenant or its employees bring alcohol in the Premises, parking lot, or Common Areas.
(vii) Commercial Property Insurance with a limit equal to the full replacement cost and covering the fixtures, personal property, equipment, initial Tenant Improvements and all future alterations and improvements constructed by or for Tenant that will, at a minimum, cover the perils insured under ISO special causes of loss form and broad causes of loss form or their equivalent
(viii) Business Income insurance with a limit adequate to pay for one year’s loss of business income resulting from suspension of the Tenant’s business operations, caused by property damage from a covered cause of loss to the Premises.
(c) Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies. Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Project, as set forth in Exhibit C. Landlord’s insurance policies shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder:
(i) Building Insurance with a limit equal to full replacement cost less a commercially-reasonable deductible if the Landlord so chooses. Landlord’s policy shall contain at least twelve (12) months of “rental income loss” coverage payable in instances in which Tenant is entitled to Rent abatement hereunder, and shall include (A)

an “extended coverage” endorsement, and (B) a “building laws” and/or “law and ordinance” coverage endorsement that covers “costs of demolition,” “increased costs of construction” due to changes in building codes and “contingent liability” with respect to undamaged portions of the Building, and (C) an “earthquake sprinkler leakage” endorsement.
(ii) Commercial General Liability and Umbrella Insurance in an amount not less than $5,000,000.
(iii) Other insurance and additional coverage as Landlord may deem necessary.
(d) No Subrogation. NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE TO THE CONTRARY, LANDLORD AND TENANT EACH WAIVES ANY CLAIM IT MIGHT HAVE AGAINST THE OTHER FOR ANY DAMAGE TO OR THEFT, DESTRUCTION, LOSS, OR LOSS OF USE OF ANY PROPERTY, TO THE EXTENT THE SAME IS INSURED AGAINST UNDER ANY INSURANCE POLICY THAT COVERS THE BUILDING, THE PREMISES, LANDLORD’S OR TENANT’S FIXTURES, PERSONAL PROPERTY, LEASEHOLD IMPROVEMENTS, OR BUSINESS, OR IS REQUIRED TO BE INSURED AGAINST UNDER THE TERMS HEREOF, REGARDLESS OF WHETHER THE NEGLIGENCE OF THE OTHER PARTY CAUSED SUCH LOSS. LANDLORD AND TENANT EACH HEREBY WAIVE ANY RIGHT OF SUBROGATION AND RIGHT OF RECOVERY OR CAUSE OF ACTION FOR INJURY INCLUDING DEATH OR DISEASE TO RESPECTIVE EMPLOYEES OF EITHER AS COVERED BY WORKER’S COMPENSATION (OR WHICH WOULD HAVE BEEN COVERED IF TENANT OR LANDLORD AS THE CASE MAY BE, WAS CARRYING THE INSURANCE AS REQUIRED BY THIS LEASE). EACH PARTY SHALL CAUSE ITS INSURANCE CARRIER TO ENDORSE ALL APPLICABLE POLICIES WAIVING THE CARRIER’S RIGHTS OF RECOVERY UNDER SUBROGATION OR OTHERWISE AGAINST THE OTHER PARTY.
12. Subordination; Attornment; Notice to Landlord’s Mortgagee.
(a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this

Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) business days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease. Notwithstanding the foregoing, Tenant shall not be obligated to execute any document which alters any material provision of the Lease.
Landlord shall provide Tenant with a commercially reasonable subordination, non-disturbance, and attornment agreement (“SNDA”) in favor of Tenant from any mortgage holder in existence as of the Effective Date (“Superior Mortgagee”). Landlord agrees to provide Tenant with commercially reasonable non-disturbance, subordination and attornment agreement(s) in favor of Tenant from any Superior Mortgagee(s) of Landlord who later come(s) into existence at any time prior to the expiration of the Term of the Lease in consideration of, and as a condition precedent to, Tenant’s agreement to be bound by this Section 12(a).
(b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request. Notwithstanding the foregoing, Tenant shall not be obligated to execute any document which alters any material provision of the Lease.
(c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have to terminate this Lease due to any default on the part of Landlord without first giving written notice by certified mail, return receipt requested or nationally recognized overnight courier, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.
13. Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit E. Landlord may, from time to time, reasonably change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of or access to the Premises or the parking facilities, will not modify any of the provisions of this Lease, and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.
14. Condemnation.
(a) Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.
(b) Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises (or a material portion) in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking. TENANT HEREBY WAIVES ANY AND ALL RIGHTS IT MIGHT OTHERWISE HAVE PURSUANT TO SECTION 1265.130 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE.
(c) Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the next to last sentence of Section 14(b).
(d) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business and goodwill, and other claims it may have (excluding any claim related to its leasehold interest).
(e) Repair. If the Lease is not terminated, Landlord shall proceed with reasonable diligence to restore the remaining part of the Premises and Building substantially to their former condition to the extent feasible to constitute a complete and tenantable Building and Premises; provided, however, that Landlord shall only be required to reconstruct building standard leasehold improvements existing in the Premises as of the date of the Taking, and Tenant shall be required to pay the cost for restoring any other leasehold improvements. In no event shall Landlord be required to spend more than the condemnation proceeds received by Landlord for such repair.
15. Fire or Other Casualty.
(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.
(b) Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises (or such material portion) in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within three hundred sixty-five (365) days after the date of the casualty (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant. Notwithstanding the foregoing, if Tenant was entitled to but elected not to exercise its right to terminate this Lease and Landlord does not substantially complete the repair and restoration of the Premises within two (2) months after the expiration of the estimated period of time set forth in Landlord’s Damage Notice, which period shall be extended to the extent of any delays caused by Tenant, then Tenant may terminate this Lease by written notice to Landlord within thirty (30) days after the expiration of such period, as the same may be so extended.
(c) Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term (unless Tenant exercises any renewal rights it may have in this Lease); (3) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay insurance proceeds arising out of the Casualty in excess of $1,000,000.00 to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, , Landlord shall not be required to repair or replace any Alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building. If Landlord fails to complete repairs to the Premises within three hundred sixty-five (365) days after the date of the casualty, subject to force majeure delays, then Tenant shall have the right to terminate the Lease upon written notice delivered to Landlord at any time after such three hundred sixty-five (365) day period and prior to Landlord’s Substantial Completion of such repairs. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).
(e) Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable or inaccessible by the damage shall be abated on a reasonable basis from the date of damage; Tenant’s abatement period shall continue until the completion of Landlord’s repairs and until Tenant has had a sufficient period thereafter in which to have access to the Premises to repair and restore to the Tenant Improvements and any Alterations subsequently constructed by Tenant and to move into the Premises over the course of one (1) weekend (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be).
(f) Waiver of Statutory Provisions. The provisions of this Lease, including this Section 15, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

16. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.
17. Events of Default. Each of the following occurrences shall be an “Event of Default”:
(a) Payment Default. Tenant’s failure to pay Rent within three (3) Business Days after Tenant’s receipt of Landlord’s written notice that the same is due (a “Monetary Event of Default”);
(b) Abandonment. Tenant abandons the Premises as described in California Civil Code Section 1951.3;
(c) Estoppel/Financial Statement/Commencement Date Letter. Tenant fails to provide: (i) any estoppel certificate after Landlord’s written request therefor pursuant to Section 24(e); (ii) any financial statement after Landlord’s written request therefor pursuant to Section 24(q); or (iii) the Confirmation of Commencement Date in the form of Exhibit F as required by Section 3, and such failure shall continue for five (5) calendar days after Landlord’s second (2nd) written notice thereof to Tenant;
(d) Insurance. Tenant fails, within five (5) calendar days following written notice from Landlord, to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(b);
(e) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);
(f) Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof; provided, however, if such default is of the type which cannot reasonably be cured within thirty (30) days, then Tenant shall have such longer time as is reasonably necessary provided Tenant commences to cure within ten (10) days after receipt of written notice from Landlord and diligently prosecutes such cure to completion within sixty (60) days of such notice; and

(g) Insolvency. The filing of a petition by or against Tenant: (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within ninety (90) calendar days after the filing thereof.
18. Remedies. Upon an Event of Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.
(a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:
(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus
(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus
(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law. The term “rent” as used in this Section 18 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 18(a)(i) and (ii) above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 18(a)(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).
(b) Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.
(c) Subleases of Tenant. If Landlord elects to terminate this Lease on account of any Event of Default by Tenant, as set forth in this Section 18, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.
(d) Form of Payment After Default. Following the occurrence of an Event of Default by Tenant, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord hereunder, whether in the cure of the Event of Default in question or otherwise, be paid in the form of cash, money order, cashier’s or certified check drawn on an institution reasonably acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior practice of accepting payments in any different form.
(e) Efforts to Relet. For the purposes of this Section 18, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder.

The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.
(f) Landlord Defaults and Tenant Remedies. Except as otherwise provided in this Lease and specifically subject to Section 24(b), if Landlord fails in the performance of any of Landlord’s obligations under this Lease and such failure continues for thirty (30) days after Landlord’s receipt of written notice thereof from Tenant (and an additional reasonable time after such receipt if (A) such failure cannot be cured within such thirty (30) day period, and (B) Landlord commences curing such failure within such thirty (30) day period and thereafter diligently pursues the curing of such failure), then Tenant shall be entitled to exercise any remedies that Tenant may have at law or in equity. TENANT WAIVES ANY RIGHT TO OBTAIN ANY CONSEQUENTIAL, SPECIAL, PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES.
19. Payment by Tenant; Non-Waiver; Cumulative Remedies.
(a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all reasonable costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition reasonably acceptable to a new tenant (provided that Tenant shall not be responsible for costs to change the character of the Premises from an office use to a primarily retail, industrial or other non-office type of use); (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting (collectively, the items described in this clause (4) being referred to herein as “Costs of Reletting”)) (however, if Landlord relets the Premises for a term (the “Relet Term”) that extends past the scheduled Expiration Date of this Lease (without consideration of any earlier termination pursuant to this Article 18), the Costs of Reletting shall be applied as provided herein based on the percentage that the length of the Term remaining hereunder on the date Landlord terminates the Lease or Tenant’s right to possession bears to the length of the Relet Term. For example, if there are two (2) years left on the Term at the time that Landlord terminates possession and, prior to the expiration of such two year period, Landlord enters into a Relet Term of ten (10) years with a new tenant, 20% of the Proratable Costs of Reletting shall be considered in determining Landlord’s damages); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.
(b) No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by a party hereto of any violation or breach of any of the terms contained herein by the other party shall waive such party’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.
(c) Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.
20. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term (unless caused by Landlord, its employees, agents or contractors), in broom-clean condition including cleaning of interior surface of all walls, flooring, ceiling and/or any roof deck due to Tenant’s specific use (with such cleaning by commercial cleaning application as approved by Landlord), reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Tenant will remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord’s option as described in Section 8(a), Tenant shall (not later than ten (10) days after the expiration or earlier termination of the Lease) remove such Specialty Alterations, as well as wiring, conduits, or cabling installed by Tenant; however, Tenant shall not be required to remove the initial Tenant Improvements, nor shall Tenant be required to remove any other improvement or addition to the Premises or the Project if Landlord has specifically agreed in writing that such other improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 20. The provisions of this Section 20 shall survive the expiration or earlier termination of the Lease.
21. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, Base Rent equal to the greater of i) one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term or ii) the then prevailing Market Asking Rate for Class A Space in Redwood Shores as published by local area commercial real estate brokerages (as applicable, the “Holdover Rate”), and Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 21 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. IF TENANT FAILS TO SURRENDER THE PREMISES UPON THE TERMINATION OR EXPIRATION OF THIS LEASE (EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE), IN ADDITION TO ANY OTHER LIABILITIES TO LANDLORD ACCRUING THEREFROM, TENANT SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD LANDLORD HARMLESS FROM ALL LOSS, COSTS (INCLUDING REASONABLE ATTORNEYS’ FEES) AND LIABILITY RESULTING FROM SUCH FAILURE, INCLUDING ANY CLAIMS MADE BY ANY SUCCEEDING TENANT FOUNDED UPON SUCH FAILURE TO SURRENDER, AND ANY LOST PROFITS TO LANDLORD RESULTING THEREFROM. Notwithstanding the foregoing, if Tenant remains in the Premises at the end of the Term with the written consent of Landlord, then Tenant shall be a month-to-month tenant at the Holdover Rate, and Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease.
22. Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of or access to the Premises, Landlord shall have the following rights:
(a) Building Operations. To make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice (i.e., telephone or electronic mail notice to Tenant’s director of facilities or office manager), except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to interrupt or temporarily suspend Building services and facilities; and to change the name of the Building;
(b) Security. To take such reasonable security measures as Landlord deems advisable (provided, however, that any such security measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that such security matters are the responsibility of Tenant); including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building;
(c) Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours upon reasonable advance written notice to Tenant to show the Premises to prospective purchasers or lenders; and
(d) Prospective Tenants. At any time during the last twenty-four (24) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, upon reasonable advance written notice to Tenant to enter the Premises at all reasonable hours to show the Premises to prospective tenants.
(e) Condition on Non-Emergency Entry; Secured Access. Tenant shall be entitled to have an employee of Tenant accompany all persons entering the Premises, provided Tenant makes such employee available at the time Landlord reasonably desires to enter the Premises. Notwithstanding anything to the contrary set forth in this Section 22, Tenant may designate in writing certain reasonable areas of the Premises as “Secured Areas” should Tenant require such areas for the purpose of securing certain valuable property or confidential information and in such event Landlord shall not enter such Secured Areas except in the event of an emergency; provided, however, that any separate locks restricting access to any Secured Area must nonetheless match with the Building’s master keyset in order to allow Building management to access the Secured Area in the event of emergency. If Landlord must gain access to a Secured Area in a non-emergency situation, Landlord shall contact Tenant, and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to have such access. If Landlord determines, in good faith, that an emergency requires Landlord to gain access to a Secured Area, Landlord may enter the Secured Area without the necessity of advance notice to Tenant (except that Landlord will immediately notify Tenant thereafter of Landlord’s entry). Landlord shall have no obligation to provide janitorial service or cleaning in any Secured Area to the extent that Tenant does not allow Landlord’s janitorial staff to have access to such areas.
23. Hazardous Materials.

(a) During the Term of this Lease, Tenant shall comply with all Environmental Laws and Environmental Permits (each as defined in Section 23(i) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws and Environmental Permits, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance, and will obtain and renew all Environmental Permits required for operation or use of the Premises.
(b) Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 23(i) hereof) on the Premises, or the Project, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Project except (i) for limited quantities used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises such as office products and cleaning supplies, and then only in compliance with all applicable Environmental Laws, and (ii) as disclosed by Tenant in the Environmental Questionnaire attached as Exhibit I.
(c) At any time and from time to time during the term of this Lease, Landlord may perform an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment. If such assessment report indicates the presence of Hazardous Materials caused or permitted by Tenant in violation of the terms of the Lease, then such report shall be at Tenant’s sole cost and expense, and the cost of such assessment shall be immediately due and payable by Tenant to Landlord within thirty (30) days of receipt of an invoice therefor.
(d) Tenant will promptly advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 23(i) below) against Tenant relating to the Premises or the Project; (2) any condition or occurrence on the Premises or the Project that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Project. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.
(e) Tenant will not change or permit to be changed the present use of the Premises unless Tenant shall have notified Landlord thereof in writing and Landlord shall have determined, in its sole and absolute discretion, that such change will not result in the presence of Hazardous Materials on the Premises except for those described in Section 23(b) above.
(f) TENANT AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD AND INDEMNITEES (as defined in Section 8.c) FROM AND AGAINST ALL OBLIGATIONS (INCLUDING REMOVAL AND REMEDIAL ACTIONS), LOSSES, CLAIMS, SUITS, JUDGMENTS, LIABILITIES, PENALTIES, DAMAGES (INCLUDING CONSEQUENTIAL AND PUNITIVE DAMAGES), COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ AND CONSULTANTS’ FEES AND EXPENSES) OF ANY KIND OR NATURE WHATSOEVER THAT MAY AT ANY TIME BE INCURRED BY, IMPOSED ON OR ASSERTED AGAINST SUCH LANDLORD AND INDEMNITEES DIRECTLY OR INDIRECTLY BASED ON, OR ARISING OR RESULTING FROM (A) THE ACTUAL OR REASONABLY ALLEGED PRESENCE OF HAZARDOUS MATERIALS ON THE PROJECT WHICH IS CAUSED OR PERMITTED BY TENANT OR A TENANT PARTY AND (B) ANY ENVIRONMENTAL CLAIM RELATING IN ANY WAY TO TENANT’S OPERATION OR USE OF THE PREMISES (THE “TENANT HAZARDOUS MATERIALS INDEMNIFIED MATTERS”). THE FOREGOING INDEMNITY SHALL NOT INCLUDE ANY HAZARDOUS MATERIALS THAT WERE LOCATED AT THE PREMISES OR THE PROJECT ON THE DELIVERY DATE, NOR ANY HAZARDOUS MATERIALS PLACED ON THE PREMISES OR PROJECT BY LANDLORD, ITS EMPLOYEES, AGENTS, OR CONTRACTORS. THE PROVISIONS OF THIS SECTION 23 SHALL SURVIVE THE EXPIRATION OR SOONER TERMINATION OF THIS LEASE.
LANDLORD AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE TENANT FROM AND AGAINST ALL OBLIGATIONS (INCLUDING REMOVAL AND REMEDIAL ACTIONS), LOSSES, CLAIMS, SUITS, JUDGMENTS, LIABILITIES, PENALTIES, DAMAGES (INCLUDING CONSEQUENTIAL AND PUNITIVE DAMAGES), COSTS AND EXPENSES (INCLUDING

REASONABLE ATTORNEYS’ AND CONSULTANTS’ FEES AND EXPENSES) OF ANY KIND OR NATURE WHATSOEVER THAT MAY AT ANY TIME BE INCURRED BY, IMPOSED ON OR ASSERTED AGAINST SUCH LANDLORD AND INDEMNITEES DIRECTLY OR INDIRECTLY BASED ON, OR ARISING OR RESULTING FROM THE ACTUAL OR REASONABLY ALLEGED PRESENCE OF HAZARDOUS MATERIALS ON THE PROJECT WHICH IS CAUSED OR PERMITTED BY LANDLORD OR LANDLORD’S EMPLOYEES, REPRESENTATIVES, AGENTS OR CONTRACTORS.
(g) To the extent that the undertaking in the preceding paragraphs may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Tenant Hazardous Materials Indemnified Matters incurred by Landlord and Indemnitees.
(h) All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.
(i) “Hazardous Materials” means (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) ”Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Environmental Permit, including without limitation (i) any and all Environmental Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment; (d) “Environmental Permits” means all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.
24. Miscellaneous.
(a) Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(b) Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Project shall be limited to Tenant’s actual direct, but not consequential (except as set forth in Section 23(f)), damages therefor and shall be recoverable only from the interest of Landlord in the Building (which shall be deemed to include the rental income at the Building, the proceeds of any sale of all or any portion of the Building as well as any insurance or condemnation proceeds), and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Landlord’s liability to Tenant shall be further limited to Landlord’s equity interest in the Project. ADDITIONALLY, TO THE EXTENT ALLOWED BY LAW, TENANT HEREBY WAIVES ANY STATUTORY LIEN IT MAY HAVE AGAINST LANDLORD OR ITS ASSETS, INCLUDING WITHOUT LIMITATION, THE BUILDING.
(c) Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorism, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party (each a “Force Majeure Event”); provided that in each case, the party seeking the extension of time due to the Force Majeure Event shall have notified the other party of the event or condition giving rise to any such delay within five (5) Business Days after the requesting party learns of the occurrence of the event or condition and thereafter regularly (but in no event less often than weekly) kept the other party apprised of the status. If the party seeking the extension of time due to the Force Majeure Event fails to give notice of an event or condition that otherwise constitutes a Force Majeure Event within five (5) Business Days after it learns of such event or condition or fails to keep the other part regularly apprised of the status of such event or condition, as applicable, then such event or condition shall not constitute a Force Majeure Event hereunder unless and until the requesting party gives a notice that such Force Majeure Event is continuing and specifying the date of onset of the Force Majeure Event, in which event the duration of such Force Majeure Event shall be limited to the period of continuation commencing on the date of such notice of continuation and shall be subject to the continuing obligation that the requesting party thereafter regularly (but no less often than weekly) keeps the other party apprised of the status.
(d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than as set forth in the Basic Lease Information. Landlord agrees to compensate the brokers identified in the Basic Lease Information pursuant to the provisions of a separate written agreement. EACH PARTY SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER PARTY FROM AND AGAINST ALL COSTS, EXPENSES, ATTORNEYS’ FEES, LIENS AND OTHER LIABILITY FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY BROKER OR AGENT CLAIMING THE SAME BY, THROUGH, OR UNDER THE INDEMNIFYING PARTY. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.
(e) Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) Business Days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit G. Similarly, within ten (10) Business Days, Landlord agrees to deliver to Tenant a similar statement which may be relied upon by any entity extending financing to Tenant, engaged in a merger or acquisition transaction with Tenant or proposing to engage in any assignment or sublease with Tenant.

(f) Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; or (3) sent by a nationally recognized overnight courier service. All notices shall be effective upon the earlier to occur of actual receipt if delivered personally (provided that any notice so delivered on a weekend or holiday shall be deemed given on the next-succeeding Business Day), one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) Business Days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.
(g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.
(h) Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by a party hereto unless such waiver is in writing signed by the waiving party, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of a party hereto to insist upon the performance by the other in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.
(i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.
(j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.
(l) Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.
(m) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
(n) Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state of California.
(o) Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term.
(p) Joint and Several Liability. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(q) Financial Reports. The provisions of this Section 24(q) will apply only if at any time Tenant’s financial statements (i.e., Forms 10K and 10Q) are not publicly available (for example, on the SEC website). Within thirty (30) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (2) in litigation between Landlord and Tenant; and (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 24(q) more than once in any twelve (12) month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.
(r) Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.
(s) Telecommunications. Except as provided hereinbelow, Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s commercially reasonable policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.
Notwithstanding the foregoing to the contrary, if Tenant requires the installation of one or more satellite dishes or other data transmission equipment on the roof of the Building (collectively, the “Telecommunications Equipment”), then upon thirty (30) days advance written notice to Landlord and subject to available capacity and Tenant’s compliance with all applicable laws and Landlord’s requirements for property and roof maintenance and repair, Tenant may place such Telecommunications Equipment on the roof of the Premises in a location reasonably approved by Landlord. The installation of the Telecommunications Equipment shall constitute an Alteration and shall be performed in accordance with and subject to the provisions of Article 8 of this Lease, and the Telecommunications Equipment shall be treated for all purposes of the Lease as if the same were Tenant’s property. The cost of the Telecommunications Equipment and all costs of installing, maintaining and removing the Telecommunications Equipment shall be borne solely by Tenant. Upon the expiration of the Term or upon any earlier termination of the Lease, Tenant shall, at Tenant’s sole cost and expense and subject to the control of and direction from Landlord, remove the Telecommunications Equipment, repair and damage caused thereby, and restore the roof to the condition existing prior to the installation of the Telecommunications Equipment, reasonable wear and tear excepted.
(t) Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.
(u) Waiver. LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. TO THE EXTENT ALLOWED BY LAW, TENANT WAIVES THE BENEFIT OF ANY CONSUMER PROTECTION LAWS.

(v) Tenant Representation. Tenant is not a person or entity described by Sec. 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (Sept. 24, 2001), and does not engage in any dealings or transactions, and is not otherwise associated, with any such persons or entities.
(w) Transportation Management. Tenant shall comply with all present or future programs having the force of law intended to manage parking, transportation or traffic in and around the Complex, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.
(x) CC&Rs. Tenant acknowledges that this Lease and Tenant’s rights therein are subject to that certain Declaration of Covenants, Conditions and Restrictions for the Shores Business Center, dated _____, and recorded on _____ as Instrument No. _____ in the Official Records of San Mateo County, California (as the same has been and may be amended) (the “CC&Rs”).
(y) Disclosure. Tenant hereby waives any and all rights under and benefits of California Civil Code Section 1938 and acknowledges that neither the Building, the Project nor the Premises has undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code Section 55.52).

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

LANDLORD:	101 REDWOOD SHORES LLC, a Delaware limited liability company

	By:	/s/ Stephen Diamond
	Printed Name:	Stephen Diamond
	Title:	Manager

TENANT:	ZUORA, INC., a Delaware corporation

	By:	/s/ Tyler Sloat
	Printed Name:	Tyler Sloat
	Title:	Chief Financial Officer

	By:	/s/ Tien Tzuo
	Printed Name:	Tien Tzuo
	Title:	Chief Executive Officer

EXHIBIT A
SITE PLAN DEPICTING PREMISES AND BUILDING

LOT 1
(112 M 20-22)
LOT A
(112 M 20-22)
LOT 2
(112 M 20-22)
TWIN DOLPHIN DRIVE
(A PUBLIC STREET)
(WIDTH VARIES)
(BASIS OF BEARINGS)
N 70°56'47" W
759.74'
REDWOOD SHORES PARKWAY
(A PUBLIC STREET)
(WIDTH VARIES)
LOT 4
(112 M 20-22)
6.166 ± ACRES
101 REDWOOD SHORES PARKWAY
FOUR STORY BUILDING
68.5' – BUILDING HEIGHT
26,189 ± SQ. FT.
(PER EXTERIOR DIMENSIONS)
(INCLUDES ARCHITECTURAL FEATURES)
LANDS OF THE COUNTY OF SAN MATEO
LOT 4
(112 M 20-22)
LANDS OF THE SOBRATO FAMILY FOUNDATION
PARCEL "C"
(54 M 11)
Scale 1" = 30 ft

PARKING SUMMARY

DESCRIPTION	STALLS
STANDARD PARKING	323
COMPACT PARKING	0
ACCESSIBLE PARKING	8
TOTAL	331

CURVE TABLE

CURVE	RADIUS	DELTA	LENGTH
C1	997.00'	4°52'12"	84.74'
C2	1045.00'	1°00'11"	18.29'
C3	151.00'	9°44'48"	25.69'
C4	155.00'	14°38'04"	39.59'
C5	38.00'	90°00'00"	59.69'
C6	30.00'	90°00'00"	47.12'
C7	268.00'	8°31'51"	39.90'
C8	272.00'	8°31'51"	40.50'
C9	20.00'	94°50'13" (94°52'12")	33.10' (33.12')

LINE TABLE

LINE	BEARING	DISTANCE
L1	N 70°56'47" W	33.00'
L2	N 47°51'36" E	11.59'
L3	N 56°18'43" W	25.42'
L4	N 19°03'13" E	20.00'
L5	S 62°24'56" E	40.62'

ALTA / ACSM LAND TITLE SURVEY

FOR: DIAMOND INVESTMENT PROPERTIES

101 REDWOOD SHORES PARKWAY

REDWOOD CITY — CALIFORNIA

KIER & WRIGHT
CIVIL ENGINEERS & SURVEYORS, INC.
3350 Scott Boulevard, Building 22 • (408) 727 6665
Santa Clara, California 95054 • (408) 727 5641

No.	REVISION	BY	No.	REVISION	BY

DATE	SEPT., 2014
SCALE	1"=30'
DESIGNER	JRV
DRAFTER	CJ
JOB	A14114
SHEET	2

OF 2 SHEETS

EXHIBIT B
DESCRIPTION OF THE LAND

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF REDWOOD CITY, IN THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

LOT 4, AS SHOWN ON THAT CERTAIN MAP ENTITLED “SHORES CENTER UNIT NO. 2, CITY OF
REDWOOD CITY, SAN MATEO COUNTY, CALIFORNIA”, FILED IN THE OFFICE OF THE COUNTY
RECORDER OF SAN MATEO COUNTY, STATE OF CALIFORNIA, ON OCTOBER 15, 1984 IN BOOK
112 OF MAPS AT PAGE(S) 20-22.

APN: 095-220-200 and 095-220-210
JPN: 112-020-000-04T

EXHIBIT C
ADDITIONAL RENT:
COMMON AREA MAINTENANCE COSTS, UTILITIES, TAXES, AND INSURANCE
1. Additional Rent. Tenant shall pay to Landlord all costs of Common Area Maintenance Costs, Utilities, Taxes, and Insurance for the Project (“Additional Rent”). Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. Commencing upon the Commencement Date, and during each calendar year or partial calendar year of the Term and any period Tenant occupies a portion of the Premises before the Term commences, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Common Area Maintenance Costs are available for each calendar year.
2. Common Area Maintenance Costs. Tenant shall pay all “Common Area Maintenance Costs”, which shall consist of all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, the Building, and the Building’s Systems, as applicable, determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance, repair or security of the Project, the Building, and the Building’s Systems, including taxes, insurance and benefits relating thereto (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project, the Building, and the Building’s Systems; provided, that if any such employees of Landlord provide services for more than one building of Landlord, then a prorated portion of such employees’ wages, benefits and taxes shall be included in Common Area Maintenance Costs based on the portion of their working time devoted to the Project); (b) all supplies, and materials used in the operation, maintenance, repair, replacement, and security of the Project, the Building, and the Building’s Systems; (c) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project, the Building, and the Building’s Systems; (d) repair, maintenance, replacement and supply of the Building Systems; (e) landscaping and gardening of the Common Area; (f) lighting, repaving, restriping, repairing, and maintaining the Common Areas, including the parking areas and sidewalks; (g) janitorial services, exterior building cleaning and window washing, trash removal, and any other similar work performed on the Project, and all supplies, tools and equipment required in connection therewith; (h) dedicated employee shuttle services or other services that Tenant requests the Landlord to provide for the Project and Landlord agrees to provide in its sole discretion; (i) costs for improvements made following the Commencement Date to the Project, the Building, and the Building’s Systems which, although capital in nature, are (i) expected to result in a net reduction of the normal Common Area Maintenance Costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as (ii) capital improvements made in order to comply with any Law promulgated after the Commencement Date by any governmental authority or any interpretation rendered after the Commencement Date with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion, as well as (iii) capital improvements made to improve the health, safety and welfare of the Project in general (i.e., not a specific Building) and its occupants , as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion the items described in clauses (i), (ii) and (iii), collectively, “Permitted Capital Expenditures”); (j) property management fees equal to three percent (3%) of gross revenue charged by Owner’s property manager or by Owner, whether or not Landlord employs a third party managing agent; and (k) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument now or hereafter affecting the Complex, including, without limitation, the CC&Rs, including any fees charged by the Complex’s owner’s association.
Common Area Maintenance Costs shall not include costs for: (1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation; (4) leasing commissions; (5) legal expenses; (6) renovating or otherwise improving space for lease to other tenants; (7) Utilities, Taxes, and Insurance which are paid separately pursuant to Sections 3, 4, and 5 below; (8) federal, state and local income taxes imposed on or measured by the income of Landlord from the operation of the Project; (9) costs of a capital nature other than Permitted Capital Expenditures described in Section 2 of this Exhibit; (10) salaries of officers and executives of Landlord at the level of Senior Building Manager or above; (11) the cost of any work or service performed for any tenant of the Building (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants (including Tenant); (12) all costs of cleanup, removal, investigation and/or remediation (collectively, “Remediation Costs”) of any Hazardous Materials in, on or under the Project the extent such Hazardous Materials are (x) in existence as of the Delivery Date and in violation of applicable Laws, or (y) introduced onto the Project after the Delivery Date by Landlord or any of Landlord’s agents, employees, contractors or tenants or other third parties not related to Tenant in violation of applicable Laws; (13) the cost of any repairs, alterations, additions, changes, replacements and other items which are made in order to prepare for a new tenant’s occupancy; (14) any advertising expenses; (15) interest and penalties due to late payment of any amounts owed by Landlord, except such as may be incurred as a result of Tenant’s failure to timely pay its portion of such amounts or as a result of Landlord’s contesting such amounts in good faith; (16) costs related to the existence and maintenance of Landlord as a legal entity, except to the extent attributable to the operation and management of the Project; (17) the cost of any work or service performed for any tenant (including Tenant) at such tenant’s cost; (18) political or charitable contributions; (19) ground rent payable under any ground lease; (20) the cost of any utilities consumed in other buildings in the Project; (21) any cost which represents work performed exclusively for one or more buildings in the Project (but not the Building) and (22) any cost incurred by Landlord to perform the Additional Landlord Improvements.
3. Utilities. Tenant shall pay all water, electricity, sewerage, gas, telephone and other utilities for the Premises, either by reimbursement to Landlord or (at Tenant’s election) by directly contracting from the public utility company furnishing same. Any meters required in connection therewith shall be installed at Tenant’s sole cost.
4. Taxes. Tenant shall pay Tenant’s Proportionate Share of all Taxes for the Project for each year and partial year falling within the Term. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Common Area Maintenance Costs. “Taxes” shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Common Area Maintenance Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. Taxes shall also include any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Taxes shall also include any governmental or private assessments or the Building’s or Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Taxes for purposes of this Lease. If Landlord receives a refund of Taxes, or a credit against its future Taxes, for any calendar year, Landlord shall either pay to Tenant, or credit against subsequent payments of Rent due hereunder, an amount equal to Tenant’s Proportionate Share of the refund, net of any reasonable expenses incurred by Landlord in achieving such refund; provided, however, if this Lease shall have expired or is otherwise terminated, Landlord shall refund in cash any such refund or credit due to Tenant within thirty (30) days after Landlord’s receipt of such refund or its receipt of such credit against future Taxes. Landlord’s obligation to so refund to Tenant any such refund or credit of Taxes shall survive such expiration or termination. Tenant shall reimburse Landlord, as Additional Rent, upon demand for any and all taxes required to be paid by Landlord, excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when: (a) said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, including the Tenant Improvements, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord; (b) said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project used by Tenant in connection with this Lease; or (c) said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.
5. Insurance. Tenant shall pay Tenant’s Proportionate Share of the cost of all Insurance for the Project for each year and partial year falling within the Term. Tenant shall pay Tenant’s Proportionate Share of Insurance in the same manner as provided above for Tenant’s Proportionate Share of Common Area Maintenance Costs. “Insurance” shall mean property, liability and other insurance coverages carried by Landlord, including without limitation deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates. Notwithstanding the foregoing, if and to the extent that Landlord incurs a deductible payment under any policy of earthquake insurance which deductible payment is in excess of Fifty Thousand Dollars ($50,000.00), then each payment shall, for the purposes of inclusion in this Section 5, be treated in the same manner as a Permitted Capital Expenditure, with a useful life of ten (10) years.
6. Common Area Maintenance, Utilities, Tax and Insurance Statement. By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Common Area Maintenance Costs, Utilities, Taxes, and Insurance for the Project for the previous year, adjusted as provided in Section 6 of this Exhibit (the “Common Area Maintenance, Utilities, Tax and Insurance Statement”). If Tenant’s estimated payments of Common Area Maintenance or Utilities or Taxes or Insurance for the Project under this Exhibit C for the year covered by the Common Area Maintenance Costs, Utilities, Tax and Insurance Statement exceed Tenant’s share of such items as indicated in the Common Area Maintenance, Utilities, Tax and Insurance Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Common Area Maintenance, Utilities, Taxes and Insurance under this Exhibit C for such year are less than Tenant’s share of such items as indicated in the Common Area Maintenance, Utilities, Tax and Insurance Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises.
Within one hundred eighty (180) days after receipt of a Common Area Maintenance, Utilities, Tax and Insurance Statement by Tenant, if Tenant desires to review Landlord’s books and records regarding the amount of Additional Rent set forth in the Common Area Maintenance, Utilities, Tax and Insurance Statement, a reputable certified public accountant (which accountant has had previous experience in reviewing financial operating records of landlords of office buildings; provided that such accountant is not retained by Tenant on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records at Landlord’s offices, provided that no Event of Default on the part of Tenant then exists. In connection with such inspection, Tenant and Tenant’s agents must agree in advance to abide by Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to so elect to review Landlord’s books and records within one hundred eighty (180) days of Tenant’s receipt of such Common Area Maintenance, Utilities, Tax and Insurance Statement shall be deemed to be Tenant’s approval of such Common Area Maintenance, Utilities, Tax and Insurance Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Common Area Maintenance, Utilities, Tax and Insurance Statement. If after such inspection, Tenant disputes such Additional Rent, a certification as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such certification by the Accountant proves that Common Area Maintenance, Utilities, Tax and Insurance Statement were overstated by more than five percent (5%) in aggregate, then the cost of the Accountant (as well as the cost of Tenant’s initial review) and the cost of such certification (up to five thousand dollars ($5,000.00)) shall be paid for by Landlord. In no event shall this Section 5 be deemed to allow any review of any Landlord’s records by any subtenant of Tenant (approved by Landlord). Tenant agrees that this Section 5 shall be the sole method to be used by Tenant to dispute the amount of any Additional Rent payable or not payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.
7. Gross-Up. With respect to any calendar year or partial calendar year in which the Project is not occupied to the extent of 95% of the rentable area thereof, or Landlord is not supplying services to 95% of the rentable area thereof, the portion of Common Area Maintenance Costs for such period which vary by occupancy shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof.

EXHIBIT D
WORK LETTER INCLUDING TENANT IMPROVEMENT ALLOWANCE
1.     Tenant Improvement Allowance.
1.1     Tenant shall be entitled to a Tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of $100.00 per RSF, for a total of $10,032,800.00, for costs relating to the initial design, permitting, project management and construction of improvements to the Building (the “Tenant Improvements”). In no event shall Landlord be obligated to pay a total amount which exceeds the Tenant Improvement Allowance.
1.2     Tenant shall utilize not less than $50.00 per rentable square foot of the Tenant Improvement Allowance and/or Tenant’s funds on each floor of the Building. The following may be performed and paid for by Tenant, but are excluded from reimbursement or payment utilizing the Tenant Improvement Allowance: furniture, fixtures, and equipment, TV monitors, TV cabling and service, AV systems, IT cabling and infrastructure, signage (except for code compliance signage), reception desk, security turnstile, key card security systems, security cameras, break room appliances, moving & relocation, and server room installation (the “Excluded Items”).
2.     Disbursement of the Tenant Improvement Allowance. The Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):
2.1     Payment of (i) the fees of consultants retained in connection with the design, engineering and construction of the Tenant Improvements, (ii) the payment of plan check, permit and license fees relating to construction of the Tenant Improvements and other permitting costs, and (iii) any other reasonable hard or soft costs related to the design, engineering and construction of the Tenant Improvements;
2.2     Payment of the reasonable fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the Construction Drawings (defined below);
2.3     The cost of construction of the Tenant Improvements, including, contractors’ fees and general conditions;
2.4     The cost of any changes in the Base Building when such changes are required by the Construction Drawings, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;
2.5     The cost of any changes to the Construction Drawings or Tenant Improvements required by Applicable Laws; and
2.6     The cost of any Landlord-approved Tenant change items.
For avoidance of doubt, Tenant shall not be responsible for paying Landlord or any affiliate or contractor of Landlord, nor shall the Tenant Improvement Allowance be deducted or reduce to account for, a construction management or construction supervision fee in connection with the Tenant Improvements.
Landlord shall pay installments of the Tenant Improvement Allowance periodically as design and construction is carried out within thirty (30) days after receipt by Landlord of (a) an itemized statement of Tenant Improvement expenses, accompanied by reasonably detailed invoices and other supporting information as is reasonably requested by Landlord or its consultants engaged to review and evaluate such payment requests which adequately describe the work performed and the materials provided which are the basis for the requested installment payment hereunder, (b) conditional lien releases upon progress payment, except for disbursements made on account of retainage or the final 5% of the Tenant Improvement Allowance (the “Retainage”) for which conditional lien releases upon final payment shall be required, in the form required under California Civil Code Section 3262 from all contractors, subcontractors, and materialmen who shall have furnished materials or supplies or performed work or services in connection with the Tenant Improvements and who will be paid from the applicable installment, and (c) unconditional releases upon progress payment or unconditional releases upon final payment, as applicable, in the form required under California Civil Code Section 3262 from all contractors, subcontractors, and materialmen with respect to whom Landlord previously disbursed funds to Tenant.
In the event that the Contractor’s Contract for Tenant Improvements exceeds the amount of the Tenant Improvement Allowance (then remaining), Tenant will be responsible for the payment of the amount by which the remaining Contract balance exceeds the Tenant Improvement Allowance (then remaining) following the disbursement of the Tenant Improvement Allowance (except for the Retainage). Landlord shall not have any obligation to pay the Tenant Improvement Allowance (a) for so long as a Default by Tenant exists, (b) if a lien has been filed with respect to the Tenant Improvements that has not been released or bonded over within ten (10) business days following notice of such lien to Tenant, (c) if Tenant is in violation of the terms of the applicable permits for the Tenant Improvements, or (d) if the insurance required under this Lease is not in full force and effect. Any portion of the Tenant Improvement Allowance not drawn or requested to be paid by Tenant by December 31, 2020 (the “Outside Allowance Date”) shall be forfeited, provided, however, that the Outside Allowance Date shall be delayed on a day-for-day basis for each day that Tenant Improvements are delayed due to Landlord Delay or by events of force majeure, and provided that Tenant notifies Landlord promptly of any such force majeure event).
If Landlord, in good faith, disputes any item in a request for payment and delivers a written objection to such item setting forth with reasonable particularity Landlord’s reasons for its dispute (a “Draw Dispute Notice”) within ten (10) business days following Landlord’s receipt of such draw request, Landlord may deduct the amount of such disputed item from the payment. Landlord and Tenant shall, in good faith, endeavor to resolve any such dispute with diligence and dispatch. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.
If and to the extent that Landlord fails to fund any monthly disbursement of the Allowance within thirty (30) days following Landlord’s receipt of a draw request (subject to Landlord’s right to deduct amounts specified in a timely Draw Dispute Notice), Tenant shall be entitled to fund the amount set forth in Tenant’s draw request and deduct that portion of the same which exceeds the amount duly disputed in the Draw Dispute Notice from Rent next due and payable by Tenant under the Lease, provided that Tenant will concurrently deliver notice to Landlord of the amount so funded by Tenant and provided further that in no event will Tenant be entitled to offset more than fifty percent (50%) of the Base Rent payable in any calendar month. If and to the extent that Landlord timely delivers any Draw Dispute Notice, Landlord shall nevertheless be obligated to fund the portion of such draw request, if any, which Landlord has not duly disputed, and Tenant shall only be entitled to fund the undisputed amount of such draw request to the extent Landlord fails to so fund such amount. If Tenant commences to offset unfunded draw amounts, Landlord shall have the right, at any time, to pay to Tenant all or any portion of the then-unfunded amount, in which event Tenant shall have no further right to continue such offset with respect to the amount so paid.
3.     Construction Drawings.

3.1     Tenant shall retain an architect/space planner reasonably approved by Landlord (the “Architect”) to prepare the Construction Drawings; Landlord hereby approves AP+I as the Architect if Tenant elects to retain AP+I as the Architect. Tenant shall, if necessary, retain engineering consultants reasonably approved by Landlord (the “Engineers”) to prepare all engineering working drawings. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.”
3.2     All Construction Drawings shall be subject to Landlord’s reasonable approval, which approval shall not be unreasonably withheld. The parties agree that it shall be reasonable for Landlord to deny consent to removal of the stairways within the Building. Tenant shall supply Landlord with one (1) copy of its final space plan in CADD format. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request, to the extent reasonable, clarification for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Building if the same is approved or disapproved; provided, however, Landlord may not unreasonably withhold its consent. If Tenant is so advised, Tenant shall cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require, in such event, the scope of Landlord’s review of such revised Final Space Plan will be limited to Tenant’s correction of the items noted in Landlord’s notice of disbursement.
3.3     After the Final Space Plan has been approved by Landlord, Tenant shall cause the Architect and the Engineers to complete the architectural and engineering drawings for the Tenant Improvements, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval, which approval shall not be unreasonably withheld. Tenant shall supply Landlord via electronic mail one (1) CADD format copy of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Working Drawings for the Building if the same is approved or disapproved; Landlord’s approval will not be unreasonably withheld. If Landlord reasonably disapproves of the Final Working Drawings (or any portion thereof), Tenant shall revise the Final Working Drawings in accordance with such disapproval of Landlord in connection therewith.
3.4     The Final Working Drawings, once approved by Landlord pursuant to Section 3.3 above, shall be referred to herein as the “Approved Working Drawings”. Tenant shall obtain approval of the Final Working Drawings prior to submission of the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Building and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.
3.5     Notwithstanding the procedures set forth in Sections 3.3 and 3.4 above, Landlord acknowledges that Tenant may elect to use plans and drawings prepared by Architect for the purpose of retaining so-called design-build subcontractors (the "Design-Build Subcontractors") for the design (including preparation of plans and working drawings) and completion of some or all of the Tenant Improvements in which event Landlord shall have the right to review and approve the scope and design of all improvements proposed to be performed by the Design-Build Subcontractors. All third party costs incurred by Landlord in connection with Landlord's review of the scope and design of improvements proposed to be performed by the Design-Build Subcontractors shall be at Tenant's cost and may be deducted from the Tenant Improvement Allowance.
3.6     No material changes, modifications or alterations in the Approved Working Drawings, other than de minimis changes, modifications or alterations, may be made without notice to Landlord. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt such notice if the same is approved or disapproved; provided, however, Landlord may not unreasonably withhold its consent. For such purposes, Tenant, Contractor (defined below) and Architect will hold weekly construction status meetings to which Landlord will be invited, and, as part of the agenda for any such weekly status meeting, any material changes to the Approved Working Drawings will be discussed.
4.     Construction of Tenant Improvements.
4.1     Tenant shall retain one of the following general contractors (the “Contractor”) for the construction of the Tenant Improvements: Hathaway Dinwiddie Construction, Skyline Construction, NOVO, Dome, and Cody Brock. Prior to entering into any contract with the Contractor, Tenant shall submit such contract to Landlord for its review and consent (not to be unreasonably withheld) for the sole purpose of confirming that such contract complies with the provisions of the Work Letter.
4.2     Tenant shall cause the Contractor to agree that: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant and the Contractor shall abide by all rules made by Landlord’s Building manager with respect to performance of construction in the Building, including the handling of deliveries, use of elevators, storage of materials, and any other matter in connection with the construction of the Tenant Improvements; and (iii) all reasonable safety precautions must be taken throughout construction.
4.3     Throughout the course of the Tenant Improvement Work, Tenant and its Contractor shall maintain such insurance coverage as is commercially standard for such construction work.
4.4     Tenant or its Contractor must obtain all applicable building permits and approvals for the construction of Tenant Improvements, and such Tenant Improvements must be constructed in accordance with Applicable Laws, including ADA and Title 24.
4.5     With regards to any work to be performed on the Building Systems and subsystems, Tenant and its Contractor shall use those subcontractors that regularly maintain and manage such systems, and such work will include design, components, distribution, and installation to meet Landlord’s specifications for the operations of the Building; any such subsequent contractors with whom Tenant or Contractor are required to contract will charge commercially reasonable rates for the services involved, or Tenant shall have the right to propose reasonably acceptable substitute contractors or sub-contractors to perform such work, subject to Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed.
4.6     At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems.

5.     Indemnification. Tenant hereby releases Landlord and acknowledges that Landlord shall have no liability in connection with the construction and performance of Tenant Improvements except to the extent of any injury, damage or claim arising out of the gross negligence or willful misconduct of Landlord or Landlord’s employees, agents or contractors, and, in any such event, subject to the provisions of the waiver of subrogation contained in the Lease. Tenant shall indemnify and hold Landlord harmless with respect to any and all costs, losses, damages, delays, injuries, and liabilities related in any way to any act or omission of Tenant or the Contractor, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.
6.        Ownership of Improvements. All Tenant Improvements and any other appurtenances, fixtures, improvements, equipment, additions, and property permanently attached to or installed in the Building as the commencement of or during the Term, shall at the end of the Term become Landlord’s property without compensation to Tenant; provided however, that this section shall not apply to Tenant’s furniture, fixtures, and equipment that is not attached to the Building, which can be removed without material damage to the Building, and which is not purchased using the Tenant Improvement Allowance.
7.     Additional Landlord Improvements. In addition to providing the Tenant Improvement Allowance, Landlord shall perform the following exterior improvements at its sole cost and expense:
7.1.     Building Entry Arches: The new Large Steel Arches at the entry to the building shall be painted in Dark Gray color.
7.2.     Building Entry 101: A new Stainless Steel “101” building address number shall be installed atop the Arches.
7.3.     Building Entry Doors: New hardware and mechanisms shall be installed on the entry doors, and the entry doors and frames shall be refinished in Dark Gray color to match Arches; Landlord to ensure that all such doors close smoothly without slamming.
7.4.     Building Entry Vestibule: The old 101 numbers and phone shall be removed, and the entry vestibule will be repainted Light Gray.
7.5.     Building Sconce Lights: The existing White Sconce Lights on the exterior of the building shall be replaced with new Metallic Covers and LED Bulbs.
7.6.     Exterior Light Bollards: The existing Light Bollards shall be replaced with new modern Light Bollards and LED Bulbs.
7.7.     Landscaping: The Landscaping around the exterior of the building shall be replanted where damaged or missing so that all site Landscaping is in good condition and consistent quality.
7.8.     Parking Lot: Repair, slurry, seal, and stripe the parking lot; deliver parking lot lighting in good working order. (To the best of Landlord’s knowledge, the Parking Lot is compliant with ADA.)
7.9.     Professionally clean the exterior of the Building to remove water stains, marks, etc.
8.     Tenant’s Representative. Tenant has designated [**] ([**]) (“Tenant’s Representative”), as its representative with respect to the performance of the Tenant Improvements who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of Tenant, unless Tenant provides Landlord with written notice to the contrary. Landlord acknowledges that, if Tenant retains a project manager to assist in coordinating construction, Tenant may additionally designate such project manager as Additional Tenant Representative for the purposes of this Section 8.
9.     Landlord’s Representative. Landlord has designated [**] ([**]) and [**] ([**]) (each a “Landlord’s Representative”) as its representative with respect to the performance of the Tenant Improvements, who each, until further notice to Tenant, shall have full authority and responsibility to act on behalf of Landlord.

EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking area associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.

4. No tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. The foregoing will not preclude Tenant from installing its own security system governing access to the Premises.

5. In connection with the movement in or out of the Building of furniture, fixtures or equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials, each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement.

6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner reasonably acceptable to Landlord which may include the use of such supporting devices as Landlord may reasonably require. All damages to the Building caused by the installation or removal of any property of a tenant or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7. No birds or animals (other than seeing-eye or emotional support dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

8. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises (other than such vibrations and noises as are typical for an office building) or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

9. No tenant shall use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

10. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

11. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, other than those used for Tenant’s employees.

12. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

13. All vehicles which are parked in the parking facility serving the Building are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicles may be stored in the parking areas (overnight parking by Tenant’s employees will not be deemed “storage” for the purposes of this Rule #13). No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $100.00 to remove the “boot.”

14. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

15. Tenant shall not permit its employees, invitees or guests to smoke in the Premises, nor shall any tenant permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

16. Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.

17. Tenant shall not advertise for temporary laborers giving the Premises or the Project as an address, nor pay such laborers at a location in the Premises or the Project.

18. Tenant shall park trailers and other oversized vehicles only in areas designated by Landlord for the parking of trailers or oversized vehicles. Tenant shall not park trailers and other oversized vehicles in streets or other public areas in the Project or Complex.

19. Tenant shall not utilize the Premises or Project for outside storage except with the written consent of Landlord. The prohibition against outside storage includes, but is not limited to, equipment, materials, vehicles, campers, trailers, boats, barrels, pallets, and trash (other than in containers provided by commercial trash collectors which are picked up on a regularly scheduled basis).

EXHIBIT F

CONFIRMATION OF COMMENCEMENT DATE

______________ ___, 201_

Zuora, Inc.
101 Redwood Shores Parkway
Redwood City, CA 94065
Re: Lease Agreement (the “Lease”) dated March 19, 2019, between 101 REDWOOD SHORES LLC, a Delaware limited liability company (“Landlord”), and ZUORA, INC., a Delaware corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:
Landlord and Tenant agree as follows:
1. Condition of Premises. Tenant has accepted possession of the Premises in their AS IS condition on the Effective Date pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects, subject to the completion of Punch List Items. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.
2. Commencement Date. The Commencement Date of the Lease is ______________ ___, 20__.
3. Expiration Date. The Term is scheduled to expire on the last day of the one hundred twenty-seventh (127th) full calendar month of the Term, which date is ______________, 20__.
4. Contact Person. Tenant’s contact person in the Premises is:

Zuora, Inc.
101 Redwood Shores Parkway
Redwood City, CA 94065
Attention: [**]
Telephone: [**]
Telecopy: _________________

5. Base Rent. Base Rent shall be payable monthly in advance in accordance with the following schedule:

Lease Month	Annual Base Rent	Monthly Base Rent	Monthly Rental Rate Per RSF
1 - 12*	$5,357,520	$446,460	$4.45
13 - 24	$5,518,248	$459,854	$4.58
25 - 36	$5,683,800	$473,650	$4.72
37 - 48	$5,854,320	$487,860	$4.86
49 - 60	$6,029,952	$502,496	$5.01
61 - 72	$6,210,852	$517,571	$5.16
73 - 84	$6,397,176	$533,098	$5.31
85 - 96	$6,589,092	$549,091	$5.47
97 - 108	$6,786,768	$565,564	$5.64
109 - 120	$6,990,372	$582,531	$5.81
121 - 127	$7,200,084	$600,007	$5.98

6. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no current defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

7. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

101 Redwood Shores LLC, a Delaware limited liability company

By:
Printed Name:
Title:

Agreed and accepted:

ZUORA, INC., a Delaware corporation

By:
Printed Name:
Title:

EXHIBIT G

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between _______________________, a ___________________, as Landlord, and the undersigned as Tenant, for the Premises on the __________ floor(s) of the office building located at _____________________, __________ and commonly known as _______________________, and hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of ___________, 20___ between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”): ________________

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.
2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.
3. The Term commenced on __________________, 20__, and the Term expires, excluding any renewal options, on _____________________, 20__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.
4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

5. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ______________. The current monthly installment of Base Rent is $___________________.
6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and, to Tenant’s knowledge, Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.
7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.
8. Except for any mandatory pre-payment of first (1st) month’s Base Rent, no rental has been paid more than thirty (30) days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.
9. If Tenant is a corporation, partnership or other business entity, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.
10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.
11. Other than as approved by Landlord in writing and used in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any Hazardous Materials in the Premises.
12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease (subject to the completion of Punch List items) and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.
Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property. Notwithstanding the foregoing, in no event will this Estoppel Certificate be deemed to amend or revise any of the expressed terms of the Lease.

Executed as of ________________________, 20__.

TENANT:

a

By:
Name:
Title:

EXHIBIT H

RENEWAL OPTION

Provided that an uncured Event of Default does not exist at the time of such election and at any time prior to the commencement of the extended Term and Tenant is as of the date of Tenant’s delivery of Tenant’s Election Notice, then occupying at least seventy percent (70%) of the Premises at the time of such election, Tenant may renew the Term for one (1) additional period of seven (7) years, by delivering written notice of the exercise thereof to Landlord not earlier than fifteen (15) months nor later than twelve (12) months before the expiration of the then-current Term (“Tenant’s Election Notice”). The Base Rent payable for each month during such extended Term shall be equal to the prevailing rental rate with annual escalations (the “Prevailing Rental Rate”), at the commencement of such extended Term, for leases of space in comparable buildings located within South San Mateo County, California, of equivalent quality, size, utility and location (“Comparable Buildings” and such transactions, “Comparable Transactions”), with the length of the extended Term and the credit standing of Tenant to be taken into account; if such Comparable Buildings, or comparable space within Comparable Buildings or Comparable Transactions are not available, adjustments shall be made in the determination to reflect the age and quality of the Building and Premises as contrasted to other buildings and transactions used for comparison purposes, taking into consideration size, location, proposed term of the lease, extent of services to be provided, the time that the particular rate under consideration became or is to become effective, as well as all then-relevant concessions and inducements including, if applicable, the following concessions: (i) the amount of protection received by tenants in connection with the payment of operating expenses and taxes (i.e., base year or expense stop, if any), (ii) rental abatement concessions being given such tenants, if any, (iii) improvement allowances and the value of tenant improvement work provided or to be provided for such comparable space, (iv) all other inducements and concessions and payments, if any, being granted such tenants in connection with such comparable space. Additionally, in any determination of space within Comparable Buildings and/or Comparable Transactions, appropriate consideration shall be given to the annual rental rates per rentable square foot, the standard of measurement by which the rentable square footage is measured, and the ratio of rentable square feet to usable square feet. The intent of the parties is that Tenant will obtain the same rent and other economic benefits that landlords would otherwise give in Comparable Transactions and that Landlord will make and receive the same economic payments and concessions that landlords would otherwise make and receive in Comparable Transactions. Within fifteen (15) days after receipt of Tenant’s Election Notice, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any, and the other terms and conditions offered. Tenant shall, within ten (10) Business Days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:
(a) Base Rent shall be adjusted to the Prevailing Rental Rate with annual escalations;
(b) Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and
(c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.
If Tenant notifies Landlord that Tenant rejects Landlord’s determination of the Prevailing Rental Rate, Landlord and Tenant shall, thereafter, in good faith, diligently work to reach agreement as to the applicable

Prevailing Rental Rate for the next-succeeding thirty (30) days (the “Negotiation Period”). As of the date of expiration of the Negotiation Period, Landlord and Tenant have not agreed in writing as to the amount of the Base Rent, the parties shall determine the projected Prevailing Rental Rate in accordance with the following procedure (which procedure is herein referred to as the “Three-Appraiser Method”). Landlord and Tenant shall each appoint one (1) real estate appraiser, and the two (2) so appointed shall select a third. Said real estate appraisers shall each be licensed in the state in which the Premises is located, specializing in the field of commercial real estate rental in South San Mateo County, California, having no less than ten (10) years’ experience in such field, unaffiliated with either Landlord or Tenant and recognized as ethical and reputable within their field. Landlord and Tenant agree to make their appointments promptly within ten (10) days after expiration of the Negotiation Period, or sooner if mutually agreed upon. The two (2) appraisers selected by Landlord and Tenant shall promptly select a third appraiser within fifteen (15) days after they both have been appointed, and each appraiser, within fifteen (15) days after the third appraiser is selected, shall submit his or her determination of the then projected Prevailing Rental Rate. The Prevailing Rental Rate shall be the mean of the two (2) closest rental determinations. If either Landlord or Tenant fails to appoint an appraiser within the time period specified in this paragraph, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such appraiser’s decision shall be binding upon Landlord and Tenant. Each party shall pay the fees and expenses of the appraiser appointed by or on behalf of it, and each shall pay one-half of the fees and expenses of the third appraiser.
Tenant shall confirm Tenant’s acceptance of the determination of the Prevailing Rental Rate by executing (or making good faith corrective comments to) an amendment to this Lease memorializing the same within ten (10) Business Days of such determination (herein the “Extension Amendment”). Tenant’s failure to execute (or make comments to) and deliver the Extension Amendment to Landlord within such 10 Business Day period shall not otherwise rescind Tenant’s exercise of the option set forth herein.
Notwithstanding anything in the foregoing to the contrary, at Landlord’s option, and in addition to all of Landlord’s remedies under this Lease, at law or in equity, the right to extend the Term of this Lease hereinabove granted to Tenant shall not be deemed to be properly exercised if, as of the date Tenant exercises its extension right, an Event of Default on the part of Tenant exists. Further, Tenant’s rights under this Exhibit shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof, or (3) Tenant assigns any of its interest in this Lease to any party other than a Permitted Transferee.

EXHIBIT I

CONTRACTOR INSURANCE REQUIREMENTS

Contractor shall procure and maintain in effect during the term of the contract the insurance coverage’s described, which insurance shall be placed with insurance companies approved by Owner and having a general policyholders’ rating of not less than “A” and a financial rating of not less than “8” or better by the latest issue of Best’s Key Rating Guide. Such insurance companies shall be licensed and authorized to do business in the jurisdiction in which the Property is located.

Contractor, at its sole cost and expense, shall procure and maintain the following policies of insurance:
A.Worker’s Compensation Insurance with statutory benefits and limits which shall fully comply with all applicable state and federal requirements and which shall also include Broad Form All States and Voluntary Compensation Endorsements and Employer’s Liability Insurance with limits of not less than $1,000,000 per accident, $1,000,000 per disease, and a $2,000,000 policy limit.

B.Automobile Liability Insurance in Contractor’s name covering all owned, non-owned, leased and hired vehicles utilized by Contractor, with a combined single limit per occurrence for bodily injury and property damage of not less than $1,000,000.

C.Commercial General Liability Insurance on an occurrence basis in Contractor’s name, providing coverage of not less than $3,000,000 per occurrence, which shall include: Bodily Injury, Personal Injury, Products and Completed Operations (for a minimum of two (2) years after final acceptance), Blanket Contractual Liability and Broad Form Property Damage coverage, with bodily injury and property damage of combined single limits of not less than $3,000,000 per occurrence. The required policy shall not contain any limitation of coverage and/or exclusion coverage for Explosion, Collapse and Underground Hazards (X, C, U). Contractor may provide the coverage required herein through the use of a primary liability policy and umbrella liability policies.

D.Additional Insured’s: Contractor shall add Owner, Manager and Associates as additional insured’s to Contractor’s Liability Policy.

Contractor agrees with respect to all insurance provided or required (except Worker’s Compensation and Professional Liability coverage) to require each policy (through endorsement or otherwise) to contain the following wording:

“It is agreed that the ‘Person Insured’ provision of this policy is amended to include 101 Redwood Shores LLC and Diamond Investment Properties, Inc. and their officers, directors, shareholders, members, and employees as Additional Insured, jointly and severally, with respect to any coverage afforded by this policy, but only with respect to operations by, or on behalf of, or to facilities of, used by, or for, the Named Insured. It is further agreed that this insurance shall not be prejudiced as to these Additional Insured by any act or negligence, error or omission of the Named Insured as respects payment of premium, reporting of claims, or any other duties required of the Named Insured by the policy.”
All Certificates of Insurance and all notices required shall be sent to:

101 REDWOOD SHORES LLC

c/o Diamond Investment Properties, Inc.
2000 Sierra Point Parkway, Suite 100
Brisbane, CA 94005
EMAIL:[**]
PHONE: [**]

EXHIBIT J

FORM OF SVB LETTER OF CREDIT

L/C DRAFT LANGUAGE

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _____________

ISSUE DATE: ______________, 2019

ISSUING BANK:
SILICON VALLEY BANK
3003 TASMAN DRIVE
2ND FLOOR, MAIL SORT HF210
SANTA CLARA, CALIFORNIA 95054

BENEFICIARY:
101 REDWOOD SHORES LLC
C/O DIAMOND INVESTMENT PROPERTIES, INC.
2000 SIERRA POINT PARKWAY, SUITE 100
BRISBANE, CA 94005
ATTN: [**]

APPLICANT:
ZUORA INC.
3050 SOUTH DELAWARE STREET
SUITE 301
SAN MATEO, CA 94403

AMOUNT: US$3,000,000.00 (THREE MILLION AND 00/100 U.S. DOLLARS)

EXPIRATION DATE: _______, 2020 [ 1 YEAR FROM LC ISSUANCE DATE]

PLACE OF EXPIRATION: ISSUING BANK’S COUNTERS AT ITS ABOVE ADDRESS

DEAR SIR/MADAM:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF_______ IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT IN THE FORM OF EXHIBIT “A” ATTACHED AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.
2. BENEFICIARY’S SIGNED STATEMENT STATING AS FOLLOWS:

“THE UNDERSIGNED, AN AUTHORIZED SIGNATORY OF THE BENEFICIARY OF SILICON VALLEY BANK, LETTER OF CREDIT NO. SVBSF______, CERITIFIES THAT THE BENEFICIARY IS ENTITLED TO MAKE THIS DRAW PURSUANT TO THE PROVISIONS OF THAT CERTAIN LEASE DATED ______, 20__
[INSERT DATE], BETWEEN BENEFICIARY, AS LANDLORD AND APPLICANT, AS TENANT (AS SUCH LEASE MAY BE AMENDED, RESTATED OR REPLACED).”

PARTIAL DRAWS AND MULTIPLE PRESENTATIONS ARE ALLOWED.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY CERTIFIED MAIL OR OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND SEPTEMBER 30, 2030. IN THE EVENT OF SUCH NOTICE OF NON-EXTENSION, YOU MAY DRAW HEREUNDER WITH A DRAFT STATED ABOVE AND ACCOMPANIED BY THIS ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY, ALONG WITH YOUR SIGNED STATEMENT STATING THAT YOU HAVE RECEIVED A NON-EXTENSION NOTICE FROM SILICON VALLEY BANK AND YOU HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT ACCEPTABLE TO YOU.

ALL DEMANDS FOR PAYMENT SHALL BE MADE BY PRESENTATION OF THE REQUIRED DOCUMENT(S) AT OUR OFFICE (THE “BANK’S OFFICE”) AT: SILICON VALLEY BANK, 3003 TASMAN DRIVE, MAIL SORT HF 210, SANTA CLARA, CA 95054, ATTENTION: GLOBAL TRADE FINANCE.

FACSIMILE PRESENTATIONS ARE ALSO PERMITTED. SHOULD BENEFICIARY WISH TO MAKE A PRESENTATION UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION IT NEED NOT TRANSMIT THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS, IF ANY. EACH FACSIMILE TRANSMISSION SHALL BE MADE AT: [**] OR [**]; AND UNDER CONTEMPORANEOUS TELEPHONE ADVICE TO: [**] OR [**], ATTENTION: GLOBAL TRADE FINANCE. ABSENCE OF THE AFORESAID TELEPHONE ADVICE SHALL NOT AFFECT OUR OBLIGATION TO HONOR ANY DRAW REQUEST.

THIS LETTER OF CREDIT IS TRANSFERABLE IN WHOLE BUT NOT IN PART ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND FOR THE THEN AVAILABLE AMOUNT, ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINALS OR COPIES OF ALL AMENDMENTS, IF ANY, TO THIS LETTER OF CREDIT MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATED IN THIS LETTER OF CREDIT TOGETHER WITH OUR TRANSFER FORM ATTACHED HERETO AS EXHIBIT B DULY EXECUTED. APPLICANT SHALL PAY OUR TRANSFER FEE OF ¼ OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT; PROVIDED THAT THE FAILURE OF APPLICANT TO PAY ANY SUCH TRANSFER FEE SHALL NOT DELAY OR OTHERWISE AFFECT THE TRANSFER. EACH TRANSFER SHALL BE EVIDENCED BY EITHER (1) OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND

WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE OR (2) OUR ISSUING A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

IF YOU HAVE ANY QUESTIONS REGARDING THIS TRANSACTION, PLEASE CONTACT ______ AT 408-_______, ALWAYS QUOTING OUR LETTER OF CREDIT NO. SVBSF____.

SILICON VALLEY BANK

__[BANK USE]_______________ _____[BANK USE]__________

AUTHORIZED SIGNATURE AUTHORIZED SIGNATURE

EXHIBIT A

DATE: _______________ REF. NO. ___________________
AT SIGHT OF THIS DRAFT
PAY TO THE ORDER OF US$_________________
US DOLLARS _____________________________________________________________________
DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, STANDBY
LETTER OF CREDIT NUMBER NO. _______________________ DATED ___________________
TO: SILICON VALLEY BANK
3003 TASMAN DRIVE _______________________________
SANTA CLARA, CA 95054 (BENEFICIARY'S NAME)
Authorized Signature

GUIDELINES TO PREPARE THE DRAFT
1. DATE: ISSUANCE DATE OF DRAFT.
2. REF. NO.: BENEFICIARY'S REFERENCE NUMBER, IF ANY.
3. PAY TO THE ORDER OF: NAME OF BENEFICIARY AS INDICATED IN THE L/C (MAKE SURE BENEFICIARY ENDORSES IT ON THE REVERSE SIDE).
4. US$: AMOUNT OF DRAWING IN FIGURES.
5. USDOLLARS: AMOUNT OF DRAWING IN WORDS.
6. LETTER OF CREDIT NUMBER: SILICON VALLEY BANK'S STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.
7. DATED: ISSUANCE DATE OF THE STANDBY L/C.
8. BENEFICIARY'S NAME: NAME OF BENEFICIARY AS INDICATED IN THE L/C.
9. AUTHORIZED SIGNATURE: SIGNED BY AN AUTHORIZED SIGNER OF BENEFICIARY.

IF YOU HAVE QUESTIONS RELATED TO THIS STANDBY LETTER OF CREDIT PLEASE CONTACT US AT ______________.

EXHIBIT B
FORM OF TRANSFER FORM

DATE:

TO: SILICON VALLEY BANK

3003 TASMAN DRIVE	RE: IRREVOCABLE STANDBY LETTER OF CREDIT

SANTA CLARA, CA 95054	NO. ISSUED BY

ATTN: GLOBAL TRADE FINANCE	SILICON VALLEY BANK, SANTA CLARA

STANDBY LETTERS OF CREDIT	L/C AMOUNT:
GENTLEMEN:
FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:
_________________________________________________________________________________________
(NAME OF TRANSFEREE)
_________________________________________________________________________________________
(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO EITHER (1) ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER, OR (2) ISSUE A REPLACEMENT LETTER OF CREDIT TO THE TRANSFEREE ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS THE TRANSFERRED LETTER OF CREDIT (IN WHICH EVENT THE TRANSFERRED LETTER OF CREDIT SHALL HAVE NO FURTHER EFFECT).

SIGNATURE AUTHENTICATED
The name(s), title(s), and signature(s) conform to that/those on file with us for the company and the signature(s) is/are authorized to execute this instrument.
_________________________________________________

(Name of Bank)
_________________________________________________
(Address of Bank)
_________________________________________________
(City, State, ZIP Code)
_________________________________________________
(Authorized Name and Title)
_________________________________________________
(Authorized Signature)
_________________________________________________
(Telephone number)

SINCERELY,
_____________________________
(BENEFICIARY’S NAME)
_____________________________
(SIGNATURE OF BENEFICIARY)
_____________________________
(NAME AND TITLE)

EXHIBIT K

CONCEPTUAL PLAN

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